Filed Pursuant to Rule 424(b)(3)
Registration No. 333-225551

Amendment No. 1 dated June 4, 2020+ to PROSPECTUS SUPPLEMENT dated June 2, 2020 (To Prospectus dated October 31, 2018)

$100,000,000 ETRACS Monthly Pay 1.5x Leveraged Mortgage REIT ETN due June 10, 2050

The UBS AG ETRACS Monthly Pay 1.5x Leveraged Mortgage REIT ETN due June 10, 2050 (the “Securities”) are senior unsecured debt securities issued by UBS AG (“UBS”) that provide 1.5 times leveraged long exposure to the compounded quarterly performance of the MVIS US Mortgage REITs Index (the “Index”), reduced by the Accrued Fees (as described below). If a Permanent Deleveraging Event occurs (as described below) the leverage of the Securities will be permanently reset to 1.0 for the remaining term of the Securities. In addition, the occurrence of Loss Rebalancing Events (as described below) will result in more frequent than quarterly compounding. The Accrued Fees consist of (i) an Accrued Tracking Fee (as described below) based on a fee rate of 0.95% per annum, and (ii) an Accrued Financing Fee (as described below). The Securities are 1.5 times leveraged with respect to the Index and, as a result, will benefit from 1.5 times any beneficial, but will be exposed to 1.5 times any adverse, compounded quarterly performance (unless a Permanent Deleveraging Event has occurred) of the Index. You will receive a cash payment at maturity or upon exercise by UBS of its call right or upon acceleration upon the occurrence of a Zero Value Event, or upon early redemption, based on the compounded leveraged quarterly performance of the Index or, if a Permanent Deleveraging Event has occurred, based on the subsequent unleveraged performance of the Index, less the Accrued Fees (as described below). In the case of an early redemption, the cash payment would be less an additional Redemption Fee Amount (as described below). The Securities may pay a monthly coupon during their term.

The Securities do not guarantee any return of your initial investment and may not pay any coupon. You will lose some or all of your principal at maturity, early redemption or upon exercise by UBS of its Call Right, if the compounded leveraged quarterly return (or unleveraged daily returns, if a Permanent Deleveraging Event has occurred) of the Index is insufficient to offset the combined negative effect of the Accrued Fees and the Redemption Fee Amount, if applicable (less any Coupon Amounts you may be entitled to receive). The occurrence of Loss Rebalancing Events will result in more frequent than quarterly compounding. You will lose some or all of your principal in the event of an early, automatic termination upon the occurrence of a Zero Value Event. Any payment on the Securities at maturity, or upon redemption, or exercise by UBS of its Call Right, or upon acceleration upon the occurrence of a Zero Value Event, is subject to the creditworthiness of UBS and is not guaranteed by any third party. In addition, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities.

The Securities are intended to be trading tools for sophisticated investors as part of an overall diversified portfolio. They are designed to achieve their stated investment objectives on a quarterly basis (or shorter basis under circumstances described herein). Their performance over longer periods of time can differ significantly from their stated objectives. The Securities are riskier than securities that have intermediate or long-term investment objectives, and may not be suitable for investors who have a “buy and hold” strategy. Accordingly, the Securities should be purchased only by knowledgeable investors who understand the potential consequences of investing in the Index and of seeking quarterly compounding leveraged long investment results. Investors should actively and continuously monitor their investments in the Securities, even intra-day. It is possible that you will suffer significant losses in the Securities even if the long-term performance of the Index is positive.

Although the Securities have been approved for listing on NYSE Arca, subject to official notice of issuance, there is no guarantee that a liquid market will develop or be maintained.

General Considerations for the Securities

➢	The Securities are senior unsecured debt securities issued by UBS, maturing on June 10, 2050.

➢	The initial issuance of the Securities will trade on June 2, 2020 and settle on June 5, 2020.

➢	The Securities do not guarantee any return of principal and, although they may pay a monthly coupon payment, there is no guaranteed fixed coupon or interest amount during their term.

➢

The Securities are intended to provide a 1.5 times leveraged long exposure to the compounded quarterly performance of the Index. If a Permanent Deleveraging Event occurs, such long exposure will become unleveraged or 1.0

➢

An Accrued Tracking Fee (based on a rate of 0.95% per annum of the Current Principal Amount times the Index Factor) and an Accrued Financing Fee (based on a three-month U.S. Dollar LIBOR rate + 0.95% per annum, of 0.5 times the Current Principal Amount) are deducted from the Closing Indicative Value on a daily basis.

➢

If, at any time, the Intraday Index Value on any Index Business Day (other than an Excluded Day) decreases 15% in value from the Last Reset Index Closing Level, the then-current leverage of your Securities will be reset to 1.5 even though such date is not a Quarterly Reset Valuation Date.

➢

If, at any time, the Intraday Index Value on any Index Business Day (other than an Excluded Day) decreases 50% in value from the Last Reset Index Closing Level, your Securities will be deleveraged with the aim of permanently resetting the then-current leverage to 1.0 and thereafter, the Securities will only provide an unleveraged return based on the Index for the remaining term of the Securities.

➢

If, at any time, the Intraday Index Value on any Index Business Day (other than an Excluded Day) decreases 66.66667% in value from the Last Reset Index Closing Level, your Securities will be accelerated and redeemed by UBS, and you will receive the Zero Value Settlement Amount which will be based on the Accrued Dividend, minus the Accrued Fees, and plus the Measurement Period Cash Amount as applicable. The Zero Value Settlement Amount may be zero.

➢

You may receive a cash payment at maturity or upon exercise by UBS of its call right with respect to the Securities based on the Closing Indicative Value of the Securities at the end of the applicable Measurement Period (if any) at maturity or upon call, as described herein. However any such payment may be zero.

➢

You may exercise your right to early redemption with a minimum redemption amount of 50,000 Securities if you comply with the required procedures described herein. You will receive a cash payment upon early redemption based on the Closing Indicative Value on the Redemption Valuation Date, less the Redemption Fee Amount, as described herein.

➢

The underlying index is designed to track the overall performance of publicly-traded mortgage REITS that are listed and incorporated in the United States and derive at least 50% of their revenues from mortgage-related activities. You should expect the trading price and Current Principal Amount of the Securities to be volatile.

See “Risk Factors” beginning on page S-35 for a description of risks related to an investment in the Securities. Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not deposit liabilities of UBS AG and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency in the United States, Switzerland or any other jurisdiction. An investment in the Securities carries risks that are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The Securities have different yield, liquidity and risk profiles and will not benefit from any protection provided to deposits.

UBS Investment Bank	(cover continued on next page)

Prospectus Supplement dated June 2, 2020

*

UBS AG Exchange Traded Access Securities (ETRACS) issued prior to June 12, 2015 are part of a series of UBS AG debt securities entitled “Medium Term Notes, Series A,” and UBS Switzerland AG is a co-obligor of such debt securities. The Securities offered hereby are part of a series of UBS AG debt securities entitled “Medium Term Notes, Series B” which do not benefit from the co-obligation of UBS Switzerland AG.

The principal terms of the Securities are as follows:

Issuer:	UBS AG (London Branch)

Series:	Medium-Term Notes, Series B

Initial Trade Date:	June 2, 2020

Initial Settlement Date:	June 5, 2020

Term:	30 years, subject to your right to require UBS to redeem your Securities on any Redemption Date, UBS’s Call Right or Automatic Acceleration upon Zero Value Event, each as described below.

Maturity Date:	June 10, 2050, subject to adjustment

Stated Principal Amount:	$25.00 per Security. If the Securities undergo a split or reverse split, the Stated Principal Amount will be adjusted accordingly.

Index:	The return on the Securities is based upon the performance of the MVIS US Mortgage REITs Index (Bloomberg: “MVMORT”; Reuters: “.MVMORT”). The Index tracks the overall performance of publicly-traded mortgage REITs that are listed and incorporated in the United States and derive at least 50% of their revenues from mortgage-related activity. See “The MVIS US Mortgage REITs Index” beginning on page S-60.

Closing Indicative Value:

The Closing Indicative Value represents the dollar value per Security that an investor would receive on any day if it redeemed the Security that day (excluding any Redemption Fee Amount).

The “Closing Indicative Value” per Security, will be calculated as follows:

(1)  On the Initial Trade Date, $25.00 per Security;

(2)  On any other calendar day, prior to the first day of an applicable Measurement Period, an amount per Security equal to:

     (Current Principal Amount on the immediately preceding calendar day × Index Factor) - Accrued Fees + Accrued Dividend

(3)  From and including the first day of an applicable Measurement Period, an amount per Security equal to:

     (Current Principal Amount, on the calendar day immediately preceding the first day of the Measurement Period × Index Factor × Residual Factor) - Accrued Fees + Accrued Dividend + Measurement Period Cash Amount

(4)  The minimum value of the Closing Indicative Value on any calendar day will be zero

If a Zero Value Event occurs on any Index Business Day then the Closing Indicative Value will be equal to the Zero Value Settlement Amount on the date on which the Zero Value Event occurred, and on all future calendar days. Upon the occurrence of a Zero Value Event, investors will likely lose all or substantially all of their investment. You will not benefit from any future exposure to the Index after the occurrence of a Zero Value Event. See “Specific Terms of the Securities — Automatic Acceleration Upon Zero Value Event” beginning on page S-87.

The actual trading price of the Securities in the secondary market may vary significantly from their Closing Indicative Value.

If the Securities undergo a split or reverse split, the Closing Indicative Value will be adjusted accordingly.

Current Indicative Value / intraday indicative value:

The “Current Indicative Value” (or “intraday indicative value”), as determined by the Security Calculation Agent, means the Closing Indicative Value per Security calculated on an intraday basis on any Index Business Day. For the purposes of calculating the Current Indicative Value, the Index Factor will be determined using the Intraday Index Value. The minimum value of the Current Indicative Value on any calendar day will be zero.

From and including the first day of an applicable Measurement Period, the Current Indicative Value will be calculated using (i) the Measurement Period Cash Amount from the immediately preceding calendar day, and (ii) the Residual Factor from the immediately preceding calendar day.

If a Zero Value Event occurs during any Index Business Day then the Current Indicative Value (or “intraday indicative value”) will be equal to the Zero Value Settlement Amount, subsequent to the event on the date on which the Zero Value Event occurred, and on all future calendar days. Upon the occurrence of a Zero Value Event, investors will likely lose all or substantially all of their investment. You will not benefit from any future exposure to the Index after the occurrence of a Zero Value Event. See “Specific Terms of the Securities — Automatic Acceleration Upon Zero Value Event” beginning on page S-87.

The actual trading price of the Securities in the secondary market may vary significantly from their Current Indicative Value (or intraday indicative value).

If the Securities undergo a split or reverse split, the Current Indicative Value (or intraday indicative value) will be adjusted accordingly.

Current Principal Amount:	The Current Principal Amount represents the unleveraged notional investment in the Index Constituent Securities per Security at the close of trading on any Reset Valuation Date. The notional financing amount per Security in order to generate the leveraged returns would be approximately half of the Current Principal Amount at the close of trading on any Reset Valuation Date. If a Permanent Deleveraging Event occurs, the leverage of your Securities will be permanently reset to 1.0 and the notional financing amount will be equal to zero for the remaining term of the Securities. If a Zero Value Event occurs prior to your Securities permanently resetting to 1.0 at the end of the Second Permanent Deleveraging Valuation Date, then your Securities will be fully redeemed at a fixed residual amount equal to the Zero Value Settlement Amount (which may be zero).

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The “Current Principal Amount” per Security, will be calculated as follows:

(1)  From and including the Initial Trade Date to and excluding the subsequent Reset Valuation Date, $25.00 per Security;

(2)  At the close of trading on each Reset Valuation Date after the Initial Trade Date, the Current Principal Amount of the Securities will be reset as follows:

New Current Principal Amount = (Current Principal Amount on immediately preceding calendar day × Index Factor) – Accrued Fees

The Current Principal Amount will not change until the subsequent Reset Valuation Date.

If a day that would otherwise be a Reset Valuation Date occurs on or after the first day of an applicable Measurement Period, such day will not be a valid Reset Valuation Date.

If a Zero Value Event occurs on any Index Business Day then the Current Principal Amount will be equal to zero on the date on which the Zero Value Event occurred, and on all future calendar days. Upon the occurrence of a Zero Value Event, investors will likely lose all or substantially all of their investment. You will not benefit from any future exposure to the Index after the occurrence of a Zero Value Event. See “Specific Terms of the Securities — Automatic Acceleration Upon Zero Value Event” beginning on page S-87.

If the Securities undergo a split or reverse split, the Current Principal Amount will be adjusted accordingly.

Leverage Factor:

The “Leverage Factor” is:

(1)  Until the occurrence of a Permanent Deleveraging Event and close of trading on the Second Permanent Deleveraging Valuation Date, the Leverage Factor will equal 1.5

(2)  If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging Valuation Date, the Leverage Factor will equal 1.0

Index Factor:

The Index Factor represents the leveraged percentage change in the Index level since the Last Reset Index Closing Level. The Index Factor times the applicable Current Principal Amount on the preceding calendar day represents the current value of the unleveraged notional amount per Security that is deemed invested in the Index on any calendar day. This does not reflect the Redemption Amount that an investor would receive upon early redemption on such calendar day.

The “Index Factor” is:

1 + (Leverage Factor × Index Performance Ratio)

If a Zero Value Event occurs at any time during any Index Business Day then the Index Factor will be equal to zero subsequent to the event on the date on which the Zero Value Event occurred, and on all future calendar days. Upon the occurrence of a Zero Value Event, investors will likely lose all or substantially all of their investment. You will not benefit from any future exposure to the Index after the occurrence of a Zero Value Event. See “Specific Terms of the Securities — Automatic Acceleration Upon Zero Value Event” beginning on page S-87.

Index Performance Ratio:

The “Index Performance Ratio” will be calculated as follows:

Index Closing Level – Last Reset Index Closing Level

Last Reset Index Closing Level

On any calendar day that is not an Index Business Day, the Index Closing Level will be equal to the Index Closing Level on the Index Business Day immediately preceding such calendar day.

Reset Valuation Date:

A Reset Valuation Date represents a day when the Current Principal Amount is reset at the close of trading.

The “Reset Valuation Date” means:

(1)  Any calendar day up to and including the Second Permanent Deleveraging Valuation Date, that is either: (i) the Initial Trade Date, (ii) a Quarterly Reset Valuation Date, (iii) a Loss Rebalancing Valuation Date (iv) the First Permanent Deleveraging Valuation Date, or (v) the Second Permanent Deleveraging Valuation Date; and

(2)  Any calendar day following the Second Permanent Deleveraging Valuation Date.

The definition of each valuation date is set forth below.

If a day that would otherwise be a Reset Valuation Date occurs on or after the first day of an applicable Measurement Period, such day will not be a valid Reset Valuation Date and the Last Reset Index Closing Level will remain the same.

Last Reset Index Closing Level:

On any calendar day, the “Last Reset Index Closing Level” is the Index Closing Level on the most recent Reset Valuation Date.

The initial Last Reset Index Closing Level is 156.926, the Index Closing Level on the Initial Trade Date as reported by Bloomberg L.P. and Reuters.

Accrued Fees:

“Accrued Fees” as of any date of determination means, the Accrued Tracking Fee + the Accrued Financing Fee.

If the Securities undergo a split or reverse split, the Accrued Fees will be adjusted accordingly.

Daily Tracking Fee:	The Daily Tracking Fee represents the investor fees calculated each day on the current value of the unleveraged notional amount invested in the Index per Security. These charges accrue and compound during the applicable period, and will reduce any amount you are entitled to receive at maturity, early redemption, call or acceleration upon the occurrence of a Zero Value Event.

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The “Daily Tracking Fee” per Security, will be calculated as follows:

(1)  On the Initial Trade Date, zero per Security.

(2)  The Daily Tracking Fee on any subsequent calendar day, is equal to: (a) (i) 0.95%, times (ii) the Current Principal Amount on the immediately preceding calendar day, times (iii) the Index Factor, on such calendar day, times (iv) the Residual Factor, on the immediately preceding calendar day, divided by (b) 365

(3)  The minimum value of the Daily Tracking Fee on any calendar day will be zero.

If the Securities undergo a split or reverse split, the Daily Tracking Fee will be adjusted accordingly.

Accrued Tracking Fee:

The “Accrued Tracking Fee” per Security, will be calculated as follows:

(1)  On the Initial Trade Date, the Accrued Tracking Fee is equal to zero

(2)  On any subsequent calendar day, the Accrued Tracking Fee is equal to: (a) the Accrued Tracking Fee as of the immediately preceding calendar day, plus (b) the Daily Tracking Fee on such calendar day

(3)  On the calendar day after each Reset Valuation Date, the Accrued Tracking Fee is reset to be equal to the Daily Tracking Fee on such calendar day

Financing Rate:

The “Financing Rate” will equal the sum of (a) 0.95% and (b) three-month U.S. Dollar LIBOR on the immediately preceding London Business Day. The minimum value of the three-month U.S. Dollar LIBOR rate (or any successor base rate, as described below) used on any calendar day will be zero. The minimum Financing Rate at any time will be 0.95%.

The three-month U.S. Dollar LIBOR rate is the London interbank offered rate (ICE LIBOR) for three-month deposits in U.S. Dollars, which is displayed on Reuters page “LIBOR01” (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Security Calculation Agent) (“LIBOR”), as of 11:00 a.m., London time. See “Specific Terms of the Security — Cash Settlement Amount at Maturity” for provisions relating to determining a successor Financing Rate if the Security Calculation Agent determines that LIBOR has been discontinued or is no longer representative of the underlying market or economic reality.

For example, 1.68275% was the three-month U.S. Dollar LIBOR rate on February 20, 2020, which was a London Business Day. The Financing Rate on February 21, 2020 would therefore have been equal to: 0.95% + 1.68275%, or 2.63275%.

Daily Financing Fee:

The Daily Financing Fee seeks to compensate UBS for providing investors with a leveraged participation in movements of the Index and is intended to approximate the financing costs that investors may have otherwise incurred had they sought to borrow funds at a similar rate from a third party to invest in the Securities. These charges accrue and compound during the applicable period, and will reduce any amount that you will be entitled to receive at maturity, early redemption, call or acceleration upon the occurrence of a Zero Value Event.

The “Daily Financing Fee” per Security, will be calculated as follows:

(1)  On the Initial Trade Date, $0.00 per Security.

(2)  The Daily Financing Fee on any subsequent calendar day, is equal to: (a) (i) 0.5, times (ii) the Financing Rate, on such calendar day, times (iii) the Current Principal Amount, on the immediately preceding calendar day, times (iv) the Residual Factor, on the immediately preceding calendar day, divided by (b) 360

(3)  If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging Valuation Date, the Daily Financing Fee will be equal to zero

(4)  The minimum value of the Daily Financing Fee on any calendar day will be zero.

If the Securities undergo a split or reverse split, the Daily Financing Fee will be adjusted accordingly.

Accrued Financing Fee:

The “Accrued Financing Fee” per Security will be calculated as follows:

(1)  On the Initial Trade Date, the Accrued Financing Fee is equal to zero

(2)  On any subsequent calendar day, the Accrued Financing Fee is equal to: (a) the Accrued Financing Fee as of the immediately preceding calendar day, plus (b) the Daily Financing Fee on such calendar day

(3)  On the calendar day after each Reset Valuation Date, the Accrued Financing Fee is reset to be equal to the Daily Financing Fee on such calendar day

(4)  If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging Valuation Date, the Accrued Financing Fee will be equal to zero

Accrued Dividend:

The “Accrued Dividend” per Security, will be calculated as follows:

(1)  On the Initial Trade Date, the Accrued Dividend is equal to zero.

(2)  On any subsequent calendar day, the Accrued Dividend is equal to: (a) the Accrued Dividend as of the immediately preceding calendar day, plus (b) the Daily Dividend on such calendar day, minus (c) the Coupon Amount on such calendar day.

If the Securities undergo a split or reverse split, the Accrued Dividend will be adjusted accordingly.

Coupon Amount:	The “Coupon Amount” per Security, will be calculated as follows: (1) On any calendar day that is not a Coupon Ex-Date, the Coupon Amount is equal to zero.

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(2)  On any calendar day that is a Coupon Ex-Date, the Coupon Amount will equal the Accrued Dividend on the Coupon Valuation Date immediately preceding such Coupon Ex-Date.

(3)  The minimum value of the Coupon Amount will be zero.

If a day that would otherwise be a Coupon Ex-Date occurs on or after the first day of an applicable Measurement Period, such day will not be a valid Coupon Ex-Date and all further Coupon Ex-Dates will be suspended. In this case, the Coupon Amount corresponding to such Coupon Ex-Date will be included in the Cash Settlement Amount or Call Settlement Amount payable at maturity or call, respectively.

If a Zero Value Event occurs on an Index Business Day that would otherwise be a Coupon Ex-Date, such day will not be a valid Coupon Ex-Date and all further Coupon Ex-Dates will be suspended. In this case, the Coupon Amount corresponding to such Coupon Ex-Date will be included in the Zero Value Settlement Amount payable on the Zero Value Settlement Date.

For each Security you hold on the applicable Coupon Record Date you may receive on each Coupon Payment Date an amount in cash equal to the Coupon Amount, if any. As further described in “Specific Terms of the Securities — Coupon Payment” beginning on page S-74, the Coupon Amount will equal the sum of the cash distributions that a hypothetical holder of Index constituents would have been entitled to receive in respect of the Index constituents during the relevant period.

Notwithstanding the foregoing, with respect to cash distributions or dividends on an Index Constituent Security which is scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index Constituent Security fails to pay the dividend or distribution to holders of such Index Constituent Security by the scheduled payment date for such dividend or distribution, such dividend or distribution will be assumed to be zero for the purposes of calculating the applicable Coupon Amount. Any such delayed dividend or distribution payments from the issuer of an Index Constituent Security will be attributed back to the Accrued Dividend and included in the next Coupon Amount.

If the Securities undergo a split or reverse split, the Coupon Amount will be adjusted accordingly.

Daily Dividend:

The “Daily Dividend” is intended to approximate the amount of distributions in dollars that a holder of the Securities would receive if such holder held a leveraged investment in the Index Constituent Securities directly.

The Daily Dividend per Security on any calendar day is equal to: (a) (i) the Index Dividend Point, times (ii) the Leverage Factor, times (iii) the Current Principal Amount on the immediately preceding calendar day, times (iv) the Residual Factor on the immediately preceding calendar day, divided by (b) the Last Reset Index Closing Level

Index Dividend Point:

The “Index Dividend Point” as determined by the Index Calculation Agent on any calendar day, represents the total cash value of distributions that a hypothetical holder of the Index Constituent Securities, in proportion to the weights of the Index Constituent Securities, would have been entitled to receive with respect to any Index Constituent Security for those cash distributions whose “ex-dividend date” occurs on such calendar day. The Index Dividend Point may not be publicly disseminated by the Index Calculation Agent. The data used to calculate the Index Dividend Point is the property of the Index Calculation Agent and investors may be required to pay a fee and meet any other requirements of the Index Calculation Agent in order to access such information.

The Index Dividend Point on any calendar day means an amount per Security equal to the sum of the products of (i) the cash value of distributions, that a hypothetical holder of one share of each Index Constituent Security on such calendar day would have been entitled to receive in respect of that Index Constituent Security for those cash distributions whose “ex-dividend date” occurs on such calendar day and (ii) the number of units of that Index Constituent Security included in the Index as of such date.

Quarterly Reset Valuation Date:

The “Quarterly Reset Valuation Date” is the last Index Business Day of January, April, July and October of each calendar year during the term of the Securities (other than an Excluded Day, as defined herein), subject to adjustment as described under “Specific Terms of the Securities — Market Disruption Event”.

For purposes of the “Quarterly Reset Valuation Date” definition, an “Excluded Day” means (i) the Index Business Day immediately preceding the first day of an applicable Measurement Period and any calendar day thereafter, and (ii) any calendar day after the Second Permanent Deleveraging Valuation Date.

Loss Rebalancing Event:

A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current leverage to approximately 1.5. This means that after a Loss Rebalancing Event, a constant percentage increase in the Index Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Loss Rebalancing Event.

A “Loss Rebalancing Event” occurs if, at any time, the Intraday Index Value on such Index Business Day (other than an Excluded Day, as defined herein) decreases by 15% or more in value from the previous Last Reset Index Closing Level.

For purposes of the “Loss Rebalancing Event” definition, an “Excluded Day” means (i) the Index Business Day immediately preceding any Quarterly Reset Valuation Date, if a Loss Rebalancing Event occurs after 3:15 p.m. on such day, (ii) any Quarterly Reset Valuation Date, (iii) any Loss Rebalancing Valuation Date, (iv) the Index Business Day immediately preceding the first day of an applicable Measurement Period, if a Loss Rebalancing Event occurs after 3:15pm on such day, (v) any calendar day from and including the first day of an applicable Measurement Period, (vi) the First or Second Permanent Deleveraging Valuation Dates, (vii) any calendar day after the Second Permanent Deleveraging Valuation Date, (viii) a Zero Value Event date, and (ix) any calendar day after the Zero Value Event date.

Loss Rebalancing Events may occur multiple times over the term of the Securities and may occur multiple times during a single calendar quarter. See “Specific Terms of the Securities — Loss Rebalancing Events” beginning on page S-89.

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Loss Rebalancing Valuation Date:

The “Loss Rebalancing Valuation Date” means:

(1)  if a Loss Rebalancing Event occurs at or prior to 3:15 p.m. on an Index Business Day, the day that such Loss Rebalancing Event occurs, subject to adjustment as described under “Specific Terms of the Securities — Market Disruption Event”;

(2)  if a Loss Rebalancing Event occurs after 3:15 p.m. on an Index Business Day, the first Index Business Day following the occurrence of such Loss Rebalancing Event, subject to adjustment as described under “Specific Terms of the Securities — Market Disruption Event”.

Permanent Deleveraging Event:

A Permanent Deleveraging Event will have the effect of deleveraging your Securities, with the aim of permanently resetting the then-current leverage to 1.0, over two Index Business Days. The leverage at the end of the First Permanent Deleveraging Valuation Date is reset to approximately 1.5 and the leverage at the end of the Second Permanent Deleveraging Valuation Date is reset to 1.0. This means that after a Permanent Deleveraging Event, a constant percentage increase in the Index Closing Level will have less of a positive effect on the value of your Securities than it would have otherwise had prior to the occurrence of the Permanent Deleveraging Event. A Permanent Deleveraging Event is expected to occur only in the narrow window of time between the occurrence of a Loss Rebalancing Event and completion of the leverage reset to 1.5 at the end of the Loss Rebalancing Valuation Date

In the event that a Permanent Deleveraging Event has occurred, UBS will issue a press release before 9:00 a.m. on the Index Business Day immediately following the date on which the Permanent Deleveraging Event occurred, announcing the Permanent Deleveraging Event and notifying you of the Permanent Deleveraging Valuation Dates.

A “Permanent Deleveraging Event” occurs if, at any time, the Intraday Index Value on any Index Business Day (other than an Excluded Day, as defined herein) decreases by 50% or more in value from the Last Reset Index Closing Level. If a Permanent Deleveraging Event occurs, the Current Principal Amount of the Securities will be reset over two Index Business Days.

For purposes of the “Permanent Deleveraging Event” definition, an “Excluded Day” means (i) the First or Second Permanent Deleveraging Valuation Dates, (ii) any calendar day after the Second Permanent Deleveraging Valuation Date, (iii) a day upon which a Zero Value Event occurs, (iv) any calendar day after the occurrence of a Zero Value Event, (v) the day which is two Index Business Days prior to the first day of an applicable Measurement Period, if a Permanent Deleveraging Event occurs after 3:15pm on such day and (vi) any calendar day from and including the Index Business Day immediately preceding the first day of an applicable Measurement Period.

See “Specific Terms of the Securities — Permanent Deleveraging Event” beginning on page S-89.

Permanent Deleveraging Valuation Dates:

The “Permanent Deleveraging Valuation Dates” means the First Permanent Deleveraging Valuation Date and the Second Permanent Deleveraging Valuation Date, each as defined below:

(1)  The “First Permanent Deleveraging Valuation Date” means:

a.  Any Index Business Day, which otherwise would have been a Loss Rebalancing Valuation Date, but on which a Permanent Deleveraging Event has occurred, subject to adjustment as described under “Specific Terms of the Securities — Market Disruption Event”.

b.  If a Permanent Deleveraging Event occurs after 3:15 p.m. on any Index Business Day which would not otherwise have been a Loss Rebalancing Valuation Date, then the first Index Business Day following the occurrence of such Permanent Deleveraging Event, subject to adjustment as described under “Specific Terms of the Securities — Market Disruption Event”.

     The leverage of your Securities will be reset to approximately 1.5 at the close of trading on the First Permanent Deleveraging Valuation Date.

(2)  The “Second Permanent Deleveraging Valuation Date” means the Index Business Day immediately following the First Permanent Deleveraging Valuation Date, subject to adjustment as described under “Specific Terms of the Securities — Market Disruption Event”.

     The leverage of your Securities will be reset to approximately 1.0 at the close of trading on the Second Permanent Deleveraging Valuation Date.

Zero Value Event:

When the Intraday Index Value decreases 66.66667% in value from the Last Reset Index Closing Level, the Index Factor will equal zero. A Zero Value Event represents the first instance when the effective unleveraged notional amount that is deemed invested in the Index per Security equals zero. It will have the effect of permanently resetting the value of your Securities to a fixed value and accelerating the Securities. You will not benefit from any future exposure to the Index after the occurrence of a Zero Value Event. A Zero Value Event is expected to occur only in the narrow window of time between the occurrence of a Permanent Deleveraging Event and completion of the leverage reset to 1.0 at the end of the Second Permanent Deleveraging Valuation Date.

A “Zero Value Event” occurs if, the Intraday Index Value on any Index Business Day (other than an Excluded Day, as defined herein) decreases by 66.66667% or more in value from the Last Reset Index Closing Level. From immediately after the Zero Value Event and on all future calendar days, the Index Factor and the Current Principal Amount will be set equal to zero. The Accrued Dividend and Accrued Fees will be fixed at their respective values on the Zero Value Event date, and will stay unchanged on all future calendar days.

For purposes of the “Zero Value Event” definition, an “Excluded Day” means (i) any calendar day after the Second Permanent Deleveraging Valuation Date (ii) any day on which a Zero Value Event has already occurred, (iii) any calendar day after the occurrence of a Zero Value Event, and (iv) any calendar day after the last day of an applicable Measurement Period.

If a Zero Value Event occurs on an Index Business Day that would otherwise be a Coupon Ex-Date, such day will not be a valid Coupon Ex-Date and all further Coupon Ex-Dates will be suspended.

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Automatic Acceleration Upon Zero Value Event, Zero Value Settlement Date, Zero Value Settlement Amount:

The “Automatic Acceleration Upon Zero Value Event” provision of the Securities provides for the early, automatic termination of the Securities upon the occurrence of a Zero Value Event by way of a mandatory redemption by UBS. If the Automatic Acceleration Upon Zero Value Event provision is triggered, your Securities will be mandatorily redeemed and you will receive the Zero Value Settlement Amount on the Zero Value Settlement Date. You will not benefit from any future exposure to the Index after the occurrence of a Zero Value Event.

In the event that a Zero Value Event has occurred, UBS will issue a press release shortly after the event and specify the relevant Zero Value Settlement Date and Zero Value Settlement Amount in respect of your investment in the Securities. The Securities will be suspended from trading intra-day shortly after the event occurs and will likely not be open for trading again on NYSE Arca before the Zero Value Settlement Date. The “Zero Value Settlement Date” will be the third Index Business Day following the date on which the Zero Value Event occurred.

The “Zero Value Settlement Amount” per Security, will be calculated as follows:

(1)  On any calendar day, to but excluding the first day of an applicable Measurement Period: (a) the Accrued Dividend, minus (b) the Accrued Fees, on the date on which the Zero Value Event occurred.

(2)  From and including the first day of an applicable Measurement Period: (a) the Measurement Period Cash Amount on the immediately preceding calendar day, plus (b) the Accrued Dividend, minus (c) the Accrued Fees, on the date on which the Zero Value Event occurred.

(3)  The minimum value of the Zero Value Settlement Amount will be zero.

     For example:

(i) If the Accrued Dividend was $0.04, the Accrued Fees was $0.01, and the Measurement Period Cash Amount was $0, then the Zero Value Settlement Amount would be $0.03.

(ii) If the Accrued Dividend was $0.01, the Accrued Fees was $0.05, and the Measurement Period Cash Amount was $0, then the Zero Value Settlement Amount would be $0.

(iii) If the Zero Value Event occurred during a four-day Measurement Period, and the Accrued Dividend was $0.01, the Accrued Fees was $0.03, and the Measurement Period Cash Amount on the immediately preceding calendar day was $6.59, then the Zero Value Settlement Amount would be $6.57.

Early Redemption; Redemption Amount:

Subject to your compliance with the procedures described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders” and “Specific Terms of the Securities — Redemption Procedures,” upon early redemption, you will receive per Security a cash payment on the relevant Redemption Date equal to:

(i) Closing Indicative Value, as of the Redemption Valuation Date, minus (ii) the Redemption Fee Amount

We refer to this cash payment as the “Redemption Amount.” If the amount so calculated is equal to or less than zero, the payment upon early redemption will be zero.

Redemption Fee Amount:	The “Redemption Fee Amount” means, as of any Redemption Valuation Date, an amount per Security equal to: 0.125% × Closing Indicative Value of the Security as of such Redemption Valuation Date.

Payment at Maturity; Call Settlement Amount; Cash Settlement Amount:

For each Security, unless earlier redeemed or accelerated, you will receive at maturity or upon UBS call a cash payment equal to the Closing Indicative Value on the last day of an applicable Measurement Period.

We refer to this cash payment as the “Cash Settlement Amount”. If the amount so calculated is equal to or less than zero, the payment will be zero.

UBS Call Right:

On any Business Day through and including the Maturity Date (the “Call Settlement Date”), UBS may at its option redeem all, but not less than all, issued and outstanding Securities. To exercise its Call Right, UBS must provide notice to the holders of the Securities not less than eighteen (18) calendar days prior to the Call Settlement Date. Upon early redemption in the event UBS exercises this right, you will receive a cash payment equal to the Call Settlement Amount, which will be calculated as described herein and paid on the Call Settlement Date. If the amount so calculated is equal to or less than zero, the payment upon exercise of the Call Right will be zero.

In the event that the Market Value of the Securities outstanding is less than $100,000,000 at the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders (which may be provided via press release) of its exercise of the UBS Call Right, the Call Measurement Period will be the Call Valuation Date and will not extend for four Index Business Days. For details of the applicable “Call Measurement Periods”, see “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-86.

Call Valuation Date:	The “Call Valuation Date” means the date disclosed as such by UBS in its notice to holders (which may be provided via press release) of its exercise of the UBS Call Right.

Measurement Period / Market Value:

The “Measurement Period” means the Final Measurement Period or the Call Measurement Period, as applicable.

The “Final Measurement Period” means:

(1)  if the Market Value of Securities outstanding at the close of trading on the Index Business Day immediately preceding the Calculation Date is less than $100,000,000, the Calculation Date, subject to adjustments as described under “Specific Terms of the Securities — Market Disruption Event”;

(2)  if the Market Value of Securities outstanding at the close of trading on the Index Business Day immediately preceding the Calculation Date is equal to or greater than $100,000,000, the four

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(4) Index Business Days from, and including, the Calculation Date, subject to adjustment as described under “Specific Terms of the Securities — Market Disruption Event.”

The “Call Measurement Period” means:

(1)  if the Market Value of Securities outstanding at the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders of its exercise of the UBS Call Right is less than $100,000,000, the Call Valuation Date, subject to adjustments as described under “— Market Disruption Event.”; or

(2)  if the Market Value of Securities outstanding at the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders of its exercise of the UBS Call Right is equal to or greater than $100,000,000, the four (4) Index Business Days from and including the Call Valuation Date, subject to adjustments as described under “ Specific Terms of the Securities — Market Disruption Event.”

In any notice to holders exercising the UBS Call Right, we will specify how many days are included in the Call Measurement Period.

The “Market Value” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding (a) the date of delivery by UBS of its notice to holders (which may be provided via press release) of its exercise of the UBS Call Right, or (b) the Calculation Date, will equal: (i) the Closing Indicative Value as of such Index Business Day, times (2) the number of Securities outstanding as reported by MVRLSO <Index> on Bloomberg L.P.

Measurement Period Cash Amount:

The Measurement Period Cash Amount represents the portion of the Current Principal Amount that has been converted to cash on any given day of an applicable Measurement Period and is no longer tracking the Index. At the close of trading of each Index Business day during a four-day Measurement Period, approximately 25% of the Current Principal Amount, on the calendar day immediately preceding the first day of the Measurement Period, will be deemed converted to cash and an applicable portion of the notional financing amount will separately be deemed converted to cash as well. After the close of trading on the final Index Business Day of an applicable four-day Measurement Period, the Measurement Period Cash Amount will represent the averaged value of the Current Principal Amount that was deemed converted to cash across the four-days of such Measurement Period. In case of a one-day Measurement Period, approximately 100% of the Current Principal Amount will be deemed converted to cash and an applicable amount of financing will separately be deemed converted to cash, at the close of trading of the first day of such Measurement Period.

The “Measurement Period Cash Amount” per Security, will be calculated as follows:

(1)  $0.00 on any calendar day, to but excluding the first day of an applicable Measurement Period

(2)  On the first day of an applicable one-day Measurement Period:

a.  At the close of trading on such Index Business Day, (the Current Principal Amount, on the immediately preceding calendar day, × Index Factor, on such Index Business Day)

(3)  From and including the first day of an applicable four-day Measurement Period:

a.  At the close of trading on each Index Business Day during the applicable four-day Measurement Period, the Measurement Period Cash Amount on the immediately preceding calendar day, + (Current Principal Amount, on the calendar day immediately preceding the first day of such Measurement Period, × 0.25 × Index Factor, on such Index Business Day)

b.  On any calendar day during an applicable four-day Measurement Period that is not an Index Business Day, the Measurement Period Cash Amount on the immediately preceding Index Business Day

(4)  On any calendar day after the last Index Business Day of an applicable Measurement Period, the Measurement Period Cash Amount on the last Index Business Day of such Measurement Period.

If the Securities undergo a split or reverse split, the Measurement Period Cash Amount will be adjusted accordingly.

Residual Factor:

The Residual Factor is intended to approximate the percentage of the Current Principal Amount that is tracking the Index on any given day. The Residual Factor is relevant only during an applicable Measurement Period but otherwise is not a component of the Closing Indicative Value or Current Indicative Value formulas. At the close of trading on each Index Business Day during a four-day Measurement Period, approximately 25% of the Current Principal Amount and the corresponding amount of financing will be deemed converted to cash. In case of a one-day Measurement Period, approximately 100% of the Current Principal Amount and the corresponding amount of financing will be deemed converted to cash.

The “Residual Factor” will be calculated as follows:

(1)  1.0 on any calendar day, to but excluding the first day of an applicable Measurement Period

(2)  From and including the first day of an applicable four-day Measurement Period, (a) the number of Index Business Days from, but excluding, the date of determination to, and including, the last Index Business Day in such four-day Measurement Period, divided by (b) four.

For example, on the first Index Business Day in an applicable four-day Measurement Period, the Residual Factor will equal (3/4), on the second Index Business Day in an applicable four-day Measurement Period, the Residual Factor will equal (2/4), on the third Index Business Day in an applicable four-day Measurement Period, the Residual Factor will equal (1/4) and on the last Index Business Day in an applicable four-day Measurement Period, the Residual Factor will equal zero.

(3)  On any calendar day from and including the last Index Business Day of an applicable Measurement Period, the Residual Factor will be equal to zero.

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Index Closing Level:

The “Index Closing Level” on any date of determination is the closing level of the Index as reported on Bloomberg L.P. and Reuters; provided, however, that if the closing level of the Index as reported on Bloomberg L.P (or any successor) differs from the closing level of the Index as reported on Reuters (or any successor), then the Index Closing Level will be the closing level of the Index as calculated by the Index Calculation Agent.

On any calendar day that is not an Index Business Day, the Index Closing Level will be equal to the Index Closing Level from the Index Business Day immediately preceding such calendar day.

156.926 is the initial Index Closing Level (and the first Last Reset Index Closing Level) measured on June 2, 2020, as determined by the Security Calculation Agent.

Security Calculation Agent:	UBS Securities LLC

Calculation Date:

The Calculation Date represents the first Index Business Day of the Final Measurement Period.

The “Calculation Date” means June 2, 2050 unless such day is not an Index Business Day, in which case the Calculation Date will be the next Index Business Day, subject to adjustments.

Coupon Valuation Date:	The “Coupon Valuation Date” means the 30th day of each month and the 28th day of February, of each calendar year during the term of the Securities or if such date is not an Index Business Day, then the first Index Business Day following such date, provided that the final Coupon Valuation Date will be the Calculation Date. The first Coupon Valuation Date will be June 30, 2020

Coupon Ex-Date:	The “Coupon Ex-Date,” with respect to a Coupon Amount, means the first Coupon Business Day on which the Securities trade without the right to receive such Coupon Amount. Under current NYSE Arca practice, the Coupon Ex-Date will generally be the Coupon Business Day immediately preceding the applicable Coupon Record Date.

Coupon Record Date:	The “Coupon Record Date” means the ninth Index Business Day following each Coupon Valuation Date. If such day is not a Coupon Business Day, the Coupon Record Date shall be the immediately preceding Coupon Business Day.

Coupon Payment Date:

The “Coupon Payment Date” means the 15th Index Business Day following each Coupon Valuation Date, commencing on July 22, 2020, subject to adjustment. If such day is not a Coupon Business Day, the Coupon Payment Date shall be the following Coupon Business Day.

If the Final Coupon Ex-Date occurs prior to the Maturity Date, but the Final Coupon Payment Date otherwise occurs after the Maturity Date, in such case, the Final Coupon Payment Date will be the Maturity Date, subject to adjustment.

Index Business Day:	“Index Business Day” means any day on which the Primary Exchange or market for trading of the Securities is scheduled to be open for trading.

Coupon Business Day:	“Coupon Business Day” means any Index Business Day other than an Index Business Day on which banking institutions in New York are generally not authorized or obligated by law, regulation or executive order to open.

First Redemption Date:	The “First Redemption Date” means the fourth Index Business Day immediately following the Initial Trade date, subject to adjustments.

Final Redemption Date:	The “Final Redemption Date” means the fourth Index Business Day immediately preceding the Maturity date, subject to adjustments.

Listing:	The Securities have been approved for listing, subject to official notice of issuance, on NYSE Arca under the symbol “MVRL”. There can be no assurance that an active secondary market will develop; if it does, we expect that investors will purchase and sell the Securities primarily in this secondary market.

Intraday Indicative Value Symbol of the Securities:

The Closing Indicative Value of the Securities and the intraday indicative value of the Securities will be published on each Index Business Day under the ticker symbols:

MVRLIV (Bloomberg); ^MVRL-IV (Yahoo! Finance)

Intraday Index Value:	The “Intraday Index Value” means the value, as calculated by the Index Calculation Agent, of the Index, as published by Bloomberg under the symbol “MVMORT” and by Reuters under the symbol “.MVMORT”

Split or Reverse Split of the Securities:	We may, at any time in our sole discretion, initiate a split or reverse split of your Securities. If we decide to initiate a split or reverse split, as applicable, such date shall be deemed to be the “announcement date”, and we will issue a notice to holders of the Securities and press release announcing the split or reverse split, specifying the effective date of the split or reverse split. The record date for any split or reverse split will be the tenth Business Day after the announcement date, and the effective date will be the next Business Day after the record date. In the event of a split or reverse split, the Current Principal Amount, Closing Indicative Value, Current Indicative Value, Accrued Fees, Accrued Dividends, Coupon Amount, Measurement Period Cash Amount and other relevant terms of the Securities will be adjusted accordingly. See “Valuation of the Index and the Securities — Split or Reverse Split of the Securities” beginning on page S-83.

Related Definitions:	See “Specific Terms of the Securities — Coupon Payment” beginning on page S-74 for the definitions of “record date,” and “ex-dividend date.”

See “Specific Terms of the Securities — Cash Settlement Amount at Maturity” beginning on page S-83 for the definitions of “Index Calculation Agent,” “London Business Day” and “Primary Exchange.”

See “Specific Terms of the Securities — Early Redemption at the Option of the Holders” beginning on page S-83 for the definitions of “Redemption Valuation Date” and “Redemption Date.”

CUSIP Number:	90269A344

ISIN Number:	US90269A3445

On the Initial Trade Date, we sold $25,000,000 aggregate Stated Principal Amount of Securities (1,000,000 Securities) to UBS Securities LLC at 100% of their aggregate Stated Principal Amount. After the Initial Trade Date, from time to time we may sell a portion of these Securities and issue and sell

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additional Securities at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We expect to receive proceeds equal to 100% of the offering price at which the Securities are sold, less any commissions paid to UBS Securities LLC. The Securities may be sold at a price that is higher or lower than the Stated Principal Amount. UBS Securities LLC may charge normal commissions with any purchase or sale of the Securities and may also receive a portion of the Accrued Fees. For any Securities it sells, UBS Securities LLC may charge institutional investors transacting directly with it, a creation fee. This creation fee may vary over time at UBS’s discretion.

Please see “Supplemental Plan of Distribution” on page S-109 for more information.

We may use this prospectus supplement in the initial sale of the Securities. In addition, UBS Securities LLC or another of our affiliates may use this prospectus supplement in market-making transactions in any Securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale or in a notice delivered at the same time as the confirmation of sale, this prospectus supplement is being used in a market-making transaction.

PROHIBITION OF SALES TO EEA AND U.K. RETAIL INVESTORS — The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the EEA or the United Kingdom has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA or the United Kingdom may be unlawful under the PRIIPS Regulation.

+ This Amendment No. 1 to the prospectus supplement dated June 2, 2020, is being filed for the purpose of updating “Specific Terms of the Securities” to clarify the definitions of “Coupon Record Date” and “Coupon Payment Date”. Otherwise, all terms of the Securities remain as stated in the original prospectus supplement.

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This prospectus supplement contains the specific financial and other terms that apply to the securities being offered herein. Terms that apply generally to all our Medium-Term Notes, Series B, are described under “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) modify or supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling. The contents of any website referred to in this prospectus supplement are not incorporated by reference in this prospectus supplement or the accompanying prospectus.

You may access the accompanying prospectus dated October  31, 2018 at:

https://www.sec.gov/Archives/edgar/data/1114446/000119312518314003/d612032d424b3.htm

We have not authorized anyone to provide you with information other than the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We are not making an offer of these Securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

Prospectus Supplement

Prospectus Supplement Summary	S-1
Hypothetical Examples	S-20
Risk Factors	S-35
The MVIS US Mortgage REITs Index	S-60
Valuation of the Index and the Securities	S-70
Specific Terms of the Securities	S-73
Use of Proceeds and Hedging	S-99
Material U.S. Federal Income Tax Consequences	S-100
Benefit Plan Investor Considerations	S-107
Supplemental Plan of Distribution	S-109
Notice of Early Redemption	A-1
Broker’s Confirmation of Redemption	B-1

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	4
Where You Can Find More Information	5
Presentation of Financial Information	6
Limitations on Enforcement of U.S. Laws Against UBS, Its Management and Others	6
UBS	7
Swiss Regulatory Powers	10
Use of Proceeds	11
Description of Debt Securities We May Offer	12
Description of Warrants We May Offer	32
Legal Ownership and Book-Entry Issuance	47
Considerations Relating to Indexed Securities	52
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	55
U.S. Tax Considerations	58
Tax Considerations Under the Laws of Switzerland	69
Benefit Plan Investor Considerations	71
Plan of Distribution	73
Conflicts of Interest	75
Validity of the Securities	76
Experts	76

S-i

Prospectus Supplement Summary

The following is a summary of terms of the Securities, as well as a discussion of factors you should consider before purchasing the Securities. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this prospectus supplement and in the accompanying prospectus. Please note that references to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries.

We may, without your consent, create and issue additional securities having the same terms and conditions as the Securities. We may suspend or cease sales of the Securities at any time, at our discretion, or resume sales of such Securities, or we may condition our acceptance of a market maker’s, other market participant’s or investor’s offer to purchase Securities on it agreeing to purchase certain exchange traded notes issued by UBS or enter into certain transactions consistent with our hedging strategy, including but not limited to swaps, OTC derivatives, listed options, or securities, any of which could materially and adversely affect the trading price and liquidity of such Securities in the secondary market. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus. We may consolidate the additional securities to form a single class with the outstanding Securities. In addition, we may slow or suspend sales of the Securities at any time for any reason, which could affect the liquidity of the market for the Securities.

This section summarizes the following aspects of the Securities:

- What are the Securities and how do they work?

- How do you redeem your Securities?

- What are some of the risks of the Securities?

- Is this the right investment for you?

- Who calculates and publishes the Index?

- What are the tax consequences of owning the Securities?

What are the Securities and how do they work?

The Securities are senior unsecured medium-term notes issued by UBS that provide a 1.5 times leveraged return linked to the compounded quarterly performance (unless a Permanent Deleveraging Event has occurred, in which case such long exposure will be based on the subsequent unleveraged performance) of the MVIS US Mortgage REITs Index (the “Index”) before taking into account the Accrued Fees associated with the Securities that will reduce the return and any amounts payable on the Securities. These Accrued Fees are the Accrued Tracking Fee, which accrues daily and is calculated based on the Daily Tracking Fee, and the Accrued Financing Fee, which represents the fees associated with replicating a leveraged investment, each as defined on the cover pages of this prospectus supplement. Because the return is leveraged, if the Index level increases over any calendar quarter (a “beneficial quarterly performance”), the return on the Index for the Securities, as measured by the Current Principal Amount, will increase by 1.5 times the movement of the Index (before taking into account the Accrued Fees). Similarly, if the Index level decreases over any calendar quarter (an “adverse quarterly performance”), the return on the Index for the Securities, as measured by the Current Principal Amount, will decrease by 1.5 times the movement of the Index (before taking into account the Accrued Fees). To ensure that a relatively consistent degree of leverage is applied to the performance of the Index, the “Current Principal Amount” is reset quarterly or more frequently upon the occurrence of a Loss Rebalancing Event, which will have the effect of resetting the then-current leverage to approximately 1.5. If a Permanent Deleveraging Event occurs, the leverage of the Securities will be permanently reset to 1.0 for the remaining term of the Securities. A leveraged investment entails risks that are different in certain respects from an unleveraged investment. For a discussion of leverage, see “— Leveraged Investment Returns”

below and for a discussion of the risks related to an investment in the Securities, including leverage risks, see “Risk Factors.” In addition, the Securities may be automatically accelerated upon the occurrence of a Zero Value Event and redeemed prior to the Maturity Date by UBS, at its option, as described below under “— Automatic Acceleration Upon Zero Value Event” and “— UBS’s Call Right.”

The Securities may pay a monthly Coupon Amount based on distributions made with respect to the Index Constituent Securities as discussed below.

Unlike ordinary debt securities, the Securities do not guarantee any return of principal at maturity or call, or upon early redemption or acceleration upon the occurrence of a Zero Value Event. You may lose all or a substantial portion of your initial investment. In addition, you are not guaranteed any coupon payment. Because the amount of any Coupon Amount is uncertain and could be zero, you should not expect to receive regular monthly coupon payments.

The Index

The Index is designed to track the overall performance of publicly-traded mortgage REITs that are listed and incorporated in the United States and derive at least 50% of their revenues from mortgage-related activity. For a detailed description of the Index, see “The MVIS US Mortgage REITs Index” beginning on page S-60.

We refer to the qualifying publicly-traded mortgage REITs included in the Index as the “Index Constituent Securities.”

Leveraged Investment Returns

The Securities seek to approximate the quarterly returns that might be available to investors through a leveraged “long” investment in the Index Constituent Securities. A leveraged “long” investment strategy involves the practice of borrowing money from a third party lender at an agreed-upon rate of interest (e.g. in a margin account at a brokerage) and using the borrowed money together with investor capital to purchase assets (e.g., equity securities). A leveraged long investment strategy terminates with the sale of the underlying assets and repayment of the loan to the third party lender, provided that the proceeds of the sale of underlying assets are sufficient to repay the loan. By implementing a leveraged strategy, the leveraged investor seeks to benefit from an anticipated increase in the value of the assets between the purchase and sale of such assets, and assumes that the increase in value of the underlying assets will exceed the cumulative interest due to the third party lender over the term of the loan. A leveraged investor will incur a loss if the value of the assets does not increase sufficiently to cover payment of the interest. In order to seek to replicate a leveraged “long” investment strategy in the Index Constituent Securities, the Securities provide that each $1 invested by investors on the Initial Trade Date is leveraged through a notional loan of $0.50 on the Initial Trade Date. Investors are thus considered to have notionally borrowed $0.50, which, together with the $1 invested, represents a notional investment of $1.50 in the Index Constituent Securities on the Initial Trade Date. During the term of your Securities, the notional loan amount, which is 0.5 times the Current Principal Amount, accrues financing charges for the benefit of UBS referred to as the Accrued Financing Fee, which seeks to represent the daily amount of interest that leveraged investors might incur (e.g. interest on a margin loan) if they sought to borrow funds at a similar rate from a third-party lender. Upon maturity, call, acceleration upon the occurrence of a Zero Value Event or redemption, the total leveraged investment in the Index Constituent Securities is notionally sold at the then-current values of the Index Constituent Securities, and the investor then notionally repays UBS an amount equal to the principal of the notional loan plus accrued interest. The payment at maturity, call, acceleration upon the occurrence of a Zero Value Event or redemption under the Securities, therefore, generally represents the profit or loss that the investor would receive by applying a leveraged “long” investment strategy, after taking into account, and making assumptions for, the accrued financing fees that are commonly present in such leveraged “long” investment strategies.

In order to mitigate the risk to UBS that the value of the Index Constituent Securities is not sufficient to repay the principal and Accrued Financing Fee of the notional loan, if the Intraday Index Value on any Index Business Day (other than an Excluded Day) decreases by 15% in value from the Last Reset Index Closing Level, a Loss Rebalancing Event (as defined below) will occur and the Current Principal Amount will be reset in order to deleverage the Securities with the intent of resetting the then-current leverage to approximately 1.5, as described under “Specific Terms of the Securities — Loss Rebalancing Events.” In addition, in order to further mitigate such risk to UBS, if the Intraday Index Value on any Index Business Day (other than an Excluded Day) decreases by 50% or more in value from the Last Reset Index Closing Level, a Permanent Deleveraging Event (as defined below) will occur and the Current Principal Amount will be reset over a period of two Index Business Days, with the aim of permanently resetting the then-current leverage to 1.0, as described under “Specific Terms of the Securities —Permanent Deleveraging Event”. Following the occurrence of a Permanent Deleveraging Event, the Accrued Financing Fee will equal zero for the remaining life of the Securities because there will no longer be any notionally borrowed money. A Permanent Deleveraging Event is expected to occur only in the narrow window of time between the occurrence of a Loss Rebalancing Event and completion of the leverage reset to 1.5 at the end of the Loss Rebalancing Valuation Date.

In addition, in order to further mitigate such risk to UBS, if the Intraday Index Value on any Index Business Day (other than an Excluded Day) decreases by 66.66667% or more in value from the Last Reset Index Closing Level, a Zero Value Event (as defined below) will occur and the Securities will be automatically accelerated and mandatorily redeemed by UBS, as described under “Specific Terms of the Securities — Automatic Acceleration Upon Zero Value Event”. A Zero Value Event is expected to occur only in the narrow window of time between the occurrence of a Permanent Deleveraging Event and completion of the leverage reset to 1.0 at the end of the Second Permanent Deleveraging Valuation Date.

The Accrued Financing Fee seeks to compensate UBS for providing investors with a leveraged participation in movements of the Index and is intended to approximate the financing costs that investors may have otherwise incurred had they sought to borrow funds at a similar rate from a third party to invest in the Securities. These charges accrue and compound during the applicable period, and will reduce any amount that you will be entitled to receive at maturity, early redemption, call or acceleration upon the occurrence of a Zero Value Event. The Accrued Financing Fees will be calculated as described under “Specific Terms of the Securities — Cash Settlement Amount at Maturity.”

Payment at Maturity, UBS Call, upon Early Redemption, or Automatic Acceleration Upon Zero Value Event

The Securities do not guarantee any return of principal at, or prior to, maturity or call, or upon early redemption or acceleration upon the occurrence of a Zero Value Event. Instead, you will receive a cash payment per Security based on the 1.5 times leveraged compounded quarterly performance of the Index (unless a Permanent Deleveraging Event has occurred in which case such exposure will become unleveraged) reduced by the Accrued Fees and, if applicable, a Redemption Fee Amount.

Positive or negative quarterly changes in the Index Closing Level will not solely determine the return on your Securities due to the combined effects of leverage, quarterly (or more frequent) compounding and any applicable fees and financing charges.

Because the Current Principal Amount is reset each quarter, the Securities do not offer a return based on the simple performance of the Index from the Initial Trade Date to the Maturity Date. Instead, the

amount you receive at maturity or call, or upon early redemption, or acceleration upon the occurrence of a Zero Value Event, will be contingent upon the quarterly compounded 1.5 times leveraged long performance (unless a Permanent Deleveraging Event has occurred, in which case such long exposure will be based on the subsequent unleveraged performance) of the Index during the term of the Securities, subject to the negative effect of the Accrued Fees (and, in the case of early redemption, the Redemption Fee Amount). Accordingly, even if over the term that you hold the Securities the level of the Index has increased, there is no guarantee that you will receive at maturity or call, or upon early redemption, or acceleration upon the occurrence of a Zero Value Event, your initial investment back or any return on that investment. This is because the amount you receive at maturity or call, or upon an early redemption, or acceleration upon the occurrence of a Zero Value Event depends on how the Index has performed in each quarter on a compounded, leveraged basis prior to maturity or call, or upon an early redemption, or acceleration upon the occurrence of a Zero Value Event, and consequently, how the Current Principal Amount has been reset in each quarter. In particular, significant adverse quarterly performances for your Securities may not be offset by any beneficial quarterly performances of the same magnitude. If a Permanent Deleveraging Event occurs, the leverage of the Securities will be permanently reset to 1.0 for the remaining term of the Securities. You will not receive the benefit from, or be exposed to leveraged returns with respect to the Securities following a Permanent Deleveraging Event. The occurrence of Loss Rebalancing Events will result in more frequent than quarterly compounding.

Initially, the Current Principal Amount is equal to $25.00 per Security. At the start of each subsequent calendar quarter (or more frequently upon the occurrence of a Loss Rebalancing Event or Permanent Deleveraging Event), the Current Principal Amount is reset by applying the Index Factor to the previous Current Principal Amount (unless a Permanent Deleveraging Event has occurred).

For example, if for the quarter ending on the last Index Business Day in July the Current Principal Amount as of the Quarterly Reset Valuation Date in July is $20 and the Index Factor as of the Quarterly Reset Valuation Date for such quarter is equal to 0.90, the Current Principal Amount for the quarter beginning on the first Index Business Day in August will equal $18 before deducting the Accrued Fees. Subsequently, the Index Factor as of the Quarterly Reset Valuation Date for the quarter ending on the last Index Business Day in October will be applied to the Current Principal Amount as of the Quarterly Reset Valuation Date for such quarter to derive the Current Principal Amount for the quarter beginning on the first Index Business Day in November. This example does not take into account the effect of a Loss Rebalancing Event, which would reset the Current Principal Amount intra-quarter as described under “Specific Terms of the Securities — Loss Rebalancing Events” (unless a Permanent Deleveraging Event has occurred in which case such exposure will be reset to 1.0).

The Current Principal Amount is reset each calendar quarter to ensure that a consistent degree of leverage is applied to any performance of the Index. If the Current Principal Amount is reduced by an adverse quarterly performance, the Index Factor of any further adverse quarterly performance will lead to a smaller dollar loss when applied to that reduced Current Principal Amount than if the Current Principal Amount were not reduced. Equally, however, if the Current Principal Amount increases, the dollar amount lost for a certain level of adverse quarterly performance will increase correspondingly (unless a Permanent Deleveraging Event has occurred in which case such exposure will become unleveraged).

Resetting the Current Principal Amount also means that the dollar amount that may be gained from any beneficial quarterly performance will be contingent upon the Current Principal Amount. The higher the Current Principal Amount, the larger the absolute gain you will accrue from any beneficial quarterly performance. Conversely, as the Current Principal Amount is reduced towards zero, the dollar amount to be gained from any beneficial quarterly performance will decrease correspondingly. If the Securities undergo a split or reverse split, the Current Principal Amount of the Securities will be adjusted accordingly.

The below illustrative examples demonstrate how the leverage, deemed financing amount and Current Principal Amount (“CPA”) are reset on a Quarterly Reset Valuation Date in circumstances where (a) the Index Closing Level has increased from the Last Reset Index Closing Level, and (b) the Index Closing Level has decreased from the Last Reset Index Closing Level. For the ease of analysis and presentation, no Daily Fees or Daily Dividends are accrued and no Coupons are assumed to be paid in the example.

Illustrative Example A:

Illustrative Example B:

In addition, the calculation of the Daily Dividend that a holder of the Securities could accrue depends on the Current Principal Amount, as described in more detail in “Specific Terms of the Securities — Coupon Payment” beginning on page S-74. As a result, any increase or decrease in the Index Closing Level on any Reset Valuation Date as compared to the most recent Last Reset Index Closing Level will result in a significantly greater corresponding increase or decrease in the Current Principal Amount, and therefore a greater increase or decrease in the potential Coupon Amount, than if your Securities did not contain a leverage component.

The Current Principal Amount may be reset more frequently than quarterly upon the occurrence of a Loss Rebalancing Event. A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current leverage to approximately 1.5. This means that after a Loss Rebalancing Event, a constant percentage increase in the Index Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Loss Rebalancing Event.

If a Permanent Deleveraging Event occurs, your Securities will be deleveraged with the aim of permanently resetting over two Index Business Days, the then-current leverage to 1.0. This means that after a Permanent Deleveraging Event, a constant percentage increase in the Index Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Permanent Deleveraging Event.

For each Security, unless earlier called, redeemed or accelerated upon Zero Value Event, you will receive at maturity a cash payment equal to the Closing Indicative Value of the Securities on the last Index Business Day in the Final Measurement Period. We refer to this payment as the “Cash Settlement Amount.” If the amount so calculated is equal to or less than zero, the payment at maturity will be zero.

The “Closing Indicative Value” per Security will be calculated as follows:

(a)	On the Initial Trade Date, $25.00 per Security;

(b)	On any other calendar day, prior to the first day of an applicable Measurement Period, an amount per Security equal to:

(Current Principal Amount on the immediately preceding calendar day × Index Factor) - Accrued Fees + Accrued Dividend

(c)	From and including the first day of an applicable Measurement Period, an amount per Security equal to:

(Current Principal Amount, on the calendar day immediately preceding the first day of the Measurement Period × Index Factor × Residual Factor) - Accrued Fees + Accrued Dividend + Measurement Period Cash Amount

(d)	The minimum value of the Closing Indicative Value on any calendar day will be zero.

You may lose all or a substantial portion of your investment at maturity. The combined negative effect of the Accrued Fees will reduce your final payment. If the compounded leveraged quarterly return of the Index (or the unleveraged return of the Index, following a Permanent Deleveraging Event) is insufficient to offset the negative effect of the Accrued Fees (less any Coupon Amounts you may be entitled to receive), or if the compounded leveraged quarterly return of the Index (or the unleveraged return of the Index, following a Permanent Deleveraging Event) is negative, you may lose all or a substantial portion of your investment at maturity. The occurrence of Loss Rebalancing Events will result in more frequent than quarterly compounding.

Illustrative Example C:

The below illustrative example demonstrates how the Closing Indicative Value is calculated on each day during a 4-day Measurement Period. For the ease of analysis and presentation in the example, (a) no Daily Fees or Daily Dividends are accrued, (b) no Coupons are assumed to be paid, (c) Accrued Fees and

Accrued Dividends are equal to zero on all days of the Measurement Period, (d) the Index Business Day immediately preceding the first day of the Measurement Period is a Reset Valuation Date, and (e) the Index Closing Level remains unchanged from the Last Reset Index Closing Level until the end of the Measurement Period.

See “Specific Terms of the Securities — Cash Settlement Amount at Maturity” beginning on page S-76.

The Securities may be called by UBS prior to the Maturity Date pursuant to UBS’s Call Right and, upon the occurrence of a Zero Value Event, the Securities will be automatically accelerated and mandatorily redeemed by UBS. See “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-86 and “Specific Terms of the Securities — Automatic Acceleration Upon Zero Value Event” beginning on page S-87.

Coupon Payments

The Securities may pay a monthly coupon during their term. For each Security you hold on the applicable Coupon Record Date, you will receive on each Coupon Payment Date an amount in cash equal to the Coupon Amount, if any (the “Coupon Amount”). The Coupon Amount is equal to: (a) on any calendar day that is not a Coupon Ex-Date, zero; and (b) on any calendar day that is a Coupon Ex-Date, an amount per Security equal to the Accrued Dividend on the Coupon Valuation Date immediately preceding such Coupon Ex-Date. If the Accrued Dividend on such Coupon Valuation Date is zero or less, you will not receive any Coupon Payment Amount on the related Coupon Payment Date. The final Coupon Amount will be included in the Cash Settlement Amount if on the last Index Business Day in the Final Measurement Period the Coupon Ex-Date with respect to the final Coupon Amount has not yet occurred. If the Final Coupon Ex-Date occurs prior to the Maturity Date, but the Final Coupon Payment Date otherwise occurs after the Maturity Date, in such case, the Final Coupon Payment Date will be the Maturity Date, subject to adjustment.

As described under “Specific Terms of the Securities — Coupon Payments” the Coupon Amount is determined based on the gross cash distributions that a hypothetical holder of the Index Constituent Securities would receive in proportion to the weights of the Index Constituent Securities in the Index on the “record date”, and the number of Index Constituent Securities deemed held by the Securities depends in part on the Current Principal Amount. If the Current Principal Amount decreases, the Securities are deemed to hold fewer units of each Index Constituent Security. The Current Principal Amount is reset on every Reset Valuation Date, in each case, with the intent of resetting the then-current leverage to approximately 1.5 or 1.0 based on the Index Performance Ratio. As a result, decreases in the Current Principal Amount may result in a reduction in the Coupon Amount even if the gross cash distributions on the Index Constituent Securities remain constant or increase over time. Following a Permanent Deleveraging Event, the Coupon Amount that you receive on any Coupon Payment Date will be less than the Coupon Amount you would have otherwise received if a Permanent Deleveraging Event had not occurred, even if gross cash distributions on the Index Constituent Securities remains constant.

Unlike ordinary debt securities, the Securities do not guarantee any coupon payment.

See “Specific Terms of the Securities — Coupon Payment” beginning on page S-74.

UBS’s Call Right

On any Business Day through and including the Maturity Date (the “Call Settlement Date”), UBS may at its option redeem all, but not less than all, issued and outstanding Securities. To exercise its Call Right, UBS must provide notice (which may be provided via press release) to the holders of the Securities not less than eighteen (18) calendar days prior to the Call Settlement Date specified by UBS. In the event UBS exercises this call right, you will receive a cash payment equal to the Call Settlement Amount. See “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-86.

Loss Rebalancing Events

A “Loss Rebalancing Event” occurs if, at any time, the Intraday Index Value on an Index Business Day (other than an Excluded Day) decreases by 15% or more in value from the Last Reset Index Closing Level. A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then current leverage to approximately 1.5. After a Loss Rebalancing Event, a constant percentage increase in the Index Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Loss Rebalancing Event.

See “Specific Terms of the Securities — Loss Rebalancing Events” beginning on page S-89.

Illustrative Example D:

The below illustrative example demonstrates how the deemed financing amount and Current Principal Amount (“CPA”) are reset on a Reset Valuation Date following a Loss Rebalancing Event triggered in circumstances where the Intraday Index Value has decreased by 15% or more in value on a single Index Business Day. For the ease of analysis and presentation in the example, (a) no Daily Fees or Daily Dividends are accrued, (b) no Coupons are assumed to be paid, (c) the decrease in the Intraday Index Value occurs on a single day, (d) the Intraday Index Value decreases by 15% or more prior to 3:15 p.m. EST, and (e) the Loss Rebalance Valuation Date is on the next Index Business Day after the last Reset Valuation Date.

Permanent Deleveraging Event

If, at any time, the Intraday Index Value on any Index Business Day (other than an Excluded Day) decreases by 50% or more in value from the Last Reset Index Closing Level (a “Permanent Deleveraging Event”), your Securities will be deleveraged with the aim of permanently resetting over two Index Business Days, the then-current leverage to 1.0. The leverage at the end of the First Permanent Deleveraging Valuation Date is reset to approximately 1.5 and the leverage at the end of the Second Permanent Deleveraging Valuation Date is reset to 1.0. This means that after a Permanent Deleveraging Event, a constant percentage increase in the Index Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Permanent Deleveraging Event.

A Permanent Deleveraging Event is expected to occur only in the narrow window of time between the occurrence of a Loss Rebalancing Event and completion of the leverage reset to 1.5 at the end of the Loss Rebalancing Valuation Date.

In the event that a Permanent Deleveraging Event has occurred, UBS will issue a press release before 9:00 a.m. on the Index Business Day immediately following the date on which the Permanent Deleveraging Event occurred, announcing the Permanent Deleveraging Event and notifying you of the Permanent Deleveraging Valuation Dates.

See “Specific Terms of the Securities — Permanent Deleveraging Event” beginning on page S-89.

Illustrative Example E:

The below illustrative example demonstrates how the deemed financing amount, leverage and Current Principal Amount (“CPA”) are reset over two Index Business Days following a Permanent Deleveraging Event triggered in circumstances where the Intraday Index Value has decreased by 50% or more in value on a single Index Business Day. For the ease of analysis and presentation in the example, (a) no Daily Fees or Daily Dividends are accrued, (b) no Coupons are assumed to be paid, (c) the decrease in the Intraday Index Value occurs on a single day, (d) the Intraday Index Value decreases by 50% or more prior to 3:15 p.m. EST, (e) the First Permanent Deleveraging Valuation Date is on the next Index Business Day after the last Reset Valuation Date, and (f) Index Closing Level remains unchanged between the close of trading on the First Permanent Deleveraging Valuation Date and the Second Permanent Deleveraging Valuation Date.

Automatic Acceleration Upon Zero Value Event

If, at any time, the Intraday Index Value on any Index Business Day (other than an Excluded Day) decreases by 66.66667% or more in value from the Last Reset Index Closing Level (a “Zero Value Event”), all issued and outstanding Securities will be automatically terminated and mandatorily redeemed by UBS. From immediately after the Zero Value Event and on all future calendar days, the Index Factor and Current Principal Amount will be equal to zero and you will receive the Measurement Period Cash Amount plus the Accrued Dividend, minus the Accrued Fees, which will be fixed at their respective values on the Zero Value Event date and will stay unchanged on all future calendar days. Such amount may be zero. You will not benefit from any future exposure to the Index after the occurrence of a Zero Value Event. Upon the occurrence of a Zero Value Event, investors will likely lose all or substantially all of their investment.

A Zero Value Event is expected to occur only in the narrow window of time between the occurrence of a Permanent Deleveraging Event and completion of the leverage reset to 1.0 at the end of the Second Permanent Deleveraging Valuation Date.

In the event that a Zero Value Event has occurred, UBS will issue a press release shortly after the event and will specify the relevant Zero Value Settlement Date and the Zero Value Settlement Amount in respect of your investment in the Securities. The Securities will be suspended from trading intra-day shortly after the event occurs and will likely not be open for trading again on NYSE Arca before the Zero Value Settlement Date.

If a Zero Value Event occurs, you will receive on the Zero Value Settlement Date only the Zero Value Settlement Amount in respect of your investment in the Securities, and such amount may be zero. The “Zero Value Settlement Date” will be the third Index Business Day following the date on which the Zero Value event occurred. See “Specific Terms of the Securities — Automatic Acceleration Upon Zero Value Event” beginning on page S-87.

Illustrative Example F:

The below illustrative example demonstrates how the deemed financing amount, leverage and Current Principal Amount (“CPA”) are reset following a Zero Value Event triggered in circumstances where the Intraday Index Value has decreased by 66.66667% or more in value on a single Index Business Day. For the ease of analysis and presentation in the example, (a) no Daily Fees or Daily Dividends are accrued, (b) no Coupons are assumed to be paid, (c) the decrease in the Intraday Index Value occurs on a single day, and (d) the Zero value Event occurs on the next Index Business Day after the last Reset Valuation Date.

How do you redeem your Securities?

Early Redemption

You may elect to require UBS to redeem your Securities, in whole or in part, prior to the Maturity Date on any Index Business Day through and including the final Redemption Date, subject to a minimum redemption amount of at least 50,000 Securities. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of 50,000 Securities; however, there can be no assurance that they can or will do so. UBS reserves the right from time to time to waive this minimum redemption amount in its sole discretion on a case-by-case basis. You should not assume you will be entitled to any such waiver.

If you elect to have your Securities redeemed and have done so under the redemption procedures described under “Specific Terms of the Securities — Redemption Procedures,” you will receive payment for your Securities on the second Business Day following the applicable Redemption Valuation Date (the “Redemption Date”). The first Redemption Date will be the fourth Index Business Day immediately following the Initial Trade Date and the Final Redemption Date will be the fourth Index Business Day immediately preceding the Maturity date, subject to adjustments. In addition, if a call notice has been issued, the last Redemption Valuation Date will be the fourth Index Business Day prior to the Call Settlement Date, as applicable. If a Zero Value Event occurs, the last Redemption Date will be the date on which the Zero Value Event occurred.

The Redemption Valuation Date is the first Index Business day following the date that a redemption notice and redemption confirmation, each as described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders” are delivered, except that UBS reserves the right from time to time to accelerate, in its sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which the notice of redemption is received by UBS rather than the following Index Business Day. You should not assume you will be entitled to any such acceleration. Any applicable Redemption Valuation Date is subject to adjustment as described under “Specific Terms of the Securities — Market Disruption Event” beginning on page S-91.

Upon early redemption, you will receive per Security a cash payment on the relevant Redemption Date equal to the Redemption Amount, calculated as described under “Specific Terms of the Securities —Early Redemption at the Option of the Holders” beginning on page S-83.

You may lose all or a substantial portion of your investment upon early redemption. The combined negative effect of the Accrued Fees and the Redemption Fee Amount will reduce your final payment. If the compounded leveraged quarterly return of the Index (or the unleveraged return of the Index, following a Permanent Deleveraging Event) is insufficient to offset the negative effect of the Accrued Fees and the Redemption Fee Amount (less any Coupon Amounts you may be entitled to receive as of the Redemption Valuation Date), or if the compounded leveraged quarterly return of the Index (or the unleveraged return of the Index, following a Permanent Deleveraging Event) is negative, you may lose all or a substantial portion of your investment upon early redemption. The occurrence of Loss Rebalancing Events will result in more frequent than quarterly compounding.

The Securities may be called by UBS prior to the Maturity Date pursuant to UBS’s Call Right and, upon the occurrence of a Zero Value Event, the Securities will be automatically accelerated and mandatorily redeemed by UBS. See “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-86 and “Specific Terms of the Securities — Automatic Acceleration Upon Zero Value Event” beginning on page S-87.

Redemption Procedures

To redeem your Securities prior to the Maturity Date, you must instruct your broker to deliver a notice of redemption (“Redemption Notice”), which is attached to this Prospectus Supplement as Annex A, to UBS by email no later than 12:00 noon (New York City time) on the Index Business Day on which you elect to exercise your redemption right and you and your broker must follow the procedures described herein. If you fail to comply with these procedures, your notice will be deemed ineffective.

If your DTC custodian or your brokerage firm is not a current UBS customer, UBS will be required to on-board such DTC custodian or brokerage firm, in compliance with its internal policies and procedures, before it can accept your Redemption Notice, your Redemption Confirmation or otherwise process your redemption request. This on-boarding process may delay your Redemption Valuation Date and Redemption Date. Furthermore, in certain circumstances, UBS may be unable to on-board your DTC custodian or your brokerage firm.

See “Specific Terms of the Securities — Redemption Procedures” beginning on page S-85 and “Description of the Debt Securities We May Offer — Redemption and Repayment” in the accompanying prospectus.

What are some of the risks of the Securities?

An investment in the Securities involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” beginning on page S-35.

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You may lose all or a substantial portion of your investment — The Securities do not guarantee any return on your initial investment. The Securities are fully exposed to 1.5 times any quarterly decline in the level of the Index. If the compounded leveraged quarterly return of the Index is insufficient to offset the negative effect of the Accrued Fees and the Redemption Fee Amount, if applicable (less any Coupon Amounts you may be entitled to receive), or if the compounded leveraged quarterly return of the Index is negative, you may lose all or a substantial portion of your investment at maturity, call, acceleration upon the occurrence of a Zero Value Event or upon early redemption. If a Permanent Deleveraging Event occurs, the leverage of the Securities will be permanently reset to 1.0 for the remaining term of the Securities. The occurrence of Loss Rebalancing Events will result in more frequent than quarterly compounding.

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Correlation and compounding risk — A number of factors may affect the Security’s ability to achieve a high degree of correlation with the performance of the Index, and there can be no guarantee that the Security will achieve a high degree of correlation. Because the Current Principal Amount is reset quarterly, you will be exposed to compounding of quarterly returns. As a result, the performance of the Securities for periods greater than one quarter is likely to be either greater than or less than the Index performance times the leverage factor of 1.5, before accounting for Accrued Fees, and the Redemption Fee Amount, if applicable. In particular, significant adverse quarterly performances of your Securities may not be offset by subsequent beneficial quarterly performances of equal magnitude. The occurrence of Loss Rebalancing Events will result in more frequent than quarterly compounding.

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Leverage risk — The Securities are 1.5 times leveraged long with respect to the Index, which means that you will benefit from 1.5 times from any beneficial, but will be exposed to 1.5 times any adverse, quarterly performance of the Index, before the combined negative effect of the Accrued Fees and Redemption Fee Amount, if any. However, the leverage of the Securities may be greater or less than 1.5 during the periods between Reset Valuation Dates, as applicable.

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Permanent Deleveraging Event — A Permanent Deleveraging Event will have the effect of permanently resetting the leverage of the Securities to 1.0 for the remaining term of the Securities. Following the occurrence of a Permanent Deleveraging Event, your Securities will not receive the benefit from, or be exposed to, leveraged compounding quarterly returns with respect to the performance of the Index. This means that a constant percentage increase in the Index Closing Level will have less of a positive effect on the value of your Securities than it would have otherwise had prior to the occurrence of a Permanent Deleveraging Event. Similarly, a constant percentage decrease in the Index Closing Level will have less of a negative effect on the value of your Securities than it would have otherwise had prior to the occurrence of the Permanent Deleveraging Event.

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Zero Value Event — A Zero Value Event will have the effect of permanently resetting the value of your Securities to a fixed value (potentially zero) and accelerating the Securities. Following the occurrence of a Zero Value Event, your Securities will be automatically terminated and mandatorily redeemed by UBS and you will receive the Zero Value Settlement Amount, which will equal the Measurement Period Cash Amount plus the Accrued Dividend, minus the Accrued Fees, on the date the Zero Value Event occurred, and may be zero. A Zero Value Event will result in holders of the Securities losing all or a substantial portion of their investment. You will not benefit from any future exposure to the Index after the occurrence of a Zero Value Event.

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Market risk — The return on the Securities, which may be positive or negative, is linked to the compounded leveraged quarterly return on the Index. The return on the Index is measured by the Index Closing Level, which, in turn, is affected by a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events (including domestic or global health events, including the outbreak of contagious or pandemic diseases, such as the recent coronavirus (COVID-19)) that affect the markets generally.

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Credit of issuer — The Securities are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the Securities, including any payment at maturity, call, acceleration upon the occurrence of a Zero Value Event, or upon early redemption, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity, call, acceleration upon the occurrence of a Zero Value Event, or early redemption. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities. The Securities do not benefit from any co-obligation of UBS Switzerland AG.

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The Index Constituent Securities are Mortgage REITs — Mortgage REITs are exposed to risks specific to the real estate market as well as risks that specifically relate to the way in which mortgage REITs are organized and operated, including the credit risk of borrowers to whom they extend credit, risks associated with the use of leverage, interest rate risk and prepayment risk. In addition, mortgage REITs are subject to special U.S. federal tax requirements. Moreover, the mortgage REIT industry has historically experienced extraordinary levels of volatility during certain economic climates (such as the economic disruption that resulted from the spread of the coronavirus disease (COVID-19) in early 2020), due to their use of leverage, which exposes them to leverage risk (and may also expose them to margin calls). For example, on March 18, 2020, the level of the MVIS US Mortgage REIT Index fell by 47.5% at the intraday low, relative to the Index closing level on the previous day. Between March 13, 2020 and March 20, 2020, the MVIS US Mortgage REIT Index decreased nearly 58%.

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You are not guaranteed a coupon payment — You will not receive a coupon payment on a Coupon Payment Date if the underlying Index Constituent Securities do not pay any dividends or distributions and the Accrued Dividend, calculated as of the corresponding Coupon Valuation Date is zero or less. Similarly, the Daily Dividend (including as part of the Cash Settlement Amount, Redemption Amount, Call Settlement Amount or Zero Value Settlement Amount, as applicable) may be zero if the Index Constituent Securities do not pay any dividends or distributions during the applicable period.

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Decreases in the Current Principal Amount may result in a reduction in the Coupon Amounts even if the gross cash distributions on the Index Constituent Securities remain constant or increase over time — As described under “Specific Terms of the Securities — Coupon Payments” the Coupon Amount is determined based on the gross cash distributions that a hypothetical holder of the Index Constituent Securities would have been entitled to receive in respect of the Index Constituent Securities held by the Securities on the “record date” with respect to any Index Constituent Security, and the number of Index Constituent Securities held by the Securities depends in part on the Current Principal Amount. If the Current Principal Amount decreases, the Securities are deemed to hold fewer units of each Index Constituent Security. The Current Principal Amount is reset on every Reset Valuation Date, in each case, with the intent of resetting the then-current leverage to approximately 1.5 or 1.0 based on the Index Performance Ratio. If a Permanent Deleveraging Event occurs, the leverage of the Securities will be permanently reset to 1.0 for the remaining term of the Securities. As a result, decreases in the Current Principal Amount may result in a reduction in the Coupon Amount even if the gross cash distributions on the Index Constituent Securities increase over time.

➢	A trading market for the Securities may not develop — Although the Securities have been approved for listing, subject to official notice of issuance, on NYSE Arca, a trading market for the Securities may not develop. Certain affiliates of UBS may engage in limited purchase and resale transactions in the Securities, although they are not required to and may stop at any time. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange. In addition, we are not obliged to, and may not, sell the full aggregate principal amount of the Securities set forth on the cover of this prospectus. We may issue and sell additional Securities from time to time and we may suspend or cease sales of the Securities at any time, at our discretion. Therefore, the liquidity of the Securities may be limited.

➢

Requirements upon early redemption — You must satisfy the requirements described herein for your redemption request to be considered, including the minimum redemption amount of at least 50,000 Securities, unless we determine otherwise or your broker or other financial intermediary bundles your Securities for redemption with those of other investors to reach this minimum requirement. In addition, the payment you receive upon early redemption will be reduced by the Redemption Fee Amount. While UBS reserves the right to waive the minimum redemption amount or the Redemption Fee Amount from time to time in its sole discretion, there can be no assurance that UBS will choose to waive any redemption requirements or fees or that any holder of the Securities will benefit from UBS’s election to do so. Therefore, the liquidity of the Securities may be limited.

➢

Your redemption election is irrevocable — You will not know the Redemption Amount at the time you elect to request to redeem your Securities and you will not be able to rescind your election to redeem your Securities after your redemption notice is received by UBS. Accordingly, you will be exposed to market risk in the event market conditions change after UBS receives your offer and the Redemption Amount is determined on the Redemption Valuation Date.

➢	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation.

➢

UBS’s Call Right — UBS may elect to redeem all outstanding Securities at any time, as described under “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-86. If UBS exercises its Call Right, the Call Settlement Amount may be less than your initial investment in the Securities. In addition, you may have to invest your proceeds in a lower-return investment.

Is this the right investment for you?

The Securities may be a suitable investment for you if:

➢	You are willing to accept the risk that you may lose all or a substantial portion of your investment.

➢

You seek an investment with a return linked to 1.5 times the quarterly performance of the Index, which will provide exposure to publicly-traded mortgage REITs that are listed and incorporated in the United States and derive at least 50% of their revenues from mortgage related activities, and Coupon Amounts which are dependent on distributions made with respect to the Index Constituent Securities.

➢

You understand (i) leverage risk, including the risks inherent in maintaining a constant 1.5 times leverage on a quarterly basis, and (ii) the consequences of seeking quarterly leveraged investment results generally, and you intend to actively monitor and manage your investment.

➢	You are aware that the Securities may trade at a substantial premium to, or discount from, their Current Indicative Value (or intraday indicative value).

➢

You believe the compounded leveraged quarterly return of the Index and the Coupon Amounts will be sufficient to offset the combined negative effect of the applicable fees built into the calculation of your payment at maturity, call, acceleration upon the occurrence of a Zero Value Event or upon early redemption.

➢	You are willing to hold 1.5 times leveraged securities whose leverage will be reset back to 1.5 quarterly, or more frequently upon the occurrence of a Loss Rebalancing Event.

➢

You are willing to hold 1.5 times leveraged securities whose leverage will be permanently reset to 1.0 upon the occurrence of a Permanent Deleveraging Event, resulting in unleveraged exposure to the Index for the remaining term of the Securities.

➢	You are willing to hold securities that have a long-term maturity (30 years).

➢	You are willing to accept the risks inherent in a concentrated investment in U.S. listed and incorporated mortgage REITs.

➢	You are willing to accept the risk that the price at which you are able to sell the Securities may be significantly less than the amount you invested.

➢	You are willing to hold securities that may be redeemed early by UBS, pursuant to UBS’s Call Right at any time.

➢

You are willing to hold securities that will be automatically accelerated and mandatorily redeemed by UBS in the event the Intraday Index Value on any Index Business Day (other than an Excluded Day) decreases by 66.66667% or more from the Last Reset Index Closing Level.

➢

You are willing to pay the Accrued Fees and, if applicable and the Redemption Fee Amount which are charged on the Securities and that will reduce your return (or increase your loss, as applicable) on your investment.

➢	You do not seek guaranteed income from your investment and you understand that Coupon Amounts are not guaranteed.

➢	You understand that the Index Dividend Point data may not be publicly disseminated by the Index Calculation Agent.

➢	You are not seeking an investment for which there will be an active secondary market.

➢	You are comfortable with the creditworthiness of UBS, as issuer of the Securities.

The Securities may not be a suitable investment for you if:

➢	You are not willing to accept the risk that you may lose all or a substantial portion of your investment.

➢

You do not seek an investment with a return linked to 1.5 times the quarterly performance of the Index, which will provide exposure to publicly-traded mortgage REITs that are listed and incorporated in the United States and derive at least 50% of their revenues from mortgage-related activities, and Coupon Amounts which are dependent on distributions made with respect to the Index Constituent Securities.

➢

You do not understand (i) leverage risk, including the risks inherent in maintaining a constant 1.5 times leverage on a quarterly basis, and (ii) the consequences of seeking quarterly leveraged investment results generally, and you do not intend to actively monitor and manage your investment.

➢	You are not aware that the Securities may trade at a substantial premium to or discount from their Current Indicative Value (or intraday indicative value).

➢

You believe that the compounded leveraged quarterly return of the Index will be negative during the term of the Securities or the compounded leveraged quarterly return will not be sufficient to offset the combined negative effect of the applicable fees built into the calculation of the payment at maturity, call, acceleration upon the occurrence of a Zero Value Event or upon early redemption.

➢	You are not willing to hold 1.5 times leveraged securities whose leverage will be reset back to 1.5 quarterly, or more frequently upon the occurrence of a Loss Rebalancing Event.

➢

You are not willing to hold 1.5 times leveraged securities whose leverage will be permanently reset to 1.0 upon the occurrence of a Permanent Deleveraging Event, resulting in unleveraged exposure to the Index for the remaining term of the Securities.

➢	You are not willing to hold securities that have a long-term maturity (30 years).

➢	You are not willing to be exposed to the risks inherent in a concentrated investment in U.S. listed and incorporated mortgage REITs.

➢	You are not willing to accept the risk that the price at which you are able to sell the Securities may be significantly less than the amount you invested.

➢	You are not willing to hold securities that may be redeemed early by UBS, pursuant to UBS’s Call Right at any time.

➢

You are not willing to hold securities that will be automatically accelerated and mandatorily redeemed by UBS in the event the Intraday Index Value on any Index Business Day (other than an Excluded Day) decreases by 66.66667% or more from the Last Reset Index Closing Level.

➢	You prefer the lower risk and therefore accept the potentially lower returns of fixed-income investments with comparable maturities and credit ratings.

➢

You are not willing to pay the Accrued Fees and, if applicable and the Redemption Fee Amount which are charged on the Securities and that will reduce your return (or increase your loss, as applicable) on your investment.

➢	You do not understand that the Index Dividend Point data may not be publicly disseminated by the Index Calculation Agent.

➢	You seek an investment for which there will be an active secondary market.

➢	You are not comfortable with the creditworthiness of UBS, as issuer of the Securities.

Who calculates and publishes the Index?

The level of the Index is calculated by the Index Calculation Agent and disseminated by the NYSE approximately every fifteen (15) seconds (assuming the level of the Index has changed within such fifteen-second interval) from 9:30 a.m. to 4:15 p.m., New York City time on those days specified as Index Business Days, and a daily Index level is published at approximately 5:00 p.m., New York City time, on each Index Business Day. Index information, including the Index level, is available from Bloomberg L.P. (“Bloomberg”) under the symbol “MVMORT”. The historical performance of the Index is not indicative of the future performance of the Index or the level of the Index at the end of the Applicable Measurement Period or on the Redemption Valuation Date, as the case may be.

What are the tax consequences of owning the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion below under “Material U.S. Federal Income Tax Consequences”.

Pursuant to the terms of the Securities, you and we agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid forward contract with respect to the Index. In addition, you and we agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to treat the Coupon Amount (including amounts received upon the sale, redemption or maturity of the Securities in respect of accrued but unpaid Coupon Amounts) and the Accrued Dividend, if any, as amounts that should be included in ordinary income of a U.S. holder (as defined below under “Material U.S. Federal Income Tax Consequences”) for tax purposes at the time such amounts accrue or are received, in accordance with the holder’s regular method of tax accounting for tax purposes. You will be required to treat such amounts in such a manner despite the fact that (i) there may be other possible treatments of such amounts that would be more advantageous to holders of Securities and (ii) such amounts may be attributable to distributions on the Index Constituent Securities that would, if received directly, be subject to a more advantageous tax treatment. For example, such amounts may be attributable to distributions on the Index Constituent Securities that, if received directly by certain holders, would be treated as (i) dividends subject to tax at long-term capital gains rates, (ii) eligible for the 20% deduction applicable to “qualified business income,” or (iii) tax-free return of capital distributions.

If the Securities are so treated (and subject to the discussion below regarding the application of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”)), a U.S. holder should generally recognize capital gain or loss upon the sale, redemption or maturity of its Securities in an amount equal to the difference between the amount realized (other than any amount attributable to accrued but unpaid Coupon Amounts and the Accrued Dividend, if any, which will be treated as ordinary income) and the holder’s tax basis in the Securities. Such gain or loss should generally be long-term capital gain or loss if the holder has a holding period in the Securities that is greater than one year.

In the opinion of our counsel, Sullivan & Cromwell LLP, the Securities should be treated in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that the Securities could be treated for tax purposes in an alternative manner described below under “Material U.S. Federal Income Tax Consequences — U.S. Holders — Alternative Treatments”.

It is likely that ownership of the Securities will be treated as a “constructive ownership transaction” that is subject to the constructive ownership rules of Section 1260 of the Code. Under Section 1260 of the Code, special tax rules apply to an investor that enters into a “constructive ownership transaction” with respect to an equity interest in a “pass-thru entity.” For this purpose, (i) a constructive ownership transaction includes entering into a forward contract with respect to a pass-thru entity and (ii) real estate investment trusts (“REITs”) (and certain other entities) are considered to be pass-thru entities. We understand that the Index is primarily (or entirely) comprised of entities that are REITs. It is not entirely clear how Section 1260 of the Code applies in the case of a forward contract (such as the Securities) with respect to an index that primarily (or entirely) references pass-thru entities, such as the Index. Although the matter is not free from doubt, it is likely that Section 1260 of the Code should apply to the portion of your return on the Securities that is determined by reference to the Index Constituent Securities that are pass-thru entities (the “Pass-Thru Index Constituents”). If such portion of your Securities is subject to Section 1260, then any long-term capital gain that you realize upon the sale, redemption or maturity of your Securities that is attributable to the Pass-Thru Index Constituents would be recharacterized as ordinary income (and you would be subject to an interest charge on the deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the Pass-Thru Index Constituents (in an amount equal to the notional amount of Pass-Thru Index Constituents that are referenced by your Securities, i.e., after taking into account the leverage component of your Securities) on the date that you purchased the Securities and sold your interest in such Pass-Thru Index Constituents on the date of the sale, redemption or maturity of the Securities (the “Excess Gain Amount”). In addition, it is possible that Excess Gain Amount will be computed separately for each Pass-Thru Index Constituent. If your Securities are subject to these rules, the Excess Gain Amount will be presumed to be equal to all of the gain that you recognize in respect of the Securities that is attributable to the Pass-Thru Index

Constituents (in which case all of such gain would be recharacterized as ordinary income that is subject to an interest charge) unless you provide clear and convincing evidence to the contrary. You should review the discussion of Section 1260 under the heading “Material U.S. Federal Income Tax Consequences — U.S. Holders” and are urged to consult your own tax advisor regarding the application of these rules to the Securities.

Non-U.S. holders of Securities should review the discussion below under “Material U.S. Federal Income Tax Considerations — Non-U.S. Holders” for a summary of the tax consequences to them of holding the Securities, including a discussion of withholding taxes that will be imposed on distributions to them in respect of the Securities.

Holders are urged to consult their tax advisors concerning the significance and the potential impact of the above considerations.

Conflicts of Interest

UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Hypothetical Examples

Hypothetical Payment at Maturity, Early Redemption or upon Exercise by UBS of its Call Right

The following examples one through four illustrate how the Securities would perform at maturity, early redemption or upon exercise by UBS of its call right, in hypothetical circumstances. We have included an example in which the Index Closing Level increases at a constant rate of 3.00% per quarter for twenty quarters (Example 1), as well as an example in which the Index Closing Level decreases at a constant rate of 3.00% per quarter for twenty quarters (Example 2). In addition, Example 3 shows the Index Closing Level increasing at a constant rate of 3.00% per quarter for the first ten quarters and then decreasing at a constant rate of 3.00% per quarter for the next ten quarters, whereas Example 4 shows the reverse scenario of the Index Closing Level decreasing at a constant rate of 3.00% per quarter for the first ten quarters, and then increasing at a constant rate of 3.00% per quarter for the next ten quarters. For ease of analysis and presentation, the following examples assume that the term of the Securities is twenty quarters, the last Index Business Day of the Call Measurement Period, or the Redemption Valuation Date, occurs on the quarter end, that no Coupon Amount was paid during the term of the Securities, the Daily Dividend for each applicable period is zero and that no Accrued Dividend will be paid at maturity or call.

The following assumptions are used in each of the four examples:

➢	The Daily Tracking Fee is calculated based on a per annum rate of 0.95%

➢	The Financing Rate is 1.45%

➢	The Stated Principal Amount is $25.00

➢	The Initial Index Level is 400.00

➢	The Redemption Fee Amount is 0.125%

These examples highlight the effect of the 1.5 times leverage and quarterly compounding (unless a Permanent Deleveraging Event has occurred, in which case such long exposure will be unleveraged), and the impact of the Accrued Fees on the payment at maturity, early redemption, or upon exercise by UBS of its call right, under different circumstances. The assumed Financing Rate is not an indication of the actual Financing Rate that will apply throughout the term of the Securities. The Financing Rate will change during the term of the Securities, which will affect the performance of the Securities.

Because the Accrued Fees take into account the quarterly performance of the Index, as measured by the Current Principal Amount and Index Factor, the absolute level of the Accrued Fees is dependent on the path taken by the Index Closing Level to arrive at its ending level. The figures in these examples have been rounded for convenience. The Cash Settlement Amount figures for quarter twenty are as of the hypothetical Calculation Date, assuming a constant Index Closing Level throughout such Final Measurement Period, and given the indicated assumptions, a holder will receive payment at maturity, early redemption or upon exercise by UBS of its call right, in the indicated amount, according to the indicated formula.

Hypothetical Examples

Example 1 — The level of the Index increases at a constant rate of 3.00% for twenty quarters.

Quarter End	Index Closing Level [1]	Index Performance Ratio	Index Factor	Accrued Financing Fee for the Applicable Day [2]	Accrued Tracking Fee for the Applicable Day [3]	Accrued Fees for the Applicable Quarter	Current Principal Amount [4]	Redemption Amount
A	B	C	D	E	F	G	H	I
		((Index Closing Level - Last Reset Index Closing Level) / Last Reset Index Closing Level)	(1 + (1.5 x C))	(Previous Current Principal Amount x 0.5 * Financing Rate x Act/360)	(per annum rate x Previous Current Principal Amount x D x Act/365)	(E + F)	((Previous Current Principal Amount x D) - G)	(H *(1 - Redemption Fee Rate))
1	412.00	0.0300	1.045	0.0453	$0.0612	$0.1065	$26.02	$25.9860
2	424.36	0.0300	1.045	0.0472	$0.0637	$0.1108	$27.08	$27.0446
3	437.09	0.0300	1.045	0.0491	$0.0663	$0.1154	$28.18	$28.1464
4	450.20	0.0300	1.045	0.0511	$0.0690	$0.1201	$29.33	$29.2931
5	463.71	0.0300	1.045	0.0532	$0.0718	$0.1250	$30.52	$30.4865
6	477.62	0.0300	1.045	0.0553	$0.0747	$0.1300	$31.77	$31.7285
7	491.95	0.0300	1.045	0.0576	$0.0778	$0.1353	$33.06	$33.0211
8	506.71	0.0300	1.045	0.0599	$0.0809	$0.1409	$34.41	$34.3664
9	521.91	0.0300	1.045	0.0624	$0.0842	$0.1466	$35.81	$35.7664
10	537.57	0.0300	1.045	0.0649	$0.0877	$0.1526	$37.27	$37.2235
11	553.69	0.0300	1.045	0.0676	$0.0912	$0.1588	$38.79	$38.7400
12	570.30	0.0300	1.045	0.0703	$0.0949	$0.1653	$40.37	$40.3183
13	587.41	0.0300	1.045	0.0732	$0.0988	$0.1720	$42.01	$41.9608
14	605.04	0.0300	1.045	0.0761	$0.1028	$0.1790	$43.72	$43.6703
15	623.19	0.0300	1.045	0.0793	$0.1070	$0.1863	$45.51	$45.4494
16	641.88	0.0300	1.045	0.0825	$0.1114	$0.1939	$47.36	$47.3010
17	661.14	0.0300	1.045	0.0858	$0.1159	$0.2018	$49.29	$49.2280
18	680.97	0.0300	1.045	0.0893	$0.1207	$0.2100	$51.30	$51.2335
19	701.40	0.0300	1.045	0.0930	$0.1256	$0.2185	$53.39	$53.3208
20	722.44	0.0300	1.045	0.0968	$0.1307	$0.2275	$55.56	$55.4930

Cumulative Index Return:	80.61%
Return on Securities (assumes no early redemption):	122.25%

[1]

The Index Closing Level is also: (i) the Last Reset Index Closing Level for the following day; and (ii) the Index Valuation Level for calculating the Call Settlement Amount, the Redemption Amount and the Cash Settlement Amount

[2]	Accrued Financing Charge is calculated on an act/360 basis
[3]	Accrued Tracking Fee is calculated on an act/365 basis
[4]	For Quarter 20, this is also the Closing Indicative Value and the Cash Settlement Amount

Hypothetical Examples

Example 2 — The level of the Index decreases at a constant rate of 3.00% for twenty quarters.

Quarter End	Index Closing Level [1]	Index Performance Ratio	Index Factor	Accrued Financing Fee for the Applicable Day [2]	Accrued Tracking Fee for the Applicable Day [3]	Accrued Fees for the Applicable Quarter	Current Principal Amount [4]	Redemption Amount
A	B	C	D	E	F	G	H	I
		((Index Closing Level - Last Reset Index Closing Level) / Last Reset Index Closing Level)	(1 + (1.5 x C))	(Previous Current Principal Amount x 0.5 * Financing Rate x Act/360)	(per annum rate x Previous Current Principal Amount x D x Act/365)	(E + F)	((Previous Current Principal Amount x D) - G)	(H *(1 - Redemption Fee Rate))
1	388.00	-0.0300	0.955	0.0453	$0.0559	$0.1012	$23.77	$23.7440
2	376.36	-0.0300	0.955	0.0431	$0.0532	$0.0963	$22.61	$22.5794
3	365.07	-0.0300	0.955	0.0410	$0.0506	$0.0916	$21.50	$21.4719
4	354.12	-0.0300	0.955	0.0390	$0.0481	$0.0871	$20.44	$20.4187
5	343.49	-0.0300	0.955	0.0371	$0.0457	$0.0828	$19.44	$19.4172
6	333.19	-0.0300	0.955	0.0352	$0.0435	$0.0787	$18.49	$18.4648
7	323.19	-0.0300	0.955	0.0335	$0.0414	$0.0749	$17.58	$17.5591
8	313.50	-0.0300	0.955	0.0319	$0.0393	$0.0712	$16.72	$16.6978
9	304.09	-0.0300	0.955	0.0303	$0.0374	$0.0677	$15.90	$15.8788
10	294.97	-0.0300	0.955	0.0288	$0.0356	$0.0644	$15.12	$15.1000
11	286.12	-0.0300	0.955	0.0274	$0.0338	$0.0612	$14.38	$14.3593
12	277.54	-0.0300	0.955	0.0261	$0.0322	$0.0582	$13.67	$13.6550
13	269.21	-0.0300	0.955	0.0248	$0.0306	$0.0554	$13.00	$12.9852
14	261.13	-0.0300	0.955	0.0236	$0.0291	$0.0527	$12.36	$12.3483
15	253.30	-0.0300	0.955	0.0224	$0.0277	$0.0501	$11.76	$11.7426
16	245.70	-0.0300	0.955	0.0213	$0.0263	$0.0476	$11.18	$11.1667
17	238.33	-0.0300	0.955	0.0203	$0.0250	$0.0453	$10.63	$10.6189
18	231.18	-0.0300	0.955	0.0193	$0.0238	$0.0431	$10.11	$10.0981
19	224.25	-0.0300	0.955	0.0183	$0.0226	$0.0409	$9.61	$9.6028
20	217.52	-0.0300	0.955	0.0174	$0.0215	$0.0389	$9.14	$9.1318

Cumulative Index Return:	-45.62%
Return on Securities (assumes no early redemption):	-63.43%

[1]

The Index Closing Level is also: (i) the Last Reset Index Closing Level for the following day; and (ii) the Index Valuation Level for calculating the Call Settlement Amount, the Redemption Amount and the Cash Settlement Amount

[2]	Accrued Financing Charge is calculated on an act/360 basis
[3]	Accrued Tracking Fee is calculated on an act/365 basis
[4]	For Quarter 20, this is also the Closing Indicative Value and the Cash Settlement Amount

Hypothetical Examples

Example 3 — The level of the Index increases at a constant rate of 3.00% per quarter for the first ten quarters and then decreases at a constant rate of 3.00% per quarter for the next ten quarters

Quarter End	Index Closing Level [1]	Index Performance Ratio	Index Factor	Accrued Financing Fee for the Applicable Day [2]	Accrued Tracking Fee for the Applicable Day [3]	Accrued Fees for the Applicable Quarter	Current Principal Amount [4]	Redemption Amount
A	B	C	D	E	F	G	H	I
		((Index Closing Level - Last Reset Index Closing Level) / Last Reset Index Closing Level)	(1 + (1.5 x C))	(Previous Current Principal Amount x 0.5 * Financing Rate x Act/360)	(per annum rate x Previous Current Principal Amount x D x Act/365)	(E + F)	((Previous Current Principal Amount x D) - G)	(H *(1 - Redemption Fee Rate))
1	412.00	0.0300	1.045	0.0453	$0.0612	$0.1065	$26.02	$25.9860
2	424.36	0.0300	1.045	0.0472	$0.0637	$0.1108	$27.08	$27.0446
3	437.09	0.0300	1.045	0.0491	$0.0663	$0.1154	$28.18	$28.1464
4	450.20	0.0300	1.045	0.0511	$0.0690	$0.1201	$29.33	$29.2931
5	463.71	0.0300	1.045	0.0532	$0.0718	$0.1250	$30.52	$30.4865
6	477.62	0.0300	1.045	0.0553	$0.0747	$0.1300	$31.77	$31.7285
7	491.95	0.0300	1.045	0.0576	$0.0778	$0.1353	$33.06	$33.0211
8	506.71	0.0300	1.045	0.0599	$0.0809	$0.1409	$34.41	$34.3664
9	521.91	0.0300	1.045	0.0624	$0.0842	$0.1466	$35.81	$35.7664
10	537.57	0.0300	1.045	0.0649	$0.0877	$0.1526	$37.27	$37.2235
11	521.44	-0.0300	0.955	0.0676	$0.0834	$0.1509	$35.44	$35.3977
12	505.80	-0.0300	0.955	0.0642	$0.0793	$0.1435	$33.70	$33.6615
13	490.62	-0.0300	0.955	0.0611	$0.0754	$0.1365	$32.05	$32.0104
14	475.90	-0.0300	0.955	0.0581	$0.0717	$0.1298	$30.48	$30.4403
15	461.63	-0.0300	0.955	0.0552	$0.0682	$0.1234	$28.98	$28.9472
16	447.78	-0.0300	0.955	0.0525	$0.0648	$0.1174	$27.56	$27.5274
17	434.34	-0.0300	0.955	0.0500	$0.0617	$0.1116	$26.21	$26.1772
18	421.31	-0.0300	0.955	0.0475	$0.0586	$0.1061	$24.92	$24.8932
19	408.67	-0.0300	0.955	0.0452	$0.0558	$0.1009	$23.70	$23.6722
20	396.41	-0.0300	0.955	0.0430	$0.0530	$0.0960	$22.54	$22.5111

Cumulative Index Return:	-0.90%
Return on Securities (assumes no early redemption):	-9.84%

[1]

The Index Closing Level is also: (i) the Last Reset Index Closing Level for the following day; and (ii) the Index Valuation Level for calculating the Call Settlement Amount, the Redemption Amount and the Cash Settlement Amount

[2]	Accrued Financing Charge is calculated on an act/360 basis
[3]	Accrued Tracking Fee is calculated on an act/365 basis
[4]	For Quarter 20, this is also the Closing Indicative Value and the Cash Settlement Amount

Hypothetical Examples

Example 4 — The level of the Index decreases at a constant rate of 3.00% per quarter for the first ten quarters and then increases at a constant rate of 3.00% per quarter for the next ten quarters.

Quarter End	Index Closing Level [1]	Index Performance Ratio	Index Factor	Accrued Financing Fee for the Applicable Day [2]	Accrued Tracking Fee for the Applicable Day [3]	Accrued Fees for the Applicable Quarter	Current Principal Amount [4]	Redemption Amount
A	B	C	D	E	F	G	H	I
		((Index Closing Level - Last Reset Index Closing Level) / Last Reset Index Closing Level)	(1 + (1.5 x C))	(Previous Current Principal Amount x 0.5 * Financing Rate x Act/360)	(per annum rate x Previous Current Principal Amount x D x Act/365)	(E + F)	((Previous Current Principal Amount x D) - G)	(H *(1 - Redemption Fee Rate))
1	388.00	-0.0300	0.955	0.0453	$0.0559	$0.1012	$23.77	$23.7440
2	376.36	-0.0300	0.955	0.0431	$0.0532	$0.0963	$22.61	$22.5794
3	365.07	-0.0300	0.955	0.0410	$0.0506	$0.0916	$21.50	$21.4719
4	354.12	-0.0300	0.955	0.0390	$0.0481	$0.0871	$20.44	$20.4187
5	343.49	-0.0300	0.955	0.0371	$0.0457	$0.0828	$19.44	$19.4172
6	333.19	-0.0300	0.955	0.0352	$0.0435	$0.0787	$18.49	$18.4648
7	323.19	-0.0300	0.955	0.0335	$0.0414	$0.0749	$17.58	$17.5591
8	313.50	-0.0300	0.955	0.0319	$0.0393	$0.0712	$16.72	$16.6978
9	304.09	-0.0300	0.955	0.0303	$0.0374	$0.0677	$15.90	$15.8788
10	294.97	-0.0300	0.955	0.0288	$0.0356	$0.0644	$15.12	$15.1000
11	303.82	0.0300	1.045	0.0274	$0.0370	$0.0644	$15.73	$15.7151
12	312.93	0.0300	1.045	0.0285	$0.0385	$0.0670	$16.38	$16.3553
13	322.32	0.0300	1.045	0.0297	$0.0401	$0.0698	$17.04	$17.0217
14	331.99	0.0300	1.045	0.0309	$0.0417	$0.0726	$17.74	$17.7151
15	341.95	0.0300	1.045	0.0321	$0.0434	$0.0756	$18.46	$18.4368
16	352.21	0.0300	1.045	0.0335	$0.0452	$0.0786	$19.21	$19.1879
17	362.78	0.0300	1.045	0.0348	$0.0470	$0.0819	$19.99	$19.9696
18	373.66	0.0300	1.045	0.0362	$0.0489	$0.0852	$20.81	$20.7832
19	384.87	0.0300	1.045	0.0377	$0.0509	$0.0887	$21.66	$21.6299
20	396.41	0.0300	1.045	0.0393	$0.0530	$0.0923	$22.54	$22.5111

Cumulative Index Return:	-0.90%
Return on Securities (assumes no early redemption):	-9.84%

[1]

The Index Closing Level is also: (i) the Last Reset Index Closing Level for the following day; and (ii) the Index Valuation Level for calculating the Call Settlement Amount, the Redemption Amount and the Cash Settlement Amount

[2]	Accrued Financing Charge is calculated on an act/360 basis
[3]	Accrued Tracking Fee is calculated on an act/365 basis
[4]	For Quarter 20, this is also the Closing Indicative Value and the Cash Settlement Amount

Hypothetical Examples

Hypothetical Payment upon Exercise by UBS of its Call Right in Periods of Market Volatility

The following Example 5 and Example 6 illustrate how the Securities would perform upon exercise by UBS of its call right in hypothetical periods of market volatility. In Example 5, the Index Closing Level decreases at a constant rate of 1.00% per day for the first ten days, and then increases at a constant rate of 5.00% per day for the next twenty days, and that UBS elects to exercise its call right on day six. In Example 6, the Index Closing Level decreases at a constant rate of 1.00% per day for the first twenty days, and then increases at a constant rate of 5.00% per day for the next ten days, and UBS elects to exercise its call right on day six. In each of these examples, the Call Settlement Date is day twenty three, and the seven days of Index performance following the Call Settlement Date are included solely to illustrate how an investor will not participate in the performance of the Index following the end of the Call Measurement Period. For ease of analysis and presentation, the following examples assumes that the Current Principal Amount on the most recent Reset Valuation Date is $10.00, that the 30 day period starts from the next Index Business Day after the Reset Valuation Date, that no Coupon Amount was paid during the term of the Securities, that the Daily Dividend and the Accrued Dividend for the applicable period is zero.

Examples five and six highlight the effect of the 1.5 times leverage and quarterly compounding, and the impact of the Accrued Fees on the payment upon exercise by UBS of its call right. The assumed Financing Rate is not an indication of the actual Financing Rate that will apply throughout the term of the Securities. The Financing Rate will change during the term of the Securities, which will affect the performance of the Securities.

Because the Accrued Fees take into account the performance of the Index, as measured by the Current Principal Amount and the Index Factor, the absolute level of the Accrued Tracking Fee and Accrued Financing Fees is dependent on the path taken by the Index Closing Level to arrive at its ending level. The figures in these examples have been rounded for convenience. The Call Settlement Amount figure for day twenty is as of the hypothetical last Index Business Day of the Call Measurement Period; assuming a 4-day Call Measurement Period commencing on day one and ending on day four, and given the indicated assumptions, a holder will receive payment on the Call Settlement Date (day twenty three) in the indicated amount, according to the indicated formula. The examples below assume that the Securities are called on day six and that all investors holding the Securities on day one, continue to hold the Securities through to the Call Settlement Date, and receive the Call Settlement Amount.

The following assumptions are used in these examples:

➢	The Daily Tracking Fee is calculated based on a per annum rate of 0.95%

➢	The Financing Rate is 1.45%

➢	The initial value of the Current Principal Amount is $10.00

➢	The Initial Index Level is 400.00

➢	The Redemption Fee Amount is 0.125%

Hypothetical Examples

Example 5 — The level of the Index decreases at a constant rate of 1.00% per day for ten days, then increases at a constant rate of 5.00% per day for the next twenty days and that UBS elects to exercise its Call Right on day six.

Daily End	Index Closing Level [1]	Index Performance Ratio	Index Factor	Accrued Financing Fee for the Applicable Day [2]	Accrued Tracking Fee for the Applicable Day [3]	Accrued Fees for the Applicable Day	Current Principal Amount	Measurement Period Cash Amount	Closing Indicative Value [4],[5]	Residual Factor
A	B	C	D	E	F	G	H	I	J	K
		((Index Closing Level - Last Reset Index Closing Level) / Last Reset Index Closing Level)	(1 + (1.5 x C))	Previous Accrued Financing Fee + (Previous Current Principal Amount x 0.5 x Financing Rate x Act/360)	Previous Accrued Tracking Fee + (per annum rate x Previous Current Principal Amount x D x Act/365)	(E + F)	((Previous Current Principal Amount x D) - G)	(Previous Measurement Period Cash Amount + (Previous Current Principal Amount x 0.25 x D))	((Previous Current Principal Amount x D x K) – G + I)
1	396.00	-0.0100	0.985	$0.0002	$0.0003	$0.0005	$10.0000	$0.0000	$9.8495	1
2	392.04	-0.0199	0.970	$0.0004	$0.0005	$0.0009	$10.0000	$0.0000	$9.7006	1
3	388.12	-0.0297	0.955	$0.0006	$0.0008	$0.0014	$10.0000	$0.0000	$9.5531	1
4	384.24	-0.0394	0.941	$0.0008	$0.0010	$0.0018	$10.0000	$0.0000	$9.4071	1
5	380.40	-0.0490	0.926	$0.0010	$0.0012	$0.0023	$10.0000	$0.0000	$9.2626	1
6	376.59	-0.0585	0.912	$0.0012	$0.0015	$0.0027	$10.0000	$0.0000	$9.1195	1
7	372.83	-0.0679	0.898	$0.0014	$0.0017	$0.0031	$10.0000	$0.0000	$8.9779	1
8	369.10	-0.0773	0.884	$0.0016	$0.0019	$0.0036	$10.0000	$0.0000	$8.8376	1
9	365.41	-0.0865	0.870	$0.0018	$0.0022	$0.0040	$10.0000	$0.0000	$8.6988	1
10	361.75	-0.0956	0.857	$0.0020	$0.0024	$0.0044	$10.0000	$0.0000	$8.5613	1
11	379.84	-0.0504	0.924	$0.0022	$0.0026	$0.0049	$10.0000	$0.0000	$9.2392	1
12	398.83	-0.0029	0.996	$0.0024	$0.0029	$0.0053	$10.0000	$0.0000	$9.9509	1
13	418.77	0.0469	1.070	$0.0026	$0.0032	$0.0058	$10.0000	$0.0000	$10.6982	1
14	439.71	0.0993	1.149	$0.0028	$0.0035	$0.0063	$10.0000	$0.0000	$11.4829	1
15	461.70	0.1542	1.231	$0.0030	$0.0038	$0.0068	$10.0000	$0.0000	$12.3069	1
16	484.78	0.2120	1.318	$0.0032	$0.0041	$0.0074	$10.0000	$0.0000	$13.1720	1
17	509.02	0.2726	1.409	$0.0034	$0.0045	$0.0079	$10.0000	$3.5221	$14.0804	0.75
18	534.47	0.3362	1.504	$0.0036	$0.0049	$0.0085	$10.0000	$7.2828	$14.7956	0.50
19	561.20	0.4030	1.604	$0.0038	$0.0053	$0.0091	$10.0000	$11.2940	$15.2961	0.25
20	589.26	0.4731	1.710	$0.0040	$0.0058	$0.0098	$0.0000	$15.5683	$15.5585	-
21	618.72	0.5468	1.820	$0.0040	$0.0058	$0.0582	$0.0000	$15.5683	$15.5585	-
22	649.66	0.6241	1.936	$0.0040	$0.0058	$0.0582	$0.0000	$15.5683	$15.5585	-
23	682.14	0.7053	2.058	$0.0040	$0.0058	$0.0582	$0.0000	$15.5683	$15.5585	-
24	716.25	0.0000	0.0000	0.000	$0.00	$0.0000	$0.0000	$0.0000
25	752.06	0.0000	0.000	0.0000	$0.00	$0.0000	$0.0000	$0.0000
26	789.66	0.0000	0.000	0.0000	$0.00	$0.0000	$0.0000	$0.0000
27	829.14	0.0000	0.000	0.0000	$0.00	$0.0000	$0.0000	$0.0000
28	870.60	0.0000	0.000	0.0000	$0.00	$0.0000	$0.0000	$0.0000
29	914.13	0.0000	0.000	0.0000	$0.00	$0.0000	$0.0000	$0.0000
30	959.84	0.0000	0.000	0.0000	$0.00	$0.0000	$0.0000	$0.0000

Cumulative Index Return:	139.96%
Return on Securities (Call Settlement Amount):	55.59%

[1]

The Index Closing Level is also: (i) the Last Reset Index Closing Level for the following day; and (ii) the Index Valuation Level for calculating the Call Settlement Amount, the Redemption Amount and the Cash Settlement Amount

[2]	Accrued Financing Charge is calculated on an act/360 basis
[3]	Accrued Tracking Fee is calculated on an act/365 basis
[4]	For day twenty-three, this is also the Cash Settlement Amount
[5]	Redemption Amount = Closing Indicative Value x ( 1- Redemption Fee Rate)

Hypothetical Examples

Example 6 — The level of the Index decreases at a constant rate of 1.00% per day for twenty days, then increases at a constant rate of 5.00% per day for the next ten days and that UBS elects to exercise its Call Right on day six.

Daily End	Index Closing Level [1], [6]	Index Performance Ratio	Index Factor	Accrued Financing Fee for the Applicable Day [2]	Accrued Tracking Fee for the Applicable Day [3]	Accrued Fees for the Applicable Day	Current Principal Amount	Measurement Period Cash Amount	Closing Indicative Value [4],[5]	Residual Factor
A	B	C	D	E	F	G	H	I	J	K
		((Index Closing Level - Last Reset Index Closing Level) / Last Reset Index Closing Level)	(1 + (1.5 x C))	Previous Accrued Financing Fee + (Previous Current Principal Amount x 0.5 x Financing Rate x Act/360)	Previous Accrued Tracking Fee + (per annum rate x Previous Current Principal Amount x D x Act/365)	(E + F)	((Previous Current Principal Amount x D) - G)	(Previous Measurement Period Cash Amount + (Previous Current Principal Amount x 0.25 x D))	((Previous Current Principal Amount x D x K) – G + I)
1	396.00	-0.0100	0.985	$0.0002	$0.0003	$0.0005	$10.0000	$0.0000	$9.8495	1
2	392.04	-0.0199	0.970	$0.0004	$0.0005	$0.0009	$10.0000	$0.0000	$9.7006	1
3	388.12	-0.0297	0.955	$0.0006	$0.0008	$0.0014	$10.0000	$0.0000	$9.5531	1
4	384.24	-0.0394	0.941	$0.0008	$0.0010	$0.0018	$10.0000	$0.0000	$9.4071	1
5	380.40	-0.0490	0.926	$0.0010	$0.0012	$0.0023	$10.0000	$0.0000	$9.2626	1
6	376.59	-0.0585	0.912	$0.0012	$0.0015	$0.0027	$10.0000	$0.0000	$9.1195	1
7	372.83	-0.0679	0.898	$0.0014	$0.0017	$0.0031	$10.0000	$0.0000	$8.9779	1
8	369.10	-0.0773	0.884	$0.0016	$0.0019	$0.0036	$10.0000	$0.0000	$8.8376	1
9	365.41	-0.0865	0.870	$0.0018	$0.0022	$0.0040	$10.0000	$0.0000	$8.6988	1
10	361.75	-0.0956	0.857	$0.0020	$0.0024	$0.0044	$10.0000	$0.0000	$8.5613	1
11	358.14	-0.1047	0.843	$0.0022	$0.0026	$0.0048	$10.0000	$0.0000	$8.4252	1
12	354.55	-0.1136	0.830	$0.0024	$0.0028	$0.0052	$10.0000	$0.0000	$8.2905	1
13	351.01	-0.1225	0.816	$0.0026	$0.0030	$0.0057	$10.0000	$0.0000	$8.1572	1
14	347.50	-0.1313	0.803	$0.0028	$0.0033	$0.0061	$10.0000	$0.0000	$8.0251	1
15	344.02	-0.1399	0.790	$0.0030	$0.0035	$0.0065	$10.0000	$0.0000	$7.8944	1
16	340.58	-0.1485	0.777	$0.0032	$0.0037	$0.0069	$10.0000	$0.0000	$7.7650	1
17	337.18	-0.1571	0.764	$0.0034	$0.0039	$0.0073	$10.0000	$1.9110	$7.6369	0.75
18	333.81	-0.1655	0.752	$0.0036	$0.0041	$0.0077	$10.0000	$3.7905	$7.5416	0.50
19	330.47	-0.1738	0.739	$0.0038	$0.0042	$0.0081	$10.0000	$5.6386	$7.4787	0.25
20	327.16	-0.1821	0.727	$0.0040	$0.0044	$0.0085	$0.0000	$7.4557	$7.4473	-
21	343.52	-0.1412	0.788	$0.0040	$0.0044	$0.0582	$0.0000	$7.4557	$7.4473	-
22	360.70	-0.0983	0.853	$0.0040	$0.0044	$0.0582	$0.0000	$7.4557	$7.4473	-
23	378.73	-0.0532	0.920	$0.0040	$0.0044	$0.0582	$0.0000	$7.4557	$7.4473	-
24	397.67	0.0000	0.000	0.0000	$0.00	$0.0000	$0.0000	$0.0000	$0.0000
25	417.55	0.0000	0.000	0.0000	$0.00	$0.0000	$0.0000	$0.0000	$0.0000
26	438.43	0.0000	0.000	0.0000	$0.00	$0.0000	$0.0000	$0.0000	$0.0000
27	460.35	0.0000	0.000	0.0000	$0.00	$0.0000	$0.0000	$0.0000	$0.0000
28	483.37	0.0000	0.000	0.0000	$0.00	$0.0000	$0.0000	$0.0000	$0.0000
29	507.54	0.0000	0.000	0.0000	$0.00	$0.0000	$0.0000	$0.0000	$0.0000
30	532.91	0.0000	0.000	0.0000	$0.00	$0.0000	$0.0000	$0.0000	$0.0000

Cumulative Index Return:	33.23%
Return on Securities (Call Settlement Amount):	-25.53%

[1]

The Index Closing Level is also: (i) the Last Reset Index Closing Level for the following day; and (ii) the Index Valuation Level for calculating the Call Settlement Amount, the Redemption Amount and the Cash Settlement Amount

[2]	Accrued Financing Charge is calculated on an act/360 basis
[3]	Accrued Tracking Fee is calculated on an act/365 basis
[4]	For day twenty-three, this is also the Cash Settlement Amount
[5]	Redemption Amount = Closing Indicative Value x ( 1- Redemption Fee Rate)
[6]	Loss Rebalancing Events are excluded from occurring during a Measurement Period.

Hypothetical Examples

Hypothetical Payment following Zero Value Event

The following example illustrates how the Securities would perform upon the occurrence of and following a Zero Value Event in hypothetical circumstances. Example 7 assumes that the Index Closing Level decreases at a constant rate of 3% per quarter for ten quarters, then decreases by 66.66667% on the first day of quarter eleven, and then increases at a rate of 10% in quarter twelve. Early, automatic termination of the Securities occurs in the eleventh quarter upon the occurrence of a Zero Value Event. For ease of analysis and presentation, the following example assumes that no Coupon Amount was paid during the term of the Securities, that the Daily Dividend for each applicable period is zero and (i) that no Loss Rebalancing Valuation Date has occurred, (ii) that no First or Second Permanent Deleveraging Valuation Dates have occurred and (iii) that no prior Zero Value Event has occurred until the eleventh quarter.

This example highlights the effect of the 1.5 times leverage and quarterly compounding, and the impact of the Accrued Fees on the payment upon the occurrence of a Zero Value Event. The Financing Rate is not an indication of the actual Financing Rate that will apply throughout the term of the Securities. The Financing Rate will change during the term of the Securities, which will affect the performance of the Securities.

Because the Accrued Fees take into account the performance of the Index, as measured by the Current Principal Amount and Index Factor, the absolute level of the Accrued Tracking Fee and Accrued Financing Fees is dependent on the path taken by the Index Closing Level to arrive at its ending level. The figures in this example have been rounded for convenience. The Zero Value Settlement Amount figure for quarter eleven is as of the Zero Value Settlement Date, and given the indicated assumptions, a holder will receive payment on the Zero Value Settlement Date in the indicated amount (which amount will be zero), according to the indicated formula. The example below assumes that the Securities are not called or redeemed in quarter eleven and that all investors holding the Securities in quarter eleven receive the Zero Value Settlement Amount.

The following assumptions are used in this example:

➢	The Daily Tracking Fee is calculated based on a per annum rate of 0.95%

➢	The Financing Rate is 1.45%

➢	The Stated Principal Amount is $25.00

➢	The Initial Index Level is 400.00

➢	The Redemption Fee Amount is 0.125%

Hypothetical Examples

Example 7 — The level of the Index decreases at a constant rate of 3% per quarter for ten quarters, then decreases by 66.66667% on the first day of quarter eleven, and then increases at a rate of 10% in quarter twelve, resulting in a Zero Value Event in the eleventh quarter.

Quarter End	Index Closing Level [1]	Index Performance Ratio	Index Factor	Accrued Financing Fee for the Applicable Day [2]	Accrued Tracking Fee for the Applicable Day [3]	Accrued Fees for the Applicable Quarter	Current Principal Amount [4]	Redemption Amount
A	B	C	D	E	F	G	H	I
		((Index Closing Level - Last Reset Index Closing Level) / Last Reset Index Closing Level)	(1 + (1.5 x C))	(Previous Current Principal Amount x 0.5 * Financing Rate x Act/360)	(per annum rate x Previous Current Principal Amount x D x Act/365)	(E + F)	((Previous Current Principal Amount x D) - G)	(Previous Current Principal Amount x D - Redemption Fee)
1	388.00	-0.0300	0.955	0.0453	$0.0559	$0.1012	$23.77	$23.8452
2	376.36	-0.0300	0.955	0.0431	$0.0532	$0.0963	$22.61	$22.6756
3	365.07	-0.0300	0.955	0.0410	$0.0506	$0.0916	$21.50	$21.5633
4	354.12	-0.0300	0.955	0.0390	$0.0481	$0.0871	$20.44	$20.5057
5	343.49	-0.0300	0.955	0.0371	$0.0457	$0.0828	$19.44	$19.4999
6	333.19	-0.0300	0.955	0.0352	$0.0435	$0.0787	$18.49	$18.5434
7	323.19	-0.0300	0.955	0.0335	$0.0414	$0.0749	$17.58	$17.6339
8	313.50	-0.0300	0.955	0.0319	$0.0393	$0.0712	$16.72	$16.7689
9	304.09	-0.0300	0.955	0.0303	$0.0374	$0.0677	$15.90	$15.9464
10	294.97	-0.0300	0.955	0.0288	$0.0356	$0.0644	$15.12	$15.1643
11	98.32	-0.6667	0.000	0.0000	$0.0000	$0.0000	$0.0000	$0.0000
12	108.16	0.1000	0.000	0.0000	$0.0000	$0.0000	$0.0000	$0.0000

Cumulative Index Return:	-72.96%
Return on Securities (assumes no early redemption):	-100.00%

[1]

The Index Closing Level is also: (i) the Last Reset Index Closing Level for the following day; and (ii) the Index Valuation Level for calculating the Call Settlement Amount, the Redemption Amount and the Cash Settlement Amount and the Zero Value Settlement Amount

[2]	Accrued Financing Charge is calculated on an act/360 basis
[3]	Accrued Tracking Fee is calculated on an act/365 basis
[4]	For Quarter 11, this is also the Zero Value Settlement Amount

Hypothetical Examples

Hypothetical Payment following a Permanent Deleveraging Event

The following example illustrates how the Securities would perform upon the occurrence of and following a Permanent Deleveraging Event in hypothetical circumstances. Example 8 assumes that the Index Closing Level increases at a constant rate of 3.00% per quarter for the first ten consecutive quarters, then decreases by 50.00% on a single day in quarter eleven and then increases at a constant rate of 3.00% per quarter for the remaining ten quarters, resulting in the occurrence of a Permanent Deleveraging Event in quarter eleven. For ease of analysis and presentation, the following example assumes that the term of the Securities is twenty quarters, that no Coupon Amount was paid during the term of the Securities, the Daily Dividend for each applicable period is zero, that no Accrued Dividend will be paid at maturity or call and (i) that no Loss Rebalancing Event has occurred, (ii) that no Zero Value Event has occurred and (iii) that no Permanent Deleveraging Event has occurred until day eleven.

This example highlights the effect of deleveraging the Securities from 1.5 times leverage to 1.0 times leverage upon the occurrence of a Permanent Deleveraging Event and quarterly compounding, and the impact of the Accrued Fees on the payment following such Permanent Deleveraging Event. The Financing Rate is not an indication of the actual Financing Rate that will apply throughout the term of the Securities. The Financing Rate will change during the term of the Securities, which will affect the performance of the Securities.

Because the Accrued Fees take into account the quarterly performance of the Index, as measured by the Current Principal Amount and Index Factor, the absolute level of the Accrued Fees is dependent on the path taken by the Index Closing Level to arrive at its ending level. The figures in this example have been rounded for convenience. The Cash Settlement Amount figure for quarter twenty one is as of the hypothetical Calculation Date, assuming a constant Index Closing Level throughout the Final Measurement Period, and given the indicated assumptions, a holder will receive payment at maturity, early redemption or upon exercise by UBS of its call right, in the indicated amount, according to the indicated formula.

The following assumptions are used in this example:

➢	The Daily Tracking Fee is calculated based on a per annum rate of 0.95%

➢	The Financing Rate is 1.45%

➢	The Stated Principal Amount is $25.00

➢	The Initial Index Level is 400.00

➢	The Redemption Fee Amount is 0.125%

Hypothetical Examples

Example 8 — The level of the Index increases at a constant rate of 3.00% per quarter for the first ten quarters, decreases by 50.00% on a single day in quarter eleven, and then increases at a constant rate of 3.00% per quarter for the remaining ten quarters, resulting in Permanent Deleveraging Event in quarter eleven.

Quarter End	Index Closing Level [1]	Index Performance Ratio	Index Factor	Accrued Financing Fee for the Applicable Day [2]	Accrued Tracking Fee for the Applicable Day [3]	Accrued Fees for the Applicable Quarter	Current Principal Amount [4]	Redemption Amount
A	B	C	D	E	F	G	H	I
		((Index Closing Level - Last Reset Index Closing Level) / Last Reset Index Closing Level)	(1 + ( 1.5 x C))^^	(Previous Current Principal Amount x 0.5 * Financing Rate x Act/360)	(per annum rate x Previous Current Principal Amount x D x Act/365)	(E + F)	((Previous Current Principal Amount x D) - G)	(H *(1- Redemption Fee Rate))
1	412.00	0.0300	1.045	0.0453	$0.0612	$0.1065	$26.0185	$25.9860
2	424.36	0.0300	1.045	0.0472	$0.0637	$0.1108	$27.0785	$27.0446
3	437.09	0.0300	1.045	0.0491	$0.0663	$0.1154	$28.1816	$28.1464
4	450.20	0.0300	1.045	0.0511	$0.0690	$0.1201	$29.3298	$29.2931
5	463.71	0.0300	1.045	0.0532	$0.0718	$0.1250	$30.5246	$30.4865
6	477.62	0.0300	1.045	0.0553	$0.0747	$0.1300	$31.7682	$31.7285
7	491.95	0.0300	1.045	0.0576	$0.0778	$0.1353	$33.0624	$33.0211
8	506.71	0.0300	1.045	0.0599	$0.0809	$0.1409	$34.4094	$34.3664
9	521.91	0.0300	1.045	0.0624	$0.0842	$0.1466	$35.8112	$35.7664
10	537.57	0.0300	1.045	0.0649	$0.0877	$0.1526	$37.2701	$37.2235
11	268.78	-0.5000	0.250	0.0676	$0.0218	$0.0894	$9.2282	$9.2166
12	276.85	0.0300	1.030	0.0000	$0.02	$0.0223	$9.4827	$9.4709
13	285.15	0.0300	1.030	0.0000	$0.02	$0.0229	$9.7443	$9.7322
14	293.71	0.0300	1.030	0.0000	$0.02	$0.0235	$10.0132	$10.0006
15	302.52	0.0300	1.030	0.0000	$0.02	$0.0242	$10.2894	$10.2765
16	311.59	0.0300	1.030	0.0000	$0.02	$0.0248	$10.5732	$10.5600
17	320.94	0.0300	1.030	0.0000	$0.0255	$0.0255	$10.8649	$10.8514
18	330.57	0.0300	1.030	0.0000	$0.0262	$0.0262	$11.1647	$11.1507
19	340.49	0.0300	1.030	0.0000	$0.0269	$0.0269	$11.4727	$11.4583
20	350.70	0.0300	1.030	0.0000	$0.0277	$0.0277	$11.7892	$11.7744
21	361.22	0.0300	1.030	0.0000	$0.0284	$0.0284	$12.1144	$12.0993

Cumulative Index Return:	-9.69%
Return on Securities (assumes no early redemption):	-51.54%

[1]

The Index Closing Level is also: (i) the Last Reset Index Closing Level for the following day; and (ii) the Index Valuation Level for calculating the Call Settlement Amount, the Redemption Amount and the Cash Settlement Amount

[2]	Accrued Financing Charge is calculated on an act/360 basis
[3]	Accrued Tracking Fee is calculated on an act/365 basis
[4]	For Quarter 21, this is also the Closing Indicative Value and the Cash Settlement Amount
[5]	For quarters 12-21, the leverage in the Security is 1.0 after the permanent deleveraging event in period 11; Calculated as ( 1 + ( 1.0 x C ) )

Hypothetical Examples

Hypothetical Payment following Loss Rebalancing Events

The following example illustrates how the Securities would perform upon the occurrence of and following Loss Rebalancing Events in hypothetical circumstances. Example 9 assumes that the Index Closing Level increases at a constant rate of 3.00% per quarter for the first nine consecutive quarters, then decreases by 15.00% at the end of each month in quarter 10, triggering a Loss Rebalancing Event at the end of each such month. Then, the Index Closing Level increases 22.38% each quarter from quarters 11 to 13 and increases 3% per quarter from quarters 13 to 20. For ease of analysis and presentation, the following example assumes that the term of the Securities is twenty quarters, that no Coupon Amount was paid during the term of the Securities, that the Daily Dividend for the applicable period is zero and that no Accrued Dividend will be paid at maturity or call.

This example highlights the effect of resetting the leverage of the Securities to 1.5 times leverage three successive times during quarter 10. The Financing Rate is not an indication of the actual Financing Rate that will apply throughout the term of the Securities. The Financing Rate will change during the term of the Securities, which will affect the performance of the Securities.

Because the Accrued Fees take into account the performance of the Index, as measured by the Current Principal Amount and Index Factor, the absolute level of the Accrued Tracking Fee and Accrued Financing Fees is dependent on the path taken by the Index Closing Level to arrive at its ending level. The figures in this example have been rounded for convenience. The Cash Settlement Amount figures for Quarter 21 are as of the hypothetical Calculation Date, assuming a constant Index Closing Level throughout the Final Measurement Period, and given the indicated assumptions, a holder will receive payment at maturity, early redemption or upon exercise by UBS of its call right, in the indicated amount, according to the indicated formula.

The following assumptions are used in this example:

➢	The Daily Tracking Fee is calculated based on a per annum rate of 0.95%

➢	The Financing Rate is 1.45%

➢	The Stated Principal Amount is $25.00

➢	The Initial Index Level is 400.00

➢	The Redemption Fee Amount is 0.125%

Hypothetical Examples

Example 9 — The level of the Index increases at a constant rate of 3.00% for nine quarters, decreases 15% at end of each month during quarter 10, increases 22.38% per quarter in quarters 11 through 13 and then increases 3% per quarter from quarter 13 to 20.

Quarter/ Month End	Index Closing Level [1]	Index Performance Ratio	Index Factor	Accrued Financing Fee for the Applicable Day [2]	Accrued Tracking Fee for the Applicable Day [3]	Accrued Fees for the Applicable Quarter	Current Principal Amount [4]	Redemption Amount
A	B	C	D	E	F	G	H	I
		((Index Closing Level - Last Reset Index Closing Level) / Last Reset Index Closing Level)	(1 + ( 1.5 x C))	(Previous Current Principal Amount x 0.5 * Financing Rate x Act/360)	(per annum rate x Previous Current Principal Amount x D x Act/365)	(E + F)	((Previous Current Principal Amount x D) - G)	(H *(1- Redemption Fee Rate))
1	412.00	0.0300	1.045	0.0453	0.0612	0.1065	26.0185	25.9860
2	424.36	0.0300	1.045	0.0472	0.0637	0.1108	27.0785	27.0446
3	437.09	0.0300	1.045	0.0491	0.0663	0.1154	28.1816	28.1464
4	450.20	0.0300	1.045	0.0511	0.0690	0.1201	29.3298	29.2931
5	463.71	0.0300	1.045	0.0532	0.0718	0.1250	30.5246	30.4865
6	477.62	0.0300	1.045	0.0553	0.0747	0.1300	31.7682	31.7285
7	491.95	0.0300	1.045	0.0576	0.0778	0.1353	33.0624	33.0211
8	506.71	0.0300	1.045	0.0599	0.0809	0.1409	34.4094	34.3664
9	521.91	0.0300	1.045	0.0624	0.0842	0.1466	35.8112	35.7664
10-1	443.62	-0.1500	0.775	0.0216	0.0217	0.0433	27.7104	27.6757
10-2	377.08	-0.1500	0.775	0.0167	0.0168	0.0335	21.4420	21.4152
10-3	320.52	-0.1500	0.775	0.0130	0.0130	0.0259	16.5916	16.5709
11	392.25	0.2238	1.336	0.0301	0.0519	0.0820	22.0795	22.0519
12	480.03	0.2238	1.336	0.0400	0.0691	0.1091	29.3824	29.3457
13	587.47	0.2238	1.336	0.0533	0.0919	0.1452	39.1009	39.0521
14	605.09	0.0300	1.045	0.0709	0.0957	0.1666	40.6939	40.6430
15	623.24	0.0300	1.045	0.0738	0.0996	0.1734	42.3518	42.2988
16	641.94	0.0300	1.045	0.0768	0.1037	0.1804	44.0771	44.0221
17	661.20	0.0300	1.045	0.0799	0.1079	0.1878	45.8728	45.8155
18	681.03	0.0300	1.045	0.0831	0.1123	0.1954	47.7417	47.6820
19	701.47	0.0300	1.045	0.0865	0.1169	0.2034	49.6867	49.6245
20	722.51	0.0300	1.045	0.0901	0.1216	0.2117	51.7109	51.6462

Cumulative Index Return:	80.63%	*
Return on Securities (assumes no early redemption):	106.84%	*

[1]

The Index Closing Level is also: (i) the Last Reset Index Closing Level for the following day; and (ii) the Index Valuation Level for calculating the Call Settlement Amount, the Redemption Amount and the Cash Settlement Amount

[2]	Accrued Financing Charge is calculated on an act/360 basis
[3]	Accrued Tracking Fee is calculated on an act/365 basis
[4]	For Quarter 20, this is also the Closing Indicative Value and the Cash Settlement Amount

*

The Cumulative Index Return in Example 1 (80.61%) is approximately the same as the Cumulative Index Return in this Example 9 (80.63%). However, the Return on Securities in this Example 9 (106.84%) is lower than the Return on Securities in Example 1 (122.25%) as a result of the effect of deleveraging following the occurrence of Loss Rebalancing Events in each month during quarter 10.

Hypothetical Examples

You may receive Coupon Amounts during the term of the Securities or an Accrued Dividend at maturity or call, or upon acceleration upon the occurrence of a Zero Value Event which would cause the return received by a hypothetical holder of Securities to be higher than that set forth in the hypothetical examples above. The hypothetical returns displayed in all of the examples above do not reflect any Coupon Amounts you may be entitled to receive during the term of the Securities or any Accrued Dividend you may be entitled to receive at maturity or call or upon acceleration upon the occurrence of a Zero Value Event.

We cannot predict the actual Index Closing Level on any Index Business Day or the market value of your Securities, nor can we predict the relationship between the Index Closing Level and the market value of your Securities at any time prior to the Maturity Date. The actual amount that a holder of the Securities will receive at maturity, call or upon early redemption, as the case may be, and the rate of return on the Securities will depend on whether the compounded leveraged quarterly return of the Index will be sufficient to offset the combined negative effects of the Accrued Fees over the relevant period, and the Redemption Fee Amount, and whether any Coupon Amount was paid during the term of the Securities or any Accrued Dividend payable at maturity or call or upon acceleration upon the occurrence of a Zero Value Event. Moreover, the assumptions on which the hypothetical returns are based are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your Securities, if any, on the Maturity Date, Call Settlement Date, Zero Value Settlement Date or the relevant Redemption Date, as applicable, may be very different from the information reflected in the tables above.

The hypothetical examples above are provided for purposes of information only. The hypothetical examples are not indicative of the future performance of the Index, as measured by the Index Closing Level, on any Index Business Day, the Index Valuation Level, or what the value of your Securities may be. Fluctuations in the hypothetical examples may be greater or less than fluctuations experienced by the holders of the Securities. The performance data shown above are for illustrative purposes only and do not represent the actual future performance of the Securities.

Risk Factors

Your investment in the Securities involves significant risks. The Securities are not secured debt and are riskier than ordinary unsecured debt securities. Unlike ordinary debt securities, the return on the Securities is linked to the leveraged performance of the Index and any distributions made with respect to the Index Constituent Securities. The Securities are 1.5 times leveraged with respect to the Index (unless a Permanent Deleveraging Event has occurred, in which case such exposure will become unleveraged) and, as a result, will benefit from 1.5 times any beneficial, but will be exposed to 1.5 times any adverse, compounded quarterly performance of the Index. If a Permanent Deleveraging Event occurs, the leverage of the Securities will be permanently reset to 1.0 for the remaining term of the Securities. You will not receive the benefit from, or be exposed to, leveraged returns with respect to the Securities following a Permanent Deleveraging Event. As described in more detail below, the trading price of the Securities may vary considerably before the Maturity Date, due to, among other things, fluctuations in the value of the Index Constituent Securities and events that are difficult to predict and beyond our control. Investing in the Securities is not equivalent to investing directly in the Index Constituent Securities or the Index itself. This section describes the most significant risks relating to an investment in the Securities. We urge you to read the following information about these risks as well as the risks described under “Considerations Relating to Indexed Securities” in the accompanying prospectus, together with the other information in this prospectus supplement and the accompanying prospectus, before investing in the Securities.

You may lose all or a significant portion of your investment in the Securities. The Securities do not guarantee any minimum payment at maturity or call, or acceleration upon the occurrence of a Zero Value Event or upon early redemption, nor do they pay interest or guarantee payment of any Coupon Amount.

The Securities do not guarantee a minimum payment or payment of the Stated Principal Amount at maturity or call, acceleration upon the occurrence of a Zero Value event or early redemption and you may receive less, and possibly significantly less, than the amount you originally invested. The cash payment (if any) that you receive on your Securities at maturity or call or upon early redemption will be based primarily on the compounded leveraged quarterly performance of the Index (or following a Permanent Deleveraging Event, the unleveraged return of the Index), and will be reduced by the Accrued Fees and, if applicable, the Redemption Fee Amount. The amount you receive upon acceleration upon the occurrence of a Zero Value Event (if any) will equal the Measurement Period Cash Amount plus the Accrued Dividend, minus the Accrued Fees, on the date the Zero Value Event occurred. Such amount may be zero and you may therefore not receive any amount following a Zero Value Event. The terms of the Securities differ from those of ordinary debt securities in that the Securities neither pay interest nor guarantee payment of any Coupon Amount. As a result, you may lose all or a substantial portion of your investment in the Securities if the level of the Index decreases or does not increase by an amount sufficient, together with the Coupon Amounts, to offset the applicable fees. Furthermore, even if the level of the Index increases, your return on the Securities may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

The Accrued Tracking Fee accrues on a daily basis based on the Current Principal Amount and Index Factor, and the Accrued Financing Fee accrues on a daily basis based on the Current Principal Amount and the Financing Rate. The Accrued Fees thus take into account the performance of the Index.

Risk Factors

Even if the Index Closing Level at maturity or call, or upon early redemption, has increased relative to the Index Closing Level at the time you purchased the Securities, or the applicable Index Closing Level is greater than the Index Closing Level on the Initial Trade Date, you may receive less than your initial investment in the Securities.

Because the return on your Securities at maturity or call, or upon redemption, is dependent upon the quarter-over-quarter compounded leveraged performance of the Index (or following a Permanent Deleveraging Event, the unleveraged return of the Index) prior to the Maturity Date, Call Settlement Date or Redemption Date, and is also subject to the Accrued Fees, even if the Index Closing Level at maturity or call, or upon early redemption, has increased relative to the Index Closing Level at the time you purchased the Securities, or the final Last Reset Index Closing Level is greater than the Index Closing Level on the Initial Trade Date, there is no guarantee that you will receive a positive return on, or a full return of, your initial investment. In addition, if you redeem your Securities prior to maturity, you will be charged a Redemption Fee Amount equal to 0.125% of the Closing Indicative Value as of the Redemption Valuation Date, unless we determine to waive the Redemption Fee Amount in our sole discretion. The leveraged quarterly return will need to offset the impact of the Accrued Fees each quarter for the Current Principal Amount to increase. Further, even if at maturity or call, or upon early redemption, the Index Closing Level has increased relative to the Index Closing Level at the time you purchased the Securities, or the final Last Reset Index Closing Level is greater than the Index Closing Level on the Initial Trade Date, this may not be enough to offset prior quarters of adverse quarterly performance which could have reduced the Current Principal Amount below its value at the time you purchased the Securities. Similarly, any beneficial movement of the Index Closing Level during a quarter will not be reflected in the Current Principal Amount unless that beneficial movement is sustained at the end of the quarter.

The Securities are not suitable for all investors. In particular, the Securities should be purchased only by investors who understand leverage risk and the consequences of seeking quarterly leveraged investment results, and who intend to actively monitor and manage their investments.

The Securities are not suitable for all investors. In particular, the Securities entail leverage risk and should be purchased only by investors who understand leverage risk, including the risks inherent in maintaining a constant 1.5 times leverage on a quarterly basis, and the consequences of seeking quarterly leveraged investment results generally. Investing in the Securities is not equivalent to a direct investment in the Index because the Current Principal Amount is reset each quarter, resulting in the compounding of quarterly returns. The Current Principal Amount is also subject to the Accrued Fees, which can adversely affect returns. The amount you receive at maturity, call or upon early redemption, will be contingent upon the compounded leveraged quarterly performance of the Index during the term of the Securities. There is no guarantee that you will receive at maturity, call, or upon early redemption, your initial investment or any return on that investment. The amount you receive upon acceleration upon the occurrence of a Zero Value Event will be equal to the Measurement Period Cash Amount, plus the Accrued Dividend, minus the Accrued Fees on the date the Zero Value Event occurred and may be zero. Significant adverse quarterly performances for your Securities may not be offset by any beneficial quarterly performances of the same magnitude.

Risk Factors

Leverage increases the sensitivity of your Securities to changes in the level of the Index, which means that decreases in the level of the Index will result in a significantly greater decrease in the amount, if any, that you will receive on your Securities, than if you invested in otherwise equivalent securities linked to the Index that are not leveraged.

Because the Securities are leveraged, changes in the Index Closing Level as of any Reset Valuation Date, as compared to the most recent Last Reset Index Closing Level, will have a greater impact on the Current Principal Amount, and therefore the amount, if any, that you will receive on your Securities, than if you invested in securities linked to the Index that are not leveraged. In particular, any decrease in the Index Closing Level on any Reset Valuation Date as compared to the most recent Last Reset Index Closing Level will result in a significantly greater decrease in the Current Principal Amount, and therefore on your payment at maturity call or upon redemption, and you will suffer losses on your investment in the Securities substantially greater than you would if your securities did not contain a leverage component.

If the Intraday Index Value on any Index Business Day (other than an Excluded Day) decreases by 66.66667% or more in value from the Last Reset Index Closing Level, a Zero Value Event will have occurred and the value of the Securities will be permanently reset to a fixed value at such time and the Securities will be automatically terminated and mandatorily redeemed by UBS, as described in more detail under “Specific Terms of the Securities — Acceleration Upon Zero Value Event” beginning on page S-87.

In addition, the calculation of the Daily Dividend that a holder of the Securities could accrue depends on the Current Principal Amount, as described in more detail in “Specific Terms of the Securities — Coupon Payment” beginning on page S-74. As a result, any increase or decrease in the Index Closing Level on any Reset Valuation Date as compared to the most recent Last Reset Index Closing Level will result in a significantly greater corresponding increase or decrease in the Current Principal Amount, and therefore a greater increase or decrease in the potential Coupon Amount, than if your Securities did not contain a leverage component.

Due to the effect of quarterly compounding, if the Current Principal Amount increases, any subsequent quarterly decrease of the Index level will result in a larger dollar reduction from the Current Principal Amount than if the Current Principal Amount remained constant.

If the Current Principal Amount increases, the dollar amount which you can lose in any single subsequent quarter from a quarterly decrease of the Index level will increase correspondingly, so that the dollar amount lost will be greater than if the Current Principal Amount were maintained at a constant level. The compounding effect is magnified because the Accrued Fee is calculated on a daily basis and is subtracted from the Current Principal Amount on a quarterly basis, causing the negative effect of the Accrued Fees to accumulate over time. This means that if you invest in the Securities, you could lose more than 1.5% of your initial investment for each 1% quarterly decrease of the Index level as a result of the Accrued Fees.

The Current Principal Amount may be reset more frequently than quarterly upon the occurrence of a Loss Rebalancing Event.

Due to the effect of quarterly compounding, if the Current Principal Amount decreases, any subsequent increase of the Index level will result in a smaller dollar increase in the Current Principal Amount than if the Current Principal Amount remained constant.

If the Current Principal Amount decreases, the dollar amount which you can gain in any single subsequent quarter from a quarterly increase of the Index level will decrease correspondingly. This is

Risk Factors

because the Index Factor will be applied to a smaller Current Principal Amount. As such, the dollar amount which you can gain from any quarterly increase of the Index level will be less than if the Current Principal Amount were maintained at a constant level. This means that if the Current Principal Amount decreases, it will take larger quarterly increases of the Index level to restore the value of your investment back to the amount of your initial investment than would have been the case if the Current Principal Amount were maintained at a constant level. Further, if you invest in the Securities, you could gain less than 1.5% of your initial investment for each 1% quarterly increase of the Index level.

The Current Principal Amount may be reset more frequently than quarterly upon the occurrence of a Loss Rebalancing Event.

The Current Principal Amount is reset quarterly (or under certain circumstances, more frequently upon the occurrence of a Loss Rebalancing Event, or permanently upon the occurrence of a Permanent Deleveraging Event), and the leverage of the Securities during the period between dates on which the Current Principal Amount is reset may be greater than or less than 1.5.

The Current Principal Amount is reset quarterly or more frequently upon the occurrence of a Loss Rebalancing Event. Resetting the Current Principal Amount has the effect of resetting the then-current leverage to approximately 1.5. During the periods between Reset Valuation Dates, the leverage of the Securities will depend on changes in the level of the Index and may be greater or less than 1.5. If the level of the Index on any Index Business Day has increased from the level of the Index on the most recent Reset Valuation Date, the leverage of the Securities will be less than 1.5; conversely, if the level of the Index on any Index Business Day has decreased from the level of the Index on the most recent Reset Valuation Date, the leverage of the Securities will be greater than 1.5. Thus, the leverage of your Securities on the date that you purchase them may be greater or less than 1.5, depending on the performance of the Index since the most recent Reset Valuation Date. In addition, upon the occurrence of a Permanent Deleveraging Event, the leverage of the Securities will be permanently reset to 1.0 for the remaining term of the Securities. You will not receive the benefit from, or be exposed to, leveraged returns with respect to the Securities following a Permanent Deleveraging Event.

The Accrued Financing Fee may be greater than financing costs that you would incur in an alternative investment or if you borrowed funds from a third party.

The Accrued Financing Fee seeks to compensate UBS for providing investors with a leveraged participation in movements of the Index, and is intended to approximate the financing costs that investors may have otherwise incurred had they sought to borrow funds at a similar rate from a third party to invest in the Securities. However, there is no guarantee that the Accrued Financing Fee will correspond to the lowest level of financing costs that may be available to you. If the Accrued Financing Fee is greater than the financing costs you may otherwise incur or accrue from borrowing available funds from a third party for the same time period, your return on the Securities may be less than your return on an investment in a different instrument linked to the performance of the Index where you used funds borrowed on more favorable terms from the third party to leverage your investment in such instrument.

Risk Factors

Due to the effect of quarterly compounding and the effect of resetting the Current Principal Amount on each Quarterly Reset Valuation Date (and, in the event of a Loss Rebalancing Event, on each Loss Rebalancing Valuation Date), decreases in the Current Principal Amount may result in a reduction in the Coupon Amount even if the gross cash distributions on the Index Constituent Securities remain constant or increase over time.

As described under “Specific Terms of the Securities — Coupon Payments” the Coupon Amount is determined as a sum of the Daily Dividends accrued over a given quarterly period (or such shorter period, as applicable). The Daily Dividend accrued by a holder of the Securities is based on the daily Index Dividend Point and the Current Principal Amount. The Index Dividend Point represents the gross cash distributions that a hypothetical holder of the Index Constituent Securities would receive in proportion to the weights of the Index Constituent Securities in the Index. Since the Daily Dividend is also impacted by the Current Principal Amount per Security, if the Current Principal Amount decreases, the Securities are deemed to hold fewer units of each Index Constituent Security. The Current Principal Amount is reset on every Quarterly Reset Valuation Date, and is also reset on any Loss Rebalancing Valuation Date, in each case, with the intent of resetting the then-current leverage to approximately 1.5 based on the Index Performance Ratio (unless a Permanent Deleveraging Event occurs, in which case the leverage is permanently reset to 1.0).

If the Current Principal Amount decreases as a result of such reset, then the number of Index Constituent Securities that the Securities are deemed to hold will also decrease over that quarter (or such shorter period, as applicable) between leverage resets resulting in a lower Coupon Amount payable on the Securities than if the Current Principal Amount had remained constant. This means that the Coupon Amount may decrease even if the total gross cash distributions on the Index Constituent Securities remain constant. In addition, even if there is an increase in the total gross cash distributions on the Index Constituent Securities, the Coupon Amount payable on the Securities may still decrease if such increase in gross cash distributions is insufficient to offset the decrease in the Current Principal Amount.

Changes in the LIBOR rate and the potential phasing out of LIBOR after 2021 may affect the value of your Securities and if the Security Calculation Agent determines that LIBOR has been discontinued or is no longer representative of the underlying market or economic reality, the Security Calculation Agent will have significant discretion in determining a successor base rate.

Your payment at maturity or call, or upon acceleration upon the occurrence of a Zero Value Event or redemption, will be reduced, in part, by the Accrued Financing Fee over the relevant period, which is based, in part, on the three-month U.S. Dollar LIBOR rate (unless a Permanent Deleveraging Event has occurred, in which case such exposure will become unleveraged and there will no longer be an applicable financing fee for the remaining term of the Securities). As a result, if the three-month U.S. Dollar LIBOR rate increases during the term of the Securities, the Accrued Financing Fee will increase, which will reduce the amount payable on your Securities at maturity or call or upon early redemption or acceleration upon the occurrence of a Zero Value Event, and may adversely affect the market value of your Securities.

On July 27, 2017, the UK Financial Conduct Authority (“FCA”) announced that it will no longer persuade or compel banks to submit rates for the calculation of the LIBOR rates after 2021 (the “FCA Announcement”). It is not possible to predict the effect of the FCA Announcement, any changes in the methods pursuant to which the LIBOR rates are determined and any other reforms to LIBOR, including to the rules promulgated by the FCA in relation thereto, that will be enacted in the United Kingdom and elsewhere, which may adversely affect the trading market for LIBOR-based securities, or result in the

Risk Factors

phasing out of LIBOR as a reference rate for securities. In addition, any changes announced by the FCA (including the FCA Announcement), ICE Benchmark Administration Limited as independent administrator of LIBOR or any other successor governance or oversight body, or future changes adopted by such body, in the method pursuant to which the LIBOR rates are determined may result in a sudden or prolonged increase or decrease in the reported LIBOR rates. If that were to occur, the value of your Securities may be affected. Further, uncertainty as to the extent and manner in which the United Kingdom government’s recommendations following its review of LIBOR will continue to be adopted and the timing of such changes may adversely affect the current trading market for your Securities and the value of your Securities.

If the Security Calculation Agent determines that three-month U.S. Dollar LIBOR has been discontinued or is no longer representative of the underlying market or economic reality, then the Security Calculation Agent, which will be an affiliate of UBS, will determine whether to calculate the Accrued Financing Fee using a substitute or successor base rate that it has determined in its sole discretion is most comparable to three-month U.S. Dollar LIBOR, provided that if the Security Calculation Agent determines there is an industry accepted successor base rate, the Security Calculation Agent will use that successor base rate. In such instances, the Security Calculation Agent in its sole discretion may determine the relevant methodology for calculating such substitute or successor base rate with respect to the calculation of the Accrued Financing Fee in a manner that is consistent with industry-accepted practices for such substitute or successor base rate. Any of the foregoing determinations or actions by the Security Calculation Agent could result in increases to the Accrued Financing Fee which could adversely affect the return on, value of and market for the Securities.

If three-month U.S. Dollar LIBOR (or any successor base rate determined by the Security Calculation Agent) is less than zero at any time during the term of the Securities, then three-month U.S. Dollar LIBOR shall be deemed to be zero for the purpose of calculating the Financing Rate at such time.

The Financing Rate, which is component of the Accrued Financing Fee, is calculated based on three-month U.S. Dollar LIBOR and will vary during the term of the Securities. If three-month U.S. Dollar LIBOR (or any successor base rate determined by the Security Calculation Agent) is less than zero at any time during the term of the Securities, then three-month U.S. Dollar LIBOR shall be deemed to be zero for the purposes of calculating the Financing Rate at such time. The minimum Financing Rate at any time will be 0.95%.

You are not guaranteed any coupon payments.

You will not receive a coupon payment on a Coupon Payment Date if the underlying Index Constituent Securities do not pay any dividends or distributions and the Accrued Dividend, calculated as of the corresponding Coupon Valuation Date, is zero. Similarly, the Daily Dividend (included as part of the Cash Settlement Amount, Call Settlement Amount or Redemption Amount) may be zero if the underlying Index Constituent Securities do not pay any dividends or distributions during the applicable period.

With respect to cash dividends or distributions declared with respect to an Index Constituent Security and scheduled to be paid prior to an applicable Coupon Ex-Date, if, and only if, the issuer of such Index Constituent Security fails to pay the dividend or distribution to holders of such Index Constituent Security by the scheduled payment date for such dividend or distribution, such dividend or distribution will be assumed to be zero for the purposes of calculating the applicable Coupon Amount. Any such delayed dividend or distribution payment from the issuer of an Index Constituent Security will be attributed back to the Accrued Dividend and included in the next Coupon Amount.

Risk Factors

Credit of UBS.

The Securities are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the Securities, including any payment at maturity or call, or upon early redemption or acceleration upon the occurrence of a Zero Value Event, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity or call, or upon early redemption or acceleration upon the occurrence of a Zero Value Event. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment.

Changes in our credit ratings may affect the market value of the Securities.

Our credit ratings are an assessment of our ability to pay our obligations, including those on the Securities. Consequently, actual or anticipated changes in our credit ratings may affect the market value of the Securities. Any decline in our credit rating is likely to adversely affect the market value of the Securities. However, because the return on the Securities is dependent upon certain factors in addition to our ability to pay our obligations on the Securities, an improvement in our credit ratings will not reduce the other investment risks related to the Securities. Therefore, an improvement in our credit ratings may or may not have a positive effect on the market value of the Securities.

UBS AG’s results of operations and financial condition have been, and will likely continue to be, adversely affected by the COVID-19 pandemic.

The spread of the coronavirus disease (COVID-19) pandemic and the governmental measures taken to contain the pandemic have significantly adversely affected, and will likely continue to adversely affect, global economic conditions, resulting in meaningful contraction in the global economy, substantial volatility in the financial markets, increased unemployment, increased credit and counterparty risk, and operational challenges such as the temporary closures of businesses, sheltering-in-place directives and increased remote work protocols. Governments and central banks around the world have reacted to the economic crisis caused by the pandemic by implementing stimulus and liquidity programs and cutting interest rates, though it is unclear whether these or future actions will be successful in countering the economic disruption. If the pandemic is prolonged or the actions of governments and central banks are unsuccessful, the adverse impact on the global economy will deepen, and our results of operations and financial condition in future quarters will be adversely affected.

As of June 2020, the COVID-19 pandemic has affected all of UBS AG’s businesses, and these effects will likely be greater in future quarters if adverse conditions persist. These effects have included declines in asset prices, significantly increased volatility, lower or negative interest rates, widening of credit spreads and credit deterioration. These effects have resulted in decreases in the valuation of loans and commitments, an increase in the allowance for credit losses, lower valuations of certain classes of trading assets, and reduced net interest income due to lower interest rates. While these effects were offset by high levels of client trading activity in the first quarter of 2020, this level of activity may not persist in future quarters.

Should these global market conditions be prolonged or worsen, or the pandemic lead to additional market disruptions, UBS AG may experience reduced client activity and demand for its products and services, increased utilization of lending commitments, more client defaults, higher credit and valuation losses in our loan portfolios, loan commitments and other assets, and impairments of other financial assets. In addition, the sharp decline in interest rates will further decrease net interest margins. A decline in invested assets will also reduce recurring fee income in the Global Wealth Management and Asset

Risk Factors

Management businesses. These factors and other consequences of the COVID-19 pandemic may negatively affect UBS AG’s financial condition, including possible constraints on capital and liquidity, as well as a higher cost of capital, and possible changes or downgrades to our credit ratings

Although UBS AG has moved a substantial portion of its workforce to work-from-home solutions, including client-facing and trading staff, if significant portions of its workforce, including key personnel, are unable to work effectively because of illness, government actions, or other restrictions in connection with the pandemic, the adverse effects of the pandemic on its businesses could be exacerbated. In addition, with most of its staff working from outside the offices, UBS AG faces new challenges and operational risks, including maintenance of supervisory and surveillance controls, as well as increased fraud and data security risks. While UBS AG has taken measures to manage these risks, such measures have never been tested on the scale or duration that UBS AG is currently experiencing, and there is risk that these measures will not be effective in the current unprecedented operating environment.

The extent to which the pandemic, and the related economic distress, affect UBS AG’s businesses, results of operations and financial condition, as well as its regulatory capital and liquidity ratios, will depend on future developments that are highly uncertain and cannot be predicted, including the scope and duration of the pandemic and any recovery period, future actions taken by governmental authorities, central banks and other third parties in response to the pandemic, and the effects on UBS AG’s customers, counterparties, employees and third-party service providers.

The Current Principal Amount will not be reset on the Index Business Day preceding, during or after any Measurement Period, even if a Quarterly Reset Valuation Date or Loss Rebalancing Event would otherwise have occurred during such period, which may adversely affect the value of your Securities as compared to their value if the Current Principal Amount had been reset.

If a day that would otherwise be a Quarterly Reset Valuation Date falls on the Index Business Day immediately preceding, within or following, any Measurement Period, then the Current Principal Amount will not be reset on such date and no further Quarterly Reset Valuation Dates will occur during the term of the Securities. In addition, no Loss Rebalancing Event will occur on any Excluded Day, which includes any Index Business Day within any Measurement Period. As a result, the value of your Securities may be adversely affected compared to their value if the Current Principal Amount had been reset during such periods. For example, if, in the absence of the applicable Measurement Period, the Current Principal Amount would have increased on the applicable Quarterly Reset Valuation Date or Loss Rebalancing Valuation Date, then the payment you receive at maturity, call or acceleration upon the occurrence of a Zero Value Event, if any, would be less than you would have received if the Current Principal Amount had been reset.

The Index Closing Level on the Maturity Date, the Call Settlement Date, the Zero Value Settlement Date, a Redemption Date, or at other times during the term of the Securities, including dates near a Measurement Period, could be higher than the applicable Index Closing Levels during the Measurement Period, Zero Value Event date or on the Redemption Valuation Date, as applicable.

The Index Closing Level on the Maturity Date, the Call Settlement Date, the Zero Value Settlement Date, a Redemption Date, or at other times during the term of the Securities, including dates near a Measurement Period, could be higher than the applicable Index Closing Levels during such Measurement Period, Zero Value Event date or on the Redemption Valuation Date, as applicable. This difference could be particularly large if there is a significant increase in the Index Closing Level after the Measurement Period, the Zero Value Event date or following a Redemption Valuation Date, as applicable. Significant

Risk Factors

volatility in the Index Closing Levels during the term of the Securities may make this more likely. Your payment will not reflect any subsequent increase in the Index Closing Level following the relevant valuation period or date.

Upon the occurrence of a Loss Rebalancing Event, the Securities will be deleveraged, with the aim of resetting the then-current leverage to approximately 1.5.

A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current leverage to approximately 1.5 based on the Index Performance Ratio as of the Loss Rebalancing Valuation Date. Loss Rebalancing Events can occur multiple times during the term of the Securities and multiple times within the same quarter. This means that (i) the Current Principal Amount may be reset more frequently than quarterly and (ii) the cumulative effect of compounding and fees will have increased as a result of the Loss Rebalancing Event(s). Because each Loss Rebalancing Event will have the effect of deleveraging your Securities, following a Loss Rebalancing Event a constant percentage increase in the Index Closing Level will have less of a positive effect on your Securities relative to before the occurrence of such Loss Rebalancing Event.

Upon the occurrence of a Permanent Deleveraging Event, the leverage of the Securities will be permanently reset to 1.0 for the remaining term of the Securities.

A Permanent Deleveraging Event will have the effect of permanently resetting the leverage of the Securities to 1.0 for the remaining term of the Securities. Following the occurrence of a Permanent Deleveraging Event, your Securities will not receive the benefit from, or be exposed to, leveraged compounding quarterly returns with respect to the Securities. This means that a constant percentage increase in the Index Closing Level will have less of a positive effect on the value of your Securities than it would have otherwise had prior to the occurrence of the Permanent Deleveraging Event. Similarly, a constant percentage decrease in the Index Closing Level will have less of a negative effect on the value of your Securities than it would have otherwise had prior to the occurrence of the Permanent Deleveraging Event.

In addition, since the Permanent Deleveraging Event occurs when the Intraday Index Value, on an applicable Index Business Day, decreases by 50% or more in value from the Last Reset Index Closing Level, it is likely that the Current Principal Amount per Security after the leverage has reset to 1.0 has significantly reduced in value when compared to the Current Principal Amount prior to the occurrence of the Permanent Deleveraging Event. This means that due to the combination of diminished value and reduced leverage, it will take larger increases of the Index level to restore the value of your investment back to the amount of your initial investment than would have been the case if the Current Principal Amount were maintained at a constant level.

If a Zero Value Event occurs, the Securities will be automatically terminated and mandatorily redeemed by UBS and you will receive the Zero Value Settlement Amount on the Zero Value Settlement Date.

A Zero Value Event will have the effect of permanently resetting the value of your Securities to a fixed value (which could be zero) and accelerating the Securities. Following the occurrence of a Zero Value Event, your Securities will be automatically terminated and mandatorily redeemed by UBS and you will receive the Zero Value Settlement Amount, which will equal the Measurement Period Cash Amount, plus Accrued Dividend, minus Accrued Fees, on the date the Zero Value Event occurred, and may be zero. A Zero Value Event will result in holders of the Securities losing all or a substantial portion of their investment. You will not benefit from any future exposure to the Index after the occurrence of a Zero Value Event.

Risk Factors

The value of the Index Dividend Point may not be publicly disseminated or otherwise freely accessible to investors.

The value of the Index Dividend Point may not be publicly disseminated by the Index Calculation Agent. The data used to calculate the Index Dividend Point is the property of the Index Calculation Agent and investors may be required to pay a fee and meet any other requirements of the Index Calculation Agent, in order to access such information. It may therefore be difficult for investors to calculate the Index Dividend Point or the Daily Dividend during the term of the Securities.

There are restrictions on the minimum number of Securities you may redeem and on the procedures and timing for early redemption.

You must redeem at least 50,000 Securities at one time in order to exercise your right to redeem your Securities on any Redemption Date, unless we elect to waive the minimum redemption amount in our sole discretion, on a case-by-case basis, or your broker or other financial intermediary bundles your Securities for redemption with those of other investors to reach this minimum requirement. You should not assume you will be entitled to the benefit of any such waiver of the minimum redemption amount. You may only redeem your Securities on a Redemption Date if we receive a Redemption Notice from your broker by no later than 12:00 noon (New York City time) and a Redemption Confirmation by no later than 5:00 p.m. (New York City time) on the Index Business Day prior to the applicable Redemption Valuation Date. If we do not receive your Redemption Notice by 12:00 noon (New York City time), or the Redemption Confirmation by 5:00 p.m. (New York City time) on the Index Business Day prior to the applicable Redemption Valuation Date, your Redemption Notice will not be effective and we will not redeem your Securities on the applicable Redemption Date. Your Redemption Notice will not be effective until we confirm receipt. In addition, we may request a medallion signature guarantee or such assurances of delivery as we may deem necessary in our sole discretion. See “Specific Terms of the Securities — Early Redemption at the Option of the Holders” and “— Redemption Procedures” beginning on pages S-83 and S-85, respectively, for more information. We also reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which the Redemption Notice is received by UBS rather than the following Index Business Day. You should not assume you will be entitled to any such acceleration.

You will not know the Redemption Amount at the time you elect to request that we redeem your Securities. The Redemption Valuation Date and the Redemption Date may be delayed in certain circumstances.

You will not know the Redemption Amount you will receive at the time you elect to request that we redeem your Securities. Your Redemption Notice is irrevocable and must be received by us no later than 12:00 noon, New York City time, on the Index Business Day immediately preceding the applicable Redemption Valuation Date and a completed and signed Redemption Confirmation must be received by us no later than 5:00 p.m., New York City time, on the same date. If your DTC custodian or your brokerage firm is not a current UBS customer, UBS will be required to on-board such DTC custodian or brokerage firm, in compliance with its internal policies and procedures, before it can accept your Redemption Notice, your Redemption Confirmation or otherwise process your redemption request. This on-boarding process may delay your Redemption Valuation Date and Redemption Date. Furthermore, in certain circumstances, UBS may be unable to on-board your DTC custodian or your brokerage firm. In this circumstance you will be unable to redeem your Securities through such custodian or broker. The Redemption Valuation Date is the Index Business Day following the date on which such Redemption Notice and Redemption Confirmation are received by us, except that we reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which the Redemption Notice is received by UBS rather than the following Index Business Day.

Risk Factors

You should not assume you will be entitled to any such acceleration. You will not know the Redemption Amount until after the Redemption Valuation Date, and we will pay you the Redemption Amount, if any, on the Redemption Date, which is the second Index Business Day following the Redemption Valuation Date. As a result, you will be exposed to market risk in the event the market fluctuates after we confirm the validity of your Redemption Notice, and prior to the relevant Redemption Date.

Owning the Securities is not the same as owning interests in the Index Constituent Securities or a security directly linked to the performance of the Index.

The return on your Securities will not reflect the return you would have realized if you had actually owned interests in the Index Constituent Securities or a security directly linked to the 1.5 times leveraged long performance of the Index, compounded quarterly, measured using any method other than closing levels, and held such investment for a similar period. Any return on your Securities is subject to correlation and compounding risk (because the Current Principal Amount resets quarterly (or more frequently if Loss Rebalancing Events occur) unless a Permanent Deleveraging Event has occurred) and also includes the negative effect of the Accrued Fees and any Redemption Fee Amount, which are costs the Index Constituent Securities do not have. Furthermore, if the Index Closing Level increases during the term of the Securities, the market value of the Securities may not increase by 1.5 times the same amount or may even decline due to the amount of the Accrued Fees, any lack of liquidity, the actual or perceived credit of UBS and other potential factors and the effect of leveraged quarterly compounding. The IRS could possibly assert, however, that you should be treated as owning such Index Constituent Securities for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences — U.S. Holders — Alternative Treatments.”

You have no interests in any of the Index Constituent Securities underlying the Index or rights to receive any equity securities.

Investing in the Securities will not make you a holder of any interest in an Index Constituent Security. Neither you nor any other holder or owner of the Securities will have any voting rights, any right to receive dividends or distributions or any other rights with respect to the Index Constituent Securities. The Cash Settlement Amount, Zero Value Settlement Amount, Call Settlement Amount or Redemption Amount, if any, will be paid in U.S. dollars, and you will have no right to receive delivery of any interests in the Index Constituent Securities.

The market value of the Securities may be influenced by many unpredictable factors.

The market value of your Securities may fluctuate between the date you purchase them and the last Index Business Day in the applicable Measurement Period when the Security Calculation Agent will determine your payment at maturity (or the relevant valuation date if the Securities are subject to an acceleration upon the occurrence of a Zero Value Event or early redemption). Therefore, you may sustain a significant loss if you sell the Securities in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the Securities. We expect that, generally, the level of the Index will affect the market value of the Securities more than any other factor. Other factors that may influence the market value of the Securities include:

➢	the volatility of the Index (i.e., the frequency and magnitude of changes in the Index Closing Level) and of options or other financial instruments relating to the Index;

➢

the market prices of the Index Constituent Securities, which may be affected by, among other things, regulatory and tax developments affecting REITs or the mortgage industry generally and the Index Constituent Securities specifically, the ability of the Index Constituent Securities to retain key management personnel, their ability to raise additional capital and borrowers’ ability to meet their obligations to the Index Constituent Securities;

Risk Factors

➢	the dividend or distribution rate paid by the Index Constituent Securities;

➢	the time remaining to the maturity of the Securities;

➢

supply and demand for the Securities, including to the extent affected by inventory positions with UBS or any market maker or additional issuances of the Securities and any suspensions or limits on such activity;

➢	the amount of the Accrued Fees;

➢	interest rates;

➢

economic, financial, political, regulatory, geographical, agricultural, judicial or other events (including domestic or global health events, including the outbreak of contagious or pandemic diseases, such as the recent coronavirus disease (COVID-19)) that affect the level of the Index or the market prices of the Index Constituent Securities, or that affect market prices or volatility generally; and

➢	the actual and perceived creditworthiness of UBS.

These factors interrelate in complex ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor in an unpredictable manner.

The liquidity of the market for the Securities may vary materially over time, and may be limited if you do not hold at least 50,000 Securities.

As stated on the cover of this prospectus supplement, we sold a portion of the Securities on the Initial Trade Date, and the remainder of the Securities may be offered and sold from time to time through UBS Securities LLC, our affiliate, as agent, to investors and dealers acting as principals and we may issue and sell additional Securities from time to time. Also, the number of Securities outstanding or held by persons other than our affiliates could be reduced at any time due to early redemptions of the Securities. We may suspend, slow or cease sales of the Securities at any time, at our discretion. Accordingly, the liquidity of the market for the Securities could vary materially over the term of the Securities. There may not be sufficient liquidity to enable you to sell your Securities readily, and you may suffer substantial losses and/or sell your Securities at prices substantially less than the intraday indicative value, including being unable to sell them at all or only for a price of zero in the secondary market. While you may elect to redeem your Securities prior to maturity, early redemption is subject to the conditions and procedures described elsewhere in this prospectus supplement, including the condition that you must pay a Redemption Fee Amount and redeem at least 50,000 Securities at one time in order to exercise your right to redeem your Securities on any Redemption Date.

We may issue and sell additional Securities at any time but we are under no obligation to do so, and we may limit or restrict such sales, and we may stop and subsequently resume selling additional Securities at any time. Any of these actions could materially and adversely affect the trading price and liquidity of the Securities in the secondary market.

In our sole discretion, we may decide to issue and sell additional Securities from time to time at a price that is higher or lower than the Stated Principal Amount, based on the intraday indicative value of the Securities at that time. The price of the Securities in any subsequent sale may differ substantially (higher or lower) from the price paid in connection with any other issuance of such Securities. Sales of the Securities will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. Additionally, any Securities held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the Securities.

Risk Factors

However, we are under no obligation to issue or sell additional Securities at any time, and if we do sell additional Securities, we may limit or restrict such sales, and we may stop and subsequently resume selling additional Securities at any time. Any of these actions may impact supply and demand for the securities and could materially and adversely affect the trading price and liquidity of such Securities in the secondary market. As a result, if you buy or sell your Securities in the secondary market, the price that you pay or receive may be higher or lower if we had decided to issue or sell additional securities or not limit, restrict, suspend or stop such sales from inventory at that time. Furthermore, unless we indicate otherwise, if we suspend selling additional Securities, we reserve the right to resume selling additional Securities at any time, which might result in the reduction or elimination of any premium in the trading price.

The Securities may trade at a substantial premium to or discount from the Current Indicative Value (or intraday indicative value) which could, in certain circumstances, result in a loss of all or a substantial portion of your investment in the Securities.

The market value of the Securities is influenced by many unpredictable factors, some of which may cause the price at which the Securities can be sold in the secondary market to vary substantially from the Current Indicative value (or intraday indicative value) that is calculated and disseminated throughout trading hours. For example, if UBS were to slow or suspend sales of the Securities for any reason, the liquidity of the market for the Securities could be affected, potentially leading to insufficient supply, causing the market price of the Securities to increase. Such an increase could represent a premium over the Current Indicative Value (or intraday indicative value) of the Securities. Before trading in the secondary market, you should compare the Current Indicative Value (or intraday indicative value) of the Securities with the then-prevailing trading price of the Securities. Furthermore, unless UBS indicates otherwise, if UBS were to suspend selling additional Securities, it would reserve the right to resume selling additional Securities at any time, which might result in the reduction or elimination of any premium in the market price over the Current Indicative Value (or intraday indicative value).

Conversely, suspension of additional issuances of the Securities can also result in a significant reduction in the number of outstanding Securities if investors subsequently exercise their early redemption right. If the total number of outstanding Securities has fallen to a level that is close to or below the minimum redemption amount, you may not be able to purchase enough Securities to meet the minimum size requirement in order to exercise your early redemption right. The unavailability of the redemption right could result in the Securities trading in the secondary market at discounted prices below the Current Indicative Value (or intraday indicative value). Having to sell your Securities at a discounted market price below the Current Indicative Value (or intraday indicative value) of the Securities could lead to significant losses or the loss of your entire investment. Prior to making an investment in the Securities, you should take into account whether or not the market price is tracking the Current Indicative Value (or intraday indicative value) of the Securities. However, even if the market price of the Securities is tracking the intraday indicative value of the Securities at the time you make your investment, there is no guarantee that it will continue to do so in the future.

Risks of investing in Mortgage REITs.

The mortgage real estate investment trust (“REIT”) industry has recently experienced extraordinary levels of volatility during the economic disruption that resulted from the spread of the coronavirus disease (COVID-19) in early 2020. For example, on March 18, 2020, the level of the MVIS US Mortgage REIT Index fell by 47.5% at the intraday low, relative to the Index closing level on the previous day. Between March 13, 2020 and March 20, 2020, the MVIS US Mortgage REIT Index decreased nearly 58%. See “The MVIS US Mortgage REITs Index” beginning on page S-60.

Risk Factors

Mortgage REITs are exposed to the risks specific to the real estate market as well as the risks that relate specifically to the way in which mortgage REITs are organized and operated. Mortgage REITs receive principal and interest payments from the owners of the mortgaged properties. Accordingly, mortgage REITs are subject to the credit risk of the borrowers to whom they extend credit. Credit risk refers to the possibility that the borrower will be unable and/or unwilling to make timely interest payments and/or repay the principal on the loan to a mortgage REIT when due. To the extent that a mortgage REIT invests in mortgage-backed securities offered by private issuers, such as commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers, the mortgage REIT may be subject to additional risks. Timely payment of interest and principal of non-governmental issuers may be supported by various forms of private insurance or guarantees, including individual loan, title, pool and hazard insurance purchased by the issuer. There can be no assurance that the private insurers can meet their obligations under the applicable insurance policies or guarantees. Unexpected high rates of default on the mortgages held by a mortgage pool may adversely affect the value of a mortgage-backed security and could result in losses to a mortgage REIT. The risk of such defaults is generally higher in the case of mortgage pools that include subprime mortgages. To the extent that a mortgage REIT’s portfolio is exposed to lower-rated, unsecured or subordinated instruments, the risk of loss may increase, which may have a negative impact on the Securities.

Mortgage REITs are subject to significant interest rate risk. Interest rate risk refers to fluctuations in the value of a mortgage REIT’s investment in fixed rate obligations resulting from changes in the general level of interest rates. When the general level of interest rates goes up, the value of a mortgage REIT’s investment in fixed rate obligations goes down. When the general level of interest rates goes down, the value of a mortgage REIT’s investment in fixed rate obligations goes up.

Mortgage REITs typically use leverage and many are highly leveraged, which exposes them to leverage risk. Leverage risk refers to the risk that leverage created from borrowing may impair a mortgage REIT’s liquidity, cause it to liquidate positions at an unfavorable time and increase the volatility of the values of securities issued by the mortgage REIT. The use of leverage may not be advantageous to a mortgage REIT. The success of using leverage is dependent on whether the investments made using the proceeds of leverage exceed the cost of using leverage. To the extent that a mortgage REIT incurs significant leverage, it may incur substantial losses if its borrowing costs increase. Borrowing costs may increase for any of the following reasons: short term interest rates increase; the market value of a mortgage REIT’s assets decrease; interest rate volatility increases; or the availability of financing in the market decreases. During periods of adverse market conditions the use of leverage may cause a mortgage REIT to lose more money than would have been the case if leverage was not used. In such circumstances, mortgage REITs may also be subject to margin calls, as occurred in March 2020.

Mortgage REITs are subject to prepayment risk, which is the risk that borrowers may prepay their mortgage loans at faster than expected rates. Prepayment rates generally increase when interest rates fall and decrease when interest rates rise. These faster than expected payments may adversely affect a mortgage REIT’s profitability because the mortgage REIT may be forced to replace investments that have been redeemed or repaid early with other investments having a lower yield. Additionally, rising interest rates may cause the duration of a mortgage REIT’s investments to be longer than anticipated and increase such investments’ interest rate sensitivity.

REITs are subject to special U.S. federal tax requirements. A REIT’s failure to comply with these requirements may negatively affect its performance.

Mortgage REITs may be dependent upon their management skills and may have limited financial resources. Mortgage REITs are generally not diversified and may be subject to heavy cash flow

Risk Factors

dependency, default by borrowers and self-liquidation. In addition, transactions between mortgage REITs and their affiliates may be subject to conflicts of interest which may adversely affect a mortgage REIT’s shareholders.

Risk of Investing in the Financial Services Sector.

The financial services sector includes companies engaged in banking, commercial and consumer finance (such as mortgage REITs), investment banking, brokerage, asset management, custody or insurance. Because as currently constituted the Index is concentrated in mortgage REITs, which operate in the financial services sector, the Securities are sensitive to changes in, and its performance may depend on, the overall condition of the financial services sector. Companies in the financial services sector may be subject to extensive government regulation that affects the scope of their activities, the prices they can charge and the amount of capital they must maintain. The profitability of companies in the financial services sector may be adversely affected by increases in interest rates. The profitability of companies in the financial services sector may be adversely affected by loan losses, which usually increase in economic downturns. In addition, the financial services sector is undergoing numerous changes, including continuing consolidations, development of new products and structures and changes to its regulatory framework. Furthermore, increased government involvement in the financial services sector, including measures such as taking ownership positions in financial institutions, could result in a dilution of the Index’s concentration in financial institutions. Developments in the credit markets since the 2008 financial crisis have caused companies operating in the financial services sector to incur large losses, experience declines in the value of their assets and even cease operations.

Risk of Investing in the Real Estate Industry.

The Index is comprised of companies that invest in real estate, such as mortgage REITs, which subjects the value of the Index to many of the risks of owning real estate directly. Therefore, adverse economic, business, political or other developments affecting the value of real estate (including voluntary or mandatory rent forgiveness or rent holiday policies implemented as a result of domestic or global health events, including the outbreak of contagious or pandemic diseases, such as the recent coronavirus) could have a major effect on the value of the Securities.

Risk of Investing in Small- and Medium-Capitalization Companies.

The Index is comprised of small- and medium-capitalization companies. Such companies may be more volatile and more likely than large-capitalization companies to have narrower product lines, fewer financial resources, less management depth and experience and less competitive strength. Returns on investments in securities of these companies could trail the returns on investments in securities of larger companies.

The Index Calculation Agent may, in its sole discretion, discontinue the public disclosure of the Intraday Index Value and the end-of-day official closing value of the Index, which could result in the Securities being delisted from NYSE Arca.

The Securities have been approved for listing, subject to official notice of issuance, on NYSE Arca under the symbol “MVRL.” The Index Calculation Agent, is not under any obligation to continue to calculate the Intraday Index Value and end-of-day official closing value of the Index or required to calculate similar values for any successor index. If the Index Calculation Agent discontinues such public disclosure, we may not be able to provide the Intraday Index Value required to maintain any listing of the Securities on the NYSE Arca. If the Securities are not listed, the liquidity of the market for the Securities may be materially and adversely affected and you may sustain significant losses if you sell your Securities in the secondary market. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange.

Risk Factors

The Index Sponsor may adjust the Index in a way that affects the Index Closing Level, and the Index Sponsor does not have any obligation to consider your interests as a holder of the Securities.

The Index Sponsor and Index Calculation Agent are responsible for calculating and publishing the Index. The Index Sponsor can add, delete or substitute the Index Constituent Securities underlying the Index or make other methodological changes that could change the Index Closing Level. You should realize that the changing of securities included in the Index may affect the Index, as a newly added equity security may perform significantly better or worse than the security or securities it replaces. Additionally, the Index Sponsor may alter, discontinue or suspend calculation or dissemination of the Index. Any of these actions could adversely affect the value of the Securities. The Index Sponsor has no obligation to consider your interests as a holder of the Securities in calculating or revising the Index. See “The MVIS US Mortgage REITs Index” beginning on page S-60.

The Securities are part of a series of debt securities entitled “Medium-Term Notes, Series B” and do not benefit from the co-obligation of UBS Switzerland AG.

UBS AG Exchange Traded Access Securities (E-TRACS) issued prior June 12, 2015 are part of a series of UBS AG debt securities entitled “Medium-Term Notes, Series A” (the “Series A MTN Program”). UBS Switzerland AG is a co-obligor of such debt securities. However, the Securities are part of a separate series of UBS AG debt securities entitled “Medium-Term Notes, Series B”, and were issued after June 12, 2015. As a result, UBS Switzerland AG is not a co-obligor of the Securities and has no liability with respect to the Securities. If UBS AG fails to perform and observe every covenant of the indenture to be performed or observed by UBS AG with respect to the Securities, holders of the Securities will have recourse only against UBS AG, and not against UBS Switzerland AG.

Difference between the Securities and Bank Deposits.

An investment in the Securities may give rise to higher yields than a bank deposit placed with UBS or with any other investment firm in the UBS Group (a “UBS Bank Deposit”). However, an investment in the Securities carries risks which are very different from the risk profile of a UBS Bank Deposit. The Securities are expected to have greater liquidity than a UBS Bank Deposit since UBS Bank Deposits are generally not transferable. However, the Securities may have no established trading market when issued, and one may never develop. Investments in the Securities do not benefit from the protection provided pursuant to Directive 2014/49/EU of the European Parliament and of the Council of the European Union on deposit guarantee schemes or any national implementing measure implementing this Directive in any jurisdiction. Therefore, if we become insolvent or default on our obligations, investors investing in such Securities in the worst case scenario could lose their entire investment. Further, if UBS experiences financial difficulties, the Swiss Financial Market Supervisory Authority has the power to open resolution or liquidation proceedings or impose protective measures in relation to UBS Group AG, UBS AG or UBS Switzerland AG, and holders of the Securities may be subject to write-down or conversion into equity on any application of the general bail-in tool and non-viability loss absorption, which may result in such holders losing some or all of their investment.

Changes that affect the composition, methodology, policies and calculation of the Index will affect the amount payable on and the market value of the Securities.

The amount payable on the Securities and their market value could be affected if the Index Sponsor or Index Calculation Agent, in their sole discretion, discontinue or suspend calculation of the Index in which case it may become difficult to determine the market value of the Securities. If events such as these occur, or if the Index Closing Level is not available because of a market disruption event or for any other reason, the Security Calculation Agent — which will be UBS Securities LLC — will make a good faith

Risk Factors

estimate in its sole discretion of the Index Closing Level that would have prevailed in the absence of the market disruption event. If the Security Calculation Agent determines that the publication of the Index is discontinued and that there is no successor index on the date when the Index Closing Level is required to be determined, the Security Calculation Agent will determine the Index Closing Level using the level and published share weightings of each index Constituent Security included in the Index or Successor Index, as applicable, immediately prior to such discontinuation or unavailability, as adjusted for certain corporate actions as described in “The MVIS US Mortgage REITs Index” beginning on page S-60.

In addition, changes by the Index Sponsor of its policies relating to the Index, the calculation of the Index or to Index Constituent Securities could affect the level of the Index and, therefore, the value of your Securities. The Index Sponsor could also change its methodology concerning constituents that qualify for inclusion in the Index and how it calculates the Index, which could adversely affect the value of your Securities. The Index Sponsor has no obligation to consider your interests in calculating or revising the Index.

If an Index Replacement Event occurs, the Security Calculation Agent may replace the Index with a Substitute Index.

If an Index Replacement Event (as defined below) occurs at any time with respect to the Securities and the Index Sponsor or anyone else publishes an index that the Security Calculation Agent determines is comparable to the Index (the “Substitute Index”), then the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute Index for all purposes under the Securities, and all provisions described in the prospectus supplement as applying to the Index will thereafter apply to the Substitute Index instead. If the Security Calculation agent elects to replace the original Index with a Substitute Index, then the Security Calculation Agent will determine all amounts hereunder, including without limitation Coupon Amounts, Current Principal Amounts, Current Indicative Values, Closing Indicative Values, Accrued Fees and Index Closing Levels on the applicable dates of determination, all other related payment terms and the amount payable at maturity, call or upon early redemption by reference to such Substitute Index. In these circumstances, the Security Calculation Agent may elect to replace the Index with the Substitute Index even if the Index Sponsor continues to publish the Index without modification, replacement or adjustment. Any such replacement of the Index with the Substitute Index will affect the amount you will receive at maturity, upon redemption or call and will result in the Securities having a value different (higher or lower) from the value they would have had if there had been no such replacement.

There are uncertainties regarding the Index because of its limited performance history.

The Index was first calculated on August 4, 2011, and therefore has no performance history prior to that date. As a result, limited historical information is available for you to consider in making an independent investigation of the Index performance, which may make it difficult for you to make an informed decision with respect to an investment in the Securities. The base value of the Index was set at 1000 on December 30, 2004, and, therefore, we are able to provide hypothetical, or “backtested,” Index returns. This data may be considered when making an investment decision concerning the Securities and evaluating the potential performance of the Index, but it is solely hypothetical and does not guarantee future performance.

Estimated historical and historical levels of the Index should not be taken as an indication of future performance during the term of the Securities.

The actual performance of the Index over the term of the Securities, as well as the amount payable at maturity or call, or upon acceleration upon the occurrence of a Zero Value Event or upon early

Risk Factors

redemption, may bear little relation to the historical performance of the Index. The performance of the Index Constituent Securities will determine the Index Closing Level on any date of determination. As a result, it is impossible to predict whether the level of the Index will rise or fall during the term of the Securities. In addition, the effect of leverage and compounding will cause the return on the Securities to be different from what historical levels of the Index may indicate. As a result, it is impossible to predict whether the level of the Index will rise or fall during the term of the Securities.

There may not be an active trading market in the Securities; sales in the secondary market may result in significant losses.

The Securities have been approved for listing, subject to official notice of issuance, on NYSE Arca. However, we are not required to maintain any listing of the Securities on NYSE Arca or any other exchange. Certain affiliates of UBS may engage in limited purchase and resale transactions in the Securities, although they are not required to do so and may stop at any time. No assurance can be given that a secondary market will exist, however if an active secondary market develops, we expect that investors will purchase and sell the Securities primarily in this secondary market. Even if an active secondary market for the Securities develops, it may not provide significant liquidity or trade at prices advantageous to you. As a result, if you sell your Securities in the secondary market, you may have to do so at a discount from the issue price or the intraday indicative value of the Securities and you may suffer significant losses.

Trading and other transactions by UBS or its affiliates in the Index Constituent Securities, futures, options, exchange-traded funds or other derivative products on such Index Constituent Securities or the Index may impair the market value of the Securities.

As described below under “Use of Proceeds and Hedging” on page S-99, UBS or its affiliates may hedge their obligations under the Securities by purchasing the Index Constituent Securities, futures or options on the Index Constituent Securities or the Index, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index Constituent Securities or the Index, and they may adjust these hedges by, among other things, purchasing or selling the Index Constituent Securities, futures, options, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index Constituent Securities or the Index at any time. Any of these hedging activities will contribute to the trading volume of the underlying Index Constituent Securities and may adversely affect the market price of such Index Constituent Securities and/or the Index Closing Level and, therefore, the market value of the Securities. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines or becomes zero.

UBS or its affiliates may also engage in trading in the Index Constituent Securities and other investments relating to the Index Constituent Securities or the Index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of the Index Constituent Securities and the Index Closing Level and, therefore, the market value of the Securities. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any Index Constituent Securities or the Index. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of the Securities. With respect to any of the activities described above, neither UBS nor its affiliates has any obligation to take the needs of the buyer, seller or holder of the Securities into consideration at any time.

Risk Factors

Any of these activities could adversely affect the level of the Index and, therefore, the Current Indicative Value, Closing Indicative Value and Current Principal Amount of the Securities, which could trigger a Zero Value Event, which would result in the early termination and mandatory redemption of the Securities by UBS. In the event of a Zero Value Event, the Zero Value Settlement Amount may be zero. Furthermore, any of these activities, if occurring during a Measurement Period, or on any Redemption Valuation Date, could adversely affect the payment at maturity, call or upon redemption.

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities. Any such research, opinions or recommendations could affect the level of the Index Constituent Securities, the Index or the market value of the Securities.

UBS and its affiliates publish research from time to time on stocks or commodities and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. UBS and its affiliates may have published research or other opinions that call into question the investment view implicit in an investment in the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the Index to which the Securities are linked.

Our offering of the Securities does not constitute a recommendation of the Index or the Index Constituent Securities.

You should not take our offering of the Securities as an expression of our views about how the Index to which the Securities are linked will perform in the future or as a recommendation to invest in the Index or the Index Constituent Securities, including through an investment in the Securities. As we are part of a global financial institution, our affiliates may have, and often do have, positions (including short positions) that conflict with an investment in the Securities, including positions in constituent securities included in the Index. You should undertake an independent determination of whether an investment in the Securities is suitable for you in light of your specific investment objectives, risk tolerance and financial resources.

UBS and its affiliates have no affiliation with the Index Sponsor and are not responsible for their public disclosure of information.

We and our affiliates are not affiliated with the Index Sponsor (except for licensing arrangements between UBS and the Index Sponsor in relation to the Index as discussed under “The MVIS US Mortgage REITs Index — Licensing Agreement) and have no ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the Index. If the Index Sponsor or Index Calculation Agent discontinue or suspend the calculation of the Index, it may become difficult to determine the market value of the Securities and the payment at maturity, call, acceleration upon the occurrence of a Zero Value Event or redemption. The Security Calculation Agent may designate a successor index in its sole discretion. If the Security Calculation Agent determines in its sole discretion that no successor index comparable to the Index exists, the payment you receive at maturity, redemption, acceleration upon the occurrence of a Zero Value Event or call will be determined by the Security Calculation Agent in its sole discretion. See “Specific Terms of the Securities — Market Disruption Event” on page S-91 and “Specific Terms of the Securities — Security Calculation Agent” on page S-90. The Index Sponsor is not involved in the offer of the Securities in any way and has no obligation to consider your interest as an owner of the Securities in taking any actions that might affect the market value of your Securities.

Risk Factors

We have derived the information about the Index Sponsor and the Index from publicly available information, without independent verification. Neither we nor any of our affiliates have performed an independent review or due diligence of publicly available information with respect to the Index or the Index Sponsor and neither we nor any of our affiliates assume any responsibility for the adequacy or accuracy of the information about the Index or the Index Sponsor contained in this prospectus supplement. You, as an investor in the Securities, should make your own independent investigation into the Index Sponsor and the Index.

The business activities of UBS or its affiliates may create conflicts of interest.

We and our affiliates play a variety of roles in connection with the issuance of the Securities, including acting as Security Calculation Agent. As noted above, UBS and its affiliates expect to engage in trading activities related to the Index and the Index Constituent Securities that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the Index Closing Level, could have an adverse impact on the market value of the Securities.

An Index Constituent Security may be replaced upon the occurrence of certain adverse events.

An exchange may replace or delist an Index Constituent Security included in the Index. Procedures have been established by the Index Sponsor to address such events, which may include, among other things, a market disruption event (as it pertains to the Index) or the replacement or delisting of an Index Constituent Security. There can be no assurance, however, that a market disruption event (as it pertains to the Index), the replacement or delisting of an Index Constituent Security, or any other force majeure event, will not have an adverse or distortive effect on the Index Closing Level or the manner in which it is calculated and, therefore, may have any adverse impact on the value of the Securities.

There are potential conflicts of interest between you and the Security Calculation Agent.

Our affiliate, UBS Securities LLC, will serve as the Security Calculation Agent. UBS Securities LLC will, among other things, decide the amount of the return paid out to you on the Securities at maturity or call, or upon early redemption or acceleration upon the occurrence of a Zero Value Event. For a fuller description of the Security Calculation Agent’s role, see “Specific Terms of the Securities — Security Calculation Agent” on page S-90.

The Security Calculation Agent will exercise its judgment when performing its functions. For example, the Security Calculation Agent may have to determine whether a market disruption event affecting the Index Constituent Securities or the Index has occurred or is continuing on a day during a Measurement Period, or on a Reset Valuation Date or on the Redemption Valuation Date. This determination may, in turn, depend on the Security Calculation Agent’s judgment whether the event has materially interfered with our ability to unwind our hedge positions. The Security Calculation Agent will also have discretion to determine if LIBOR has been discontinued or is no longer representative of the underlying market or economic reality, and which base rate is selected as its successor. Since these determinations by the Security Calculation Agent may affect the market value of the Securities, the Security Calculation Agent may have a conflict of interest if it needs to make any such decision.

Risk Factors

The Security Calculation Agent can postpone the determination of the Index Closing Level and thus the applicable Redemption Date, the Call Settlement Date or the Maturity Date if a market disruption event occurs during the applicable Measurement Period.

The determination of the Index Closing Level may be postponed if the Security Calculation Agent determines that a market disruption event has occurred or is continuing during a Measurement Period, or on the Redemption Valuation Date. If such a postponement occurs, then the Security Calculation Agent will instead use the Index Closing Level on the first Index Business Day after that day on which no market disruption event occurs or is continuing. In no event, however, will the Measurement Period or Redemption Valuation Date for the Securities be postponed by more than five (5) Index Business Days. As a result, the applicable Redemption Date, the Call Settlement Date or the Maturity Date for the Securities could also be postponed, although not by more than five (5) Index Business Days. If the Measurement Period, or Redemption Valuation Date is postponed to the last possible day, but a market disruption event occurs or is continuing on such last possible day, that day will nevertheless be the final day in the Final Measurement Period, or the Call Measurement Period, or will be the Redemption Valuation Date. If a market disruption event is occurring on the last possible day in a Measurement Period, or on the Redemption Valuation Date, then the Security Calculation Agent will make a good faith estimate in its sole discretion of the Index Closing Level that would have prevailed in the absence of the market disruption event. See “Specific Terms of the Securities — Market Disruption Event” beginning on page S-91.

The Security Calculation Agent can postpone the determination of the Index Closing Level and thus the applicable Reset Valuation Date if a market disruption event occurs on the Reset Valuation Date.

The determination of the Index Closing Level may be postponed if the Security Calculation Agent determines that a market disruption event has occurred or is continuing on a Reset Valuation Date. If such a postponement occurs, then the Security Calculation Agent will instead use the Index Closing Level on the first Index Business Day on which no Market Disruption Event with respect to the Index occurs or is continuing and the Reset Valuation Date will be the following Index Business Day that is not disrupted. In no event, however, will the Reset Valuation Date for the Securities be postponed by more than five (5) Index Business Days. If the Reset Valuation Date is postponed to the last possible day, but a market disruption event occurs or is continuing on such last possible day, that day will nevertheless be the Reset Valuation Date. In such a scenario, the Security Calculation Agent will make a good faith estimate in its sole discretion of the Index Closing Level that would have prevailed in the absence of the market disruption event. See “Specific Terms of the Securities — Market Disruption Event” beginning on page S-91.

We reserve the right from time to time to waive the minimum redemption amount, waive the Redemption Fee Amount and/or accelerate the Redemption Valuation Date to the date on which the notice of redemption is received by us rather than the following Index Business Day, in each case in our sole discretion and on a case-by-case basis. However, there can be no assurance that we will choose to do so, that we will do so for any particular holder, or that any holder will benefit from our exercise of such rights. You should not assume that you will be entitled to any such waiver or acceleration.

As described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders” and “Specific Terms of the Securities — Redemption Procedures” on pages S-83 and S-85, respectively, the right of holders of the Securities to elect to require us to redeem their Securities is subject to a

Risk Factors

minimum redemption amount of at least 50,000 Securities. In addition, the amount that holders of the Securities will receive upon early redemption will be reduced by the Redemption Fee Amount. However, we reserve the right from time to time to waive the minimum redemption amount and/or the Redemption Fee Amount in our sole discretion on a case-by-case basis. However, there can be no assurance that we will choose waive any redemption requirements or that any holder of the Securities will benefit from our election to do so. You should not assume that you will be entitled to the benefit of any such waiver.

Furthermore, as described in “Specific Terms of the Securities — Redemption Procedures,” the Redemption Valuation Date with respect to any particular exercise of the redemption right will generally be the first Index Business Day following the date that we receive the applicable Redemption Notice and Redemption Confirmation. However, we reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which the notice of redemption is received by UBS rather than the following Index Business Day. There can be no assurance that we will choose to accelerate the Redemption Valuation Date for any holder of the Securities or that any holder of the Securities will benefit from our election to do so. You should not assume that you will be entitled to any such acceleration.

We will be under no obligation to exercise the rights described above, or to make any announcement regarding any decision by us to exercise such rights. As a result, when considering making an investment in the Securities, you should assume that we will not choose to exercise any of the rights described above, or that if we do exercise such rights, we will choose not to do so with respect to any redemption requests that you submit. Instead, you should assume that, with respect to the early redemption of your Securities, all requirements and procedures that are described in this prospectus supplement, including the Redemption Fee Amount and the minimum 50,000 Securities redemption amount, will apply at all times.

Market disruption events may require an adjustment to the calculation of the Index.

At any time during the term of the Securities, the intraday and daily calculations of the level of the Index may be adjusted in the event that the Index Calculation Agent determines that a Market Disruption Event exists. Any such Market Disruption Events may have an adverse impact on the Index Closing Level or the manner in which it is calculated and, therefore, may have an adverse effect on the market value of the Securities. See “Specific Terms of the Securities — Market Disruption Event” beginning on page S-91.

UBS may redeem the Securities prior to the Maturity Date.

On any Business Day through and including the Maturity Date, UBS may, at its option, redeem all, but not less than all, the issued and outstanding Securities. To exercise its Call Right, UBS must provide notice to the holders of the Securities not less than eighteen (18) calendar days prior to the Call Settlement Date. Upon each redemption in the event UBS exercises this right, you will receive a cash payment equal to the Call Settlement Amount, which will be calculated as described herein and paid on the Call Settlement Date. If the amount so calculated is equal to or less than zero, the payment upon exercise of the Call Right will be zero.

If UBS elects to redeem your Securities pursuant to the UBS Call Right, the payment you receive may be less than the payment you would have otherwise been entitled to at maturity, and you may not be able to reinvest any amounts received on the Call Settlement Date at comparable terms or returns. In addition, you may have to invest your proceeds in a lower-return investment.

UBS’s right to redeem the Securities may also adversely impact your ability to sell your Securities, and/or the price at which you may be able to sell your Securities, following delivery of a redemption notice by UBS.

Risk Factors

If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the Securities and/or the ability of UBS to make payments thereunder.

The Swiss Financial Market Supervisory Authority (“FINMA”) has broad statutory powers to take measures and actions in relation to UBS if (i) it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or (ii) UBS fails to fulfil the applicable capital adequacy requirements (whether on a standalone or consolidated basis) after expiry of a deadline set by FINMA. If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. The resolution regime of the Swiss Banking Act is further detailed in the FINMA Banking Insolvency Ordinance (“BIO-FINMA”). In a restructuring proceeding, FINMA, as resolution authority, is competent to approve the resolution plan. The resolution plan may, among other things, provide for (a) the transfer of all or a portion of UBS’s assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of Securities) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the conversion of UBS’s debt and/or other obligations, including its obligations under the Securities, into equity (a “debt-to-equity” swap), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the Securities. The BIO-FINMA provides that a debt-to-equity swap and/or a write-off of debt and other obligations (including the Securities) may only take place after (i) all debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital have been converted into equity or written-off, as applicable, and (ii) the existing equity of the UBS has been fully cancelled. While the BIO-FINMA does not expressly address the order in which a write-off of debt instruments other than debt instruments qualifying as additional tier 1 capital or tier 2 capital should occur, it states that debt-to-equity swaps should occur in the following order: first, all subordinated claims not qualifying as regulatory capital, second, all other claims not excluded by law from a debt-to-equity swap (other than deposits), and third, deposits (in excess of the amount privileged by law). However, given the broad discretion granted to FINMA as the resolution authority, any restructuring plan in respect of UBS could provide that the claims under or in connection with the Securities will be partially or fully converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with, or even junior to, UBS’s obligations under the Securities. Consequently, holders of Securities may lose all of some of their investment in the Securities. In the case of restructuring proceedings with respect to a systemically important Swiss bank (such as UBS), the creditors whose claims are affected by the restructuring plan will not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan has been approved by FINMA, the rights of a creditor to seek judicial review of the restructuring plan (e.g., on the grounds that the plan would unduly prejudice the rights of holders of Securities or otherwise be in violation of the Swiss Banking Act) are very limited. In particular, a court may not suspend the implementation of the restructuring plan. Furthermore, even if a creditor successfully challenges the restructuring plan, the court can only require the relevant creditor to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated and how it would be funded.

Risk Factors

The tax consequences of owning Securities are uncertain and may be less favorable than a direct investment in the Index Constituent Securities.

Absent a change in law or an administrative or judicial ruling to the contrary, pursuant to the terms of the Securities, you agree to treat the Securities for all U.S. federal income tax purposes as a pre-paid forward contract with respect to the Index. This agreed treatment may have timing and character consequences that result in a U.S. holder (as defined below under “Material U.S. Federal Income Tax Consequences”) owing more U.S. federal income tax than it would have owed if the holder had instead made a direct investment in the Index Constituent Securities. In particular, the terms of the Securities will require a U.S. holder to treat the Coupon Amount as ordinary income, notwithstanding that all or a portion of such distributions may be attributable to distributions on the Index Constituent Securities that, if received directly by certain holders, would be treated as (i) dividends subject to tax at long-term capital gains rates, (ii) eligible for the 20% deduction applicable to “qualified business income,” or (iii) tax-free return of capital distributions. This could have the effect of requiring a U.S. holder to pay more U.S. federal income tax (and to pay such tax at an earlier time) than a holder of a direct investment in the Index Constituent Securities.

It is likely that ownership of Securities will be treated as a “constructive ownership transaction” which is subject to the constructive ownership rules of Section 1260 of the Code. Under Section 1260, special tax rules apply to an investor that enters into a “constructive ownership transaction” with respect to an equity interest in a “pass-thru entity.” For this purpose, (i) a constructive ownership transaction includes entering into a forward contract with respect to a pass-thru entity and (ii) real estate investment trusts (“REITs”) (and certain other entities) are considered to be pass-thru entities. We understand that the Index is primarily (or entirely) comprised of entities that are REITs. It is not entirely clear how Section 1260 of the Code applies in the case of a forward contract (such as the Securities) with respect to an index that primarily (or entirely) references pass-thru entities, such as the Index. Although the matter is not free from doubt, it is likely that Section 1260 of the Code should apply to the portion of your return on the Securities that is determined by reference to the Index Constituent Securities that are pass-thru entities (the “Pass-Thru Index Constituents”). If such portion of your Securities is subject to Section 1260, then any long-term capital gain that you realize upon the sale, redemption or maturity of your Securities that is attributable to the Pass-Thru Index Constituents would be recharacterized as ordinary income (and you would be subject to an interest charge on the deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the Pass-Thru Index Constituents (in an amount equal to the notional amount of Pass-Thru Index Constituents that are referenced by your Securities, i.e., after taking into account the leverage component of your Securities) on the date that you purchased the Securities and sold your interest in such Pass-Thru Index Constituents on the date of the sale, redemption or maturity of the Securities (the “Excess Gain Amount”). In addition, it is possible that Excess Gain Amount will be computed separately for each Pass-Thru Index Constituent. If your Securities are subject to these rules, the Excess Gain Amount will be presumed to be equal to all of the gain that you recognize in respect of the Securities that is attributable to the Pass-Thru Index Constituents (in which case all of such gain would be recharacterized as ordinary income that is subject to an interest charge) unless you provide clear and convincing evidence to the contrary. You should review the discussion of Section 1260 under the heading “Material U.S. Federal Income Tax Consequences — U.S. Holders” and are urged to consult your own tax advisor regarding the application of these rules to the Securities.

It is also possible that the IRS could treat your Securities as representing ownership of the Index Constituent Securities for U.S. federal income tax purposes, in which case you may be subject to other adverse tax consequences described under “Material U.S. Federal Income Tax Consequences” below. In

Risk Factors

addition, the U.S. federal income tax treatment of the Securities is uncertain and the IRS could assert that the Securities should be taxed in a manner that is different than described in this prospectus supplement. Furthermore, members of Congress have periodically made proposals to reform or otherwise modify the U.S. federal income tax treatment of financial instruments such as the Securities. For example, in 2017, legislation was proposed that, if enacted, would generally require U.S. holders of instruments such as the Securities to annually recognize gain or loss with respect to such instruments on a “mark-to-market” basis and to treat any such gain or loss as ordinary income or loss. It is not possible to predict whether any such legislation will be enacted in the future, or whether any such legislation would affect the tax treatment of your Securities.

For a discussion of the U.S. federal income tax treatment applicable to your Securities as well as other potential alternative characterizations for your Securities, please see the discussion under “Material U.S. Federal Income Tax Consequences” below. You should consult your tax advisor regarding the tax treatment of the Securities.

Non-U.S. Holders of the Securities will be subject to adverse U.S. federal income tax consequences.

As discussed in more detail under “Material U.S. Federal Income Tax Consequences — Non-U.S. Holders” below, each Coupon Amount and any Accrued Dividend at the time upon a sale of the Securities that is received by a non-U.S. holder (as defined below under “Material U.S. Federal Income Tax Consequences”) should be treated as a dividend equivalent that is subject to a 30% withholding tax under Section 871(m), unless (a) the distribution is attributable to a distribution by an Index Constituent Security that is treated as a return of capital distribution that would not be subject to withholding tax if distributed directly to a non-U.S. holder, (b) the distribution is attributable to a “capital gain dividend” that is distributed by a REIT that would not be subject to withholding tax if distributed directly to a non-U.S. holder, (c) the holder is entitled to a lower rate under the “dividend” article of an applicable tax treaty or (d) the income from the Securities is effectively connected with the holder’s conduct of a trade or business in the United States (in which case, in order to avoid withholding, the holder will be required to provide a properly executed IRS Form W-8ECI). However, a withholding agent may not have the information necessary to determine whether a distribution would be exempt from tax if received directly by a non-U.S. holder when it is required to impose the Section 871(m) withholding amount, and it therefore may impose Section 871(m) withholding based on the assumption that the entire distribution would be subject to tax if received directly by a non-U.S. holder.

For a further discussion of the U.S. federal income tax considerations that may be relevant to non-U.S. holders of the Securities, please see the discussion below under “Material U.S. Federal Income Tax Consequences — Non-U.S. Holders”. Prospective non-U.S. holders should consult their tax advisors prior to investing in the Securities.

The MVIS US Mortgage REITs Index

We have derived all information contained in this prospectus supplement regarding the MVIS US Mortgage REITs Index (the “Index”), including, without limitation, its make-up, performance, method of calculation and changes in its constituents, from publicly available sources, including the “Index Guide to MVIS Global Equity Indices” (the “Rulebook”), which is summarized but not incorporated by reference herein. The Rulebook is proprietary to MV Index Solutions GmbH (the “Index Sponsor”) and is available at www.mvis-indices.com (the “MVIS Website”). The Rulebook reflects the policies of, and is subject to change by, the Index Sponsor. We make no representation or warranty as to the accuracy or completeness of such information nor do we incorporate by reference the MVIS Website or any material it includes in this prospectus supplement. The composition of the Index is determined by the Index Sponsor and is the exclusive property of the Index Sponsor (a wholly owned subsidiary of Van Eck Associates Corporation (“Van Eck”)), which has contracted with Solactive AG (the “Index Calculation Agent”) to maintain and calculate the Index. Neither the Index Sponsor nor the Index Calculation Agent has any obligation to continue to publish, and may discontinue the publication of, the Index. Daily Index Closing Levels are available at the MVIS Website.

Introduction

The Index is a modified capitalization-weighted, float-adjusted index designed to give investors a means of tracking the overall performance of publicly-traded mortgage REITs that are listed and incorporated in the United States and derive at least 50% (25% for current Index components) of their revenues from mortgage-related activity. This includes REITs that are primarily engaged in the purchase or service of commercial or residential mortgage loans or mortgage-related securities.

The Index is a price return index (i.e., the reinvestment of dividends is not reflected in the value of the Index). As of May 28, 2020, the Index was comprised of 26 Index Constituent Securities. The top ten constituent securities of the Index as of May 28, 2020, by weighting, are listed in the table below:

Company	Ticker	Listing Country	Index Weighting
Annaly Capital Management Inc.	NLY	US	16.42%
AGNC Investment Corp.	AGNC	US	12.66%
Starwood Property Trust Inc.	STWD	US	7.56%
Hannon Armstrong Sustainability Infrastructure Capital, Inc.	HASI	US	6.52%
New Residential Investment Corp.	NRZ	US	6.03%
Blackstone Mortgage Trust Inc.	BXMT	US	5.98%
Arbor Realty Trust Inc.	ABR	US	4.35%
Broadmark Realty Capital Inc.	BRMK	US	4.15%
Pennymac Mortgage Investment Trust	PMT	US	4.00%
Apollo Commercial Real Estate	ARI	US	3.92%

Base Value and Date

The base value of the Index was 1000 as of December 30, 2004. The Index was first calculated on August 4, 2011 (the “Index Commencement Date”).

Calculation of the Index

Daily Calculation Cycle. The Index is calculated weekdays between 01:00 and 22:40 (CET) and the Index value is disseminated to data vendors every 15 seconds on days when the U.S. equity market is open for trading.

The MVIS US Mortgage REITs Index

Index Construction

The Index is a modified capitalization-weighted, float-adjusted index. Only common stocks and stocks with similar characteristics from financial markets that are freely investable for foreign investors and that provide real-time and historical component and currency pricing are eligible for inclusion in the Index. Limited partnerships are excluded. Stocks from financial markets that are not freely investable for foreign investors or that do not provide real-time and historical component and currency pricing may still be eligible for inclusion if they have a listing on an eligible exchange and if they meet all the size and liquidity requirements on this exchange.

Companies with a free-float (or shares available to foreign investors) of less than 5.00% for existing Index components or less than 10.00% for new components are ineligible for inclusion.

Stocks that are not already in the Index must meet the following requirements:

➢	A full market capitalization exceeding $150 million;

➢	A three-month average daily trading volume value of at least $1 million at the current review and also at the previous two reviews; and

➢	At least 250,000 shares traded per month over the last six months at the current review and also at the previous two reviews.

For stocks that are already in the Index, the following applies:

➢	A full market capitalization exceeding $75 million;

➢	A three-month average daily trading volume of at least $0.2 million in at least two of the latest three quarterly reviews; and

➢	A three-month average daily trading volume value of at least $0.6 million at the current review or at one of the previous two reviews; or

➢	At least 200,000 shares traded per month over the last six months at the current review or at one of the previous two reviews.

In case the number of investable stocks drops below 25, additional stocks are flagged eligible by the Index Sponsor’s decision until the number of eligible stocks equals 25.

Only one share line of each company is eligible to be included as an Index component. In case more than one share line fulfills the above size and liquidity rules, only the largest share line by free-float market capitalization is eligible. The Index Sponsor can, in exceptional cases (e.g., significantly higher liquidity), decide to include a different share line in the Index.

In case the free-float market capitalization of a non-component share line exceeds the free-float market capitalization of a share line of the same company which is an Index component by at least 25% and fulfills all size and liquidity eligibility criteria for non-components, the current component share line will be replaced by the larger share line. The Index Sponsor can, in exceptional cases (e.g., significantly higher liquidity), decide to keep the current share line instead.

Index Maintenance

Quarterly Index Review. The Index is reviewed quarterly. The quarterly reviews are based on the closing data on the last Business Day in February, May, August and November. If a company does not trade on

The MVIS US Mortgage REITs Index

the last Business Day in February, May, August or November, then the last available price for this company will be used. The weighting cap factors are based on closing data of the Wednesday prior to the second Friday in a quarter-end month (i.e., March, June, September and December).

Changes to the underlying Index data (e.g., new number of shares, new free-float factors, and new weighting cap factors), as well as additions and deletions of Index components, are announced on the second Friday in a quarter-end month (i.e., March, June, September and December).

Changes resulting from the quarterly reviews will be implemented and based on the closing prices of the third Friday of every quarter-end month (i.e., March, June, September and December). If the third Friday is not a Business Day, then the review will take place on the last Business Day before the third Friday. If a company does not trade on the third Friday of a quarter-end month, then the last available price for this company will be used. Changes become effective on the next Business Day.

“Business Day” means any day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments in Frankfurt.

The table below shows the relevant dates (subject to adjustment) for the quarterly reviews in 2020.

Quarter	Index Data	Announcement	Implementation	Effective
Q1 2020	02/29/2020	03/13/2020	03/20/2020	03/23/2020
Q2 2020	05/31/2020	06/12/2020	06/19/2020	06/22/2020
Q3 2020	08/31/2020	09/11/2020	09/18/2020	09/21/2020
Q4 2020	11/30/2020	12/11/2020	12/18/2020	12/21/2020

Review Procedure. Quarterly review procedure:

➢	All stocks meeting the size, liquidity, and other eligibility requirements are sorted in terms of free-float market capitalization in descending order.

➢	Stocks covering the top 85% of the free-float market capitalization qualify for selection.

➢	Existing components between the 85th and 98th percentiles also qualify for the Index.

➢

If the coverage is still below 90% of the free-float market capitalization or the number in the Index is still below 25 companies, then the largest remaining stocks are selected until coverage of at least 90% is reached and the number of stocks equals 25.

➢	If the number of qualifying stocks is below 25, additional stocks will be added by the Index Sponsor’s decision until the number of stocks equals 25.

Corporate Events

In addition to the periodic reviews, the Index is continually reviewed for corporate events (such as mergers, takeovers, spin-offs, delistings and bankruptcies) that affect the Index composition.

Replacements. For all corporate events that result in a stock deletion from the Index, the deleted stock will be replaced with the highest ranked non-component on the most recent selection list immediately only if the number of components in the Index would drop below 20. The replacement stock will be added at the same weight as the deleted stock. Only in case the number of components drops below its minimum due to a merger of two or more index components, the replacement stock will be added with its uncapped free-float market capitalization weight. In all other cases (i.e., there is no replacement), the additional weight resulting from the deletion will be re-distributed proportionally across all other Index constituents.

The MVIS US Mortgage REITs Index

Changes to Free-Float Factors and Number of Shares. Changes to the number of shares or the free-float factors due to corporate actions (such as stock dividends, splits, rights issues, spin-offs, etc.) are implemented immediately and will be effective the next trading day (i.e., the ex-date). Simple share/float changes are implemented after a three day notice period.

Initial Public Offerings. An IPO stock is eligible for fast-track addition to the Index once (either at the next quarterly/semi-annual review if it has been trading since at least the last trading day of the month prior to the review snapshot dates (i.e., the last trading day in February, May, August or November) or else at the then following quarterly/semi-annual review). In order to be added to the Index the IPO stock has to meet the following size and liquidity requirements:

➢	The IPO must have a full market capitalization exceeding $150 million;

➢	The IPO must have a free-float factor of at least 10%;

➢	The IPO must have an average daily trading volume value of at least $1 million; and

➢	The IPO must have traded at least 250,000 shares per month (or per 22 days).

This rule also applies to newly spun-off companies.

Changes Due to Mergers and Takeovers. A merger or takeover is deemed successful if it has been declared wholly unconditional and has received approval of all regulatory agencies with jurisdiction over the transaction. The result of a merger or takeover is typically one surviving stock and one or more non-surviving stocks that may not necessarily be de-listed from the respective trading system(s).

If an Index component merges with or takes over another Index component, the surviving stock remains in the Index and the other stock is deleted immediately from the Index. Its shares and float are adjusted according to the terms of the merger or takeover. The Index market capitalization of the merged company corresponds to the market capitalization of the two separate companies.

If an Index component merges with or takes over a non-Index component, the resulting Index composition will depend on whether the surviving stock meets the Index requirements. If the surviving stock meets the Index requirements (for country/sector, market capitalization and free-float), it will remain in the Index and its shares (if the share change is greater than 10%) and float will be adjusted according to the terms of the merger or takeover. If the surviving stock does not meet the index requirements (for country/sector, market capitalization and free-float), it will be deleted immediately from the Index.

If a non-Index component merges with or takes over an Index component, the resulting Index composition also will depend on whether the surviving stock meets the Index requirements. If the surviving stock meets the index requirements (for country/sector, market capitalization and free-float), it will be added to the Index and its shares (if the share change is greater than 10%) and float will be adjusted according to the terms of the merger or takeover and will replace the current Index component. If the surviving stock does not meet the Index requirements (for country/sector, market capitalization and free-float), it will not be added to the Index and the current Index component will be deleted immediately from the Index.

Changes Due to Spin-offs. Each spin-off stock is immediately added to the Index for at least two trading days, if traded on its ex-date. If a spin-off company does not qualify for the Index, it will be deleted based on its respective closing price. Shares and floats of the surviving companies are adjusted according to the terms of the spin-off.

The MVIS US Mortgage REITs Index

Additions due to Replacements: In case the number of Index components drops below 25 and no non-component stock is eligible as a replacement, the determination of the addition is subject to the Index Sponsor’s decision.

Float Adjustment

The Index is free-float adjusted. The number of shares outstanding is reduced to exclude closely held shares (amount larger than 5% of the company’s full market capitalization) from the Index calculation. To ensure portfolio diversity and avoid overweighting, the company weighting cap factors are applied to individual companies if they exceed a certain weighting in the Index. The capping process is a top-down process. That is, it starts with the largest company based on free-float market capitalization and is repeated until the weighting for each company is in line with capping requirements.

Capitalization Weighting. The Index is calculated using a capitalization weighting methodology, adjusted for float, which is modified so as to facilitate compliance with the diversification requirements of Subchapter M of the Internal Revenue Code. Companies in the Index are weighted according to their free-float market capitalization.

Company-Weighting Cap Factors.

➢	All Index components are weighted by their free-float market capitalization;

➢

All companies whose weighting exceeds 4.5% but at least the largest five companies are grouped together (the so-called “Large-Weights”) and all other companies are grouped together as well (the so-called “Small-Weights”);

➢	The aggregated weighting of the Large-Weights is capped at 50%;

➢

If the aggregated weighting of all companies in the Large-Weights exceeds 50%, then a capping factor is calculated to bring the weighting down to 50%. A second capping factor for the Small-Weights is calculated to increase the aggregate weighting to 50%. These two factors are then applied to all companies in the Large-Weights or the Small-Weights, respectively.

➢

Large-Weights: the maximum weighting for any single stock is 20% and the minimum weighting is 5%. If a stock is above the maximum or below the minimum weighting, then the weighting will be reduced to the maximum weighting or increased to the minimum weighting and the excess weighting shall be re-distributed proportionately across all other remaining Index constituents in the Large-Weights.

➢

Small-Weights: the maximum weighting for any single stock is 4.5%. If a stock is above the maximum weighting, then the weighting will be reduced to the maximum weighting and the excess weighting shall be re-distributed proportionally across all remaining Index constituents in the Small-Weights.

Calculation and Adjustments

Index Formula. The Index is computed using the Laspeyres’ formula:

The above mentioned formula can be simplified as Index Value =	M
D

The MVIS US Mortgage REITs Index

pi	=	stock price
qi	=	number of shares
ffi	=	free-float factor
fxi	=	exchange rate (local currency to U.S. Dollar)
cfi	=	weighting cap factor
M	=	free-float market capitalization of the Index
D	=	Index Divisor

Index Divisor Adjustments. Index maintenance (e.g., reflecting changes in shares outstanding, capital actions, addition or deletion of stocks to the Index) should not change the level of the Index. This is accomplished with an adjustment to the Index Divisor. Any change to the stocks in the Index that alters the total market value of the Index while holding stock prices constant will require an Index Divisor adjustment.

The following formulae will be used for Index Divisor adjustments:

ΔMC = Difference between closing market capitalization and adjusted closing market capitalization of the Index.

Corporate Action Related Adjustments. Corporate actions range widely from routine share issuances or buy backs to unusual events like spin-offs or mergers. These are listed on the table below with notes about the necessary changes and whether the Index Divisor will be adjusted.

pi	=	stock price
qi	=	number of shares

➢	Special Cash Dividend	Index Divisor change: Yes

➢	Split	Index Divisor change: No

Shareholders receive ‘B’ new shares for every ‘A’ share held.

➢	Rights Offering	Index Divisor change: Yes

Shareholders receive ‘B’ new shares for every ‘A’ share held.

If the subscription-price is either not available or not smaller than the closing price, then no adjustment will be done.

The MVIS US Mortgage REITs Index

➢	Stock Dividend (withholding taxes are applied, if applicable)	Index Divisor change: No

Shareholders receive ‘B’ new shares for every ‘A’ share held.

➢	Stock Dividend from treasury (withholding taxes are applied, if applicable	Index Divisor change: Yes

Stock dividends from treasury are adjusted as ordinary or special cash dividends. Shareholders receive ‘B’ new shares for every ‘A’ share held.

➢	Stock Dividend of a different company security (withholding taxes are applied, if applicable)	Index Divisor change: Yes

Shareholders receive ‘B’ shares of a different company for every ‘A’ share held.

➢	Spin-offs	Index Divisor change: Yes

Shareholders receive ‘B’ new shares for every ‘A’ share held.

➢	Addition/Deletion of a Company	Index Divisor change: Yes

Net change in market value determines the Index Divisor adjustment.

➢	Changes in Shares Outstanding	Index Divisor change: Yes

Any secondary issuance, share repurchase, buy back, tender offer, Dutch auction, exchange offer, bought deal equity offering or prospectus offering will be updated at the quarterly review if the change is smaller than 10%; larger changes will be pre-announced (3 trading days notice) and implemented on a best efforts basis. If necessary and information is available, resulting float changes are taken into consideration. Share changes will not be implemented in the week between review announcements and implementation.

➢	Changes due to a Merger/Takeover/spin-off	Index Divisor change: Yes

Net change in market value determines the Index Divisor adjustment. In case of no change, the Index Divisor change is 0.

With corporate actions where cash or other corporate assets are distributed to shareholders, the price of the stock will drop on the ex-dividend day (the first day when a new shareholder is eligible to receive the distribution). The effect of the Index Divisor adjustment is to prevent this price drop from causing a corresponding drop in the Index. Corporate actions are announced at least four days prior to implementation.

The MVIS US Mortgage REITs Index

Data Correction Policy and Methodology Changes

Incorrect or missing input data will be corrected immediately.

Historical and Estimated Historical Performance

The estimated historical information for the period from December 30, 2004 to the Index Commencement Date is hypothetical and is provided as an illustration of how the Index would have performed during that period had the Index Calculation Agent begun calculating the Index on December 30, 2004 using the methodology described above. The level of the Index is deemed to have been 1,000 on the Base Date. This data does not reflect actual performance, nor was a contemporaneous investment model run of the Index. Index historical information for the period from and after the Index Commencement Date is based on the actual performance of the Index.

Any historical and estimated historical upward or downward trend in value of the Index during any period shown below is not an indication that the value of the Index is more or less likely to increase or decrease at any time during the term of the Securities. The historical or estimated historical Index returns do not give an indication of the future performance of the Index. UBS cannot make any assurance that the future performance of the Index will result in holders of the Securities receiving a positive return on their investment.

The table below shows the historical performance of the Index from the Index Commencement Date through May 28, 2020 and the estimated historical performance of the Index from December 30, 2004 to the Index Commencement Date.

Historical and Estimated Historical Results for the

Period December 30, 2004 Through May 28, 2020

	Price Return		Total Return
Year	Ending Level	Annual Return	Ending Level	Annual Return
2004	1000	N/A	1000	N/A
2005	761.76	-23.82%	820.53	-17.95%
2006	978.39	28.44%	1127.62	37.43%
2007	676.01	-30.91%	847.22	-24.87%
2008	295.76	-56.25%	435.78	-48.56%
2009	332.03	12.26%	556.15	27.62%
2010	376.98	13.54%	713.18	28.24%
2011	321.69	-14.67%	684.49	-4.02%
2012	349.56	8.66%	810.27	18.38%
2013	316.88	-9.35%	792.94	-2.14%
2014	337.48	6.50%	908.92	14.63%
2015	271.76	-19.47%	792.27	-12.83%
2016	299.31	10.14%	943.17	19.05%
2017	323.23	7.99%	1089.90	15.56%
2018	279.29	-13.59%	1012.96	-7.06%
2019	307.912	10.25%	1198.821	18.35%
2020 (through May 28, 2020)	156.267	-49.25%	622.346	-48.09%

The MVIS US Mortgage REITs Index

Historical or Estimated Historical Results Are Not Indicative of Future Results.

The table below shows the historical and estimated historical total returns of the Index from December 30, 2004 through May 28, 2020 in comparison with the total returns of the S&P 500® Index, the FTSE NAREIT Mortgage REITs Index and the FTSE NAREIT Composite Index.

	Index	S&P 500® Index	FTSE NAREIT Mortgage REITs Index	FTSE NAREIT Composite Index
Total Return	-37.77%	244.36%	-34.03%	154.45%
Annualized Return	-3.03%	8.35%	-2.66%	6.25%

The data for the Index for the period prior to the Index Commencement Date is estimated and is derived by using the Index’s calculation methodology with historical prices.

Historical information presented is as of May 28, 2020 and is furnished as a matter of information only. Historical and estimated historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical and estimated historical performance, either positively or negatively.

The graph below is based on the total return levels of the Index, the S&P 500® Index, the FTSE NAREIT Mortgage REITs Index and the FTSE NAREIT Composite Index.

Licensing Agreement

MVIS and UBS have entered into a licensing agreement providing for the license to UBS, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use certain service marks owned by MVIS in connection with certain products, including the Securities.

The Securities are not sponsored, endorsed, sold or promoted by MVIS and MVIS makes no representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities, generally, or in the Securities, particularly, or the ability of the Index to track the performance of the mortgage REIT market.

The MVIS US Mortgage REITs Index

The Index is the exclusive property of MVIS, which has contracted with Solactive AG to maintain and calculate the Index. The Index Calculation Agent uses its best efforts to ensure that the Index is calculated correctly. Irrespective of its obligations towards MVIS, the Index Calculation Agent has no obligation to point out errors in the Index to third parties including, but not limited to, investors and/or financial intermediaries of the Securities. The Securities are not sponsored, promoted, sold or supported in any other manner by the Index Calculation Agent nor does the Index Calculation Agent offer any express or implicit guarantee or assurance either with regard to the results of using the Index and/or Index trade mark or the Index level at any time or in any other respect. Neither publication of the Index by the Index Calculation Agent nor the licensing of the Index or Index trademark for the purpose of use in connection with the financial instrument constitutes a recommendation by the Index Calculation Agent to invest capital in said financial instrument nor does it in any way represent an assurance or opinion of the Index Calculation Agent with regard to any investment in the Securities. The Index Calculation Agent is not responsible for fulfilling the legal requirements concerning the accuracy and completeness of the financial instrument’s prospectus.

The Securities are not sponsored, endorsed, sold or promoted by Van Eck. Van Eck makes no representation or warranty, express or implied, nor accepts any responsibility, regarding the accuracy or completeness of this prospectus supplement, or the advisability of investing in securities or financial instruments, or in the Securities.

VAN ECK AND ITS AFFILIATES DO NOT GUARANTEE THE ACCURACY AND/OR COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS, AND MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE SECURITIES. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL VAN ECK OR ANY OF ITS AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.

Valuation of the Index and the Securities

Intraday Index Values

On each Index Business Day, the Index Calculation Agent will calculate and publish the Intraday Index Value) of the Index every 15 seconds between 9:30am and 4:15pm EST/EDT on Bloomberg under the ticker symbol “MVMORT”. The actual Index closing level may vary, and on a cumulative basis over the term of the Securities may vary significantly, from the Intraday Index Value.

The Index Sponsor and Index Calculation Agent are not affiliated with UBS and do not approve, endorse, review or recommend the Index or the Securities. The information used in the calculation of the Intraday Index Value will be derived from sources the Index Sponsor and Index Calculation Agent deem reliable, but the Index Sponsor, Index Calculation Agent and their affiliates do not guarantee the correctness or completeness of the Intraday Index Value or other information furnished in connection with the Securities or the calculation of the Index. The Index Sponsor and Index Calculation Agent make no warranty, express or implied, as to results to be obtained by UBS, UBS’ customers, holders of the Securities, or any other person or entity from the use of the Intraday Index Value or any data included therein. The Index Sponsor and Index Calculation Agent make no express or implied warranties, and expressly disclaim all warranties of merchantability or fitness for a particular purpose with respect to the Intraday Index Value or any data included therein. The Index Sponsor and Index Calculation Agent and their employees, subcontractors, agents, suppliers and vendors shall have no liability or responsibility, contingent or otherwise, for any injury or damages, whether caused by the negligence of the Index Sponsor, Index Calculation Agent or their employees, subcontractors, agents, suppliers or vendors or otherwise, arising in connection with the Intraday Index Value or the intraday indicative value of the Securities, and shall not be liable for any lost profits, losses, punitive, incidental or consequential damages. The Index Sponsor and Index Calculation Agent shall not be responsible for or have any liability for any injuries or damages caused by errors, inaccuracies, omissions or any other failure in, or delays or interruptions of, Intraday Index Value, from whatever cause. The Index Sponsor and Index Calculation Agent are not responsible for the selection of or use of the Index or the Securities, the accuracy and adequacy of the Index or information used by UBS and the resultant output thereof.

The Intraday Index Value will be used to determine whether a Loss Rebalancing Event, Permanent Deleveraging Event or Zero Value Event has occurred, as discussed under “Specific Terms of the Securities — Loss Rebalancing Events”, “Specific Terms of the Securities — Permanent Deleveraging Event” and “Specific Terms of the Securities — Automatic Acceleration Upon Zero Value Event.”

Published calculations of the level of the Index from the Index Sponsor and Index Calculation Agent may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current level of the Index and therefore the value of the Securities in the secondary market. The Intraday Index Value published every 15 seconds will be based on the intraday prices of the Index Constituent Securities.

Intraday Security Values

An “intraday indicative value” (or “Current Indicative Value”) meant to approximate the expected trading value of the Securities in a liquid market will be calculated by ICE Data Indices and published to Bloomberg (based in part on information provided by the Index Sponsor) under the symbol “MVRLIV”. In connection with your Securities, we use the terms “intraday indicative value” and “Current Indicative Value” interchangeably to refer to the value at a given time and date equal to:

(a)	On the Initial Trade Date, $25.00.

Valuation of the Index and the Securities

(b)	On any other calendar day prior to the first day of an applicable Measurement Period:

(Current Principal Amount on the immediately preceding calendar day × Index Factor, calculated using the Intraday Index Value) - Accrued Fees + Accrued Dividend.

(c)	From and including the first day of an applicable Measurement Period, an amount per Security equal to:

(Current Principal Amount, on the calendar day immediately preceding the first day of the Measurement Period × Index Factor, calculated using the Intraday Index Value × Residual Factor from the immediately preceding calendar day) - Accrued Fees + Accrued Dividend + Measurement Period Cash Amount from the immediately preceding calendar day

The intraday indicative value calculation is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, or termination of your Securities, nor will it reflect hedging or other transactional costs, credit considerations, market liquidity or bid-offer spreads. For this reason and others, the actual trading price of the Securities may be different from their Current Indicative Value (or intraday indicative value).

In addition, the levels of the Index provided by the Index Sponsor will not necessarily reflect the depth and liquidity of the Index Constituent Securities. The calculation of the intraday indicative value shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice.

The publishing of the intraday indicative value of the Securities by Bloomberg may occasionally be subject to delay or postponement. The actual trading price of the Securities may be significantly different from their Current Indicative Value (or intraday indicative value). The intraday indicative value of the Securities published at least every 15 seconds during the NYSE Arca’s Core Trading Session, which is currently from 9:30 a.m. to 4:00 p.m., New York City time, will be based on the Intraday Index Value, and may not be equal to the payment at maturity, call or acceleration upon the occurrence of a Zero Value Event, or upon early redemption. These intraday indicative value calculations have been prepared as of a particular time and date and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination.

Split or Reverse Split of the Securities

We may, at any time in our sole discretion, initiate a split or reverse split of your Securities. If we decide to initiate a split or reverse split, as applicable, such date shall be deemed to be the “announcement date”, and we will issue a notice to holders of the Securities and press release announcing the split or reverse split, specifying the effective date of the split or reverse split. The record date for any split or reverse split will be the tenth Business Day after the announcement date, and the effective date will be the next Business Day after the record date.

If the Securities undergo a split, we will adjust the Current Principal Amount and other relevant terms of the Securities accordingly. For example, if the Securities undergo a 4:1 split, every investor who holds a Security via The Depository Trust Company (“DTC”) on the relevant record date will, after the split, hold four Securities, and adjustments will be made as described below. The Current Principal Amount on such record date would be divided by four to reflect the 4:1 split of your Securities. Any adjustment of the Current Principal Amount will be rounded to eight decimal places. The split will become effective at the opening of trading of the Securities on the Business Day immediately following the record date. If prior to the effectiveness of the split, the Company exercises its Call Right, the split will not occur.

Valuation of the Index and the Securities

In the case of a reverse split, the Current Principal Amount and other relevant terms of the Securities will be adjusted accordingly and we reserve the right to address odd numbers of Securities (commonly referred to as “partials”) in a manner determined by us in our sole discretion. For example, if the Securities undergo a 1:4 reverse split, every investor who holds four Securities via DTC on the relevant record date will, after the reverse split, hold only one Security and the Current Principal Amount of the Securities on such record date would be multiplied by four to reflect the 1:4 reverse split of your Securities. Any adjustment of the Current Principal Amount will be rounded to eight decimal places. The reverse split will become effective at the opening of trading of the Securities on the Business Day immediately following the record date. If prior to the effectiveness of the reverse split, the Company exercises its Call Right, the reverse split will not occur.

Holders who own a number of Securities on the record date that is not evenly divisible by the reverse split divisor (which in the case of a 1:4 reverse split, for example, will be 4) will receive the same treatment as all other holders for the maximum number of Securities they hold which is evenly divisible by the reverse split divisor, and we will have the right to compensate holders for their remaining or “partial” Securities in a manner determined by us in our sole discretion. Our current intention is to provide holders with a cash payment for their partials on the 17th Business Day following the announcement date in an amount equal to the appropriate percentage of the Closing Indicative Value of the reverse split-adjusted Securities on the 15th Business Day following the announcement date. For example, in the case of a 1:4 reverse split, a holder who held 23 Securities via DTC on the record date would receive five post-reverse split Securities on the immediately following Business Day, and a cash payment on the 17th Business Day following the announcement date that is equal to 3/4ths of the Current Principal Amount of the reverse split-adjusted Securities on the 15th Business Day following the announcement date.

Specific Terms of the Securities

In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintains for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

The Securities are part of a series of UBS AG debt securities entitled “Medium-Term Notes, Series B” that we may issue, from time to time, under the indenture more particularly described in the accompanying prospectus. This prospectus supplement summarizes specific financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term Notes, Series B are described in “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

The Securities are part of a single series of senior debt securities issued under our indenture, dated as of June 12, 2015 between us and U.S. Bank Trust National Association, as trustee.

Please note that the information about the offering price and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Securities. If you have purchased the Securities in a secondary market transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Securities in more detail below. The Stated Principal Amount of each Security is $25.00.

The Securities do not guarantee any return of principal at, or prior to, maturity, call or acceleration upon the occurrence of a Zero Value Event, or upon early redemption. Instead, at maturity, you will receive a cash payment per Security the amount of which will vary depending on the performance and path of the Index and will be reduced by the Accrued Fees as of the last Index Business Day in the Final Measurement Period as described under “— Cash Settlement Amount at Maturity.” If the amount as calculated is equal to or less than zero, the Cash Settlement Amount will be zero and you will not receive a cash payment.

If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each Security you will receive a cash payment per Security on the relevant Redemption Date equal to the Redemption Amount as described under “— Early Redemption at the Option of the Holders.” If the amount as calculated is equal to or less than zero, the Redemption Amount will be zero and you will not receive a cash payment.

If a Zero Value Event occurs, for each Security you will receive a cash payment per Security on the Zero Value Settlement Date equal to the (i) the Measurement Period Cash Amount, on the immediately preceding calendar day, plus (ii) the Accrued Dividend, on the date on which the Zero Value Event occurred, minus (iii) the Accrued Fees, on the date on which the Zero Value Event occurred, as described under “— Automatic Acceleration Upon Zero Value Event.”

Specific Terms of the Securities

Coupon Payment

For each Security you hold on the applicable Coupon Record Date, on each Coupon Payment Date you will receive an amount in cash equal to the Coupon Amount. The Coupon Amount will equal the sum of the cash distributions that a hypothetical holder of Index constituents would have been entitled to receive in respect of the Index constituents during the relevant period. The Coupon Amount may be equal to zero.

The “Coupon Amount” means (i) on any calendar day that is not a Coupon Ex-Date, zero; and (ii) on any calendar day that is a Coupon Ex-Date, an amount per Security equal to the Accrued Dividend on the Coupon Valuation Date immediately preceding such Coupon Ex-Date. The minimum value of the Coupon Amount will be zero.

The following graphic illustrates the formula to determine the Coupon Amount on a Coupon Ex-Date, which has been simplified for ease of presentation:

Coupon Amount	=	Accrued Dividend, on the immediately preceding Coupon Valuation Date

If the Securities undergo a split or reverse split, the Coupon Amount will be adjusted accordingly.

The “Accrued Dividend” means (i) on the Initial Trade Date, zero; and (ii) on any subsequent calendar day, an amount per Security equal to (a) the Accrued Dividend as of the immediately preceding calendar day, plus (b) the Daily Dividend on such calendar day, minus the Coupon Amount on such calendar day.

If the Securities undergo a split or reverse split, the Accrued Dividend will be adjusted accordingly.

The “Daily Dividend” means, on any calendar day, an amount per Security equal to (a)(i) the Index Dividend Point, times (ii) the Leverage Factor, times (iii) the Current Principal Amount on the immediately preceding calendar day, times (iv) the Residual Factor on the immediately preceding calendar day, divided by (b) the Last Reset Index Closing Level.

The “Index Dividend Point” means, on any calendar day, an amount per Security equal to the sum of the products of (i) the cash value of distributions that a hypothetical holder of one share of each Index Constituent Security on such calendar day would have been entitled to receive in respect of that Index Constituent Security for those cash distributions whose “ex-dividend date” occurs on such calendar day and (ii) the number of units of that Index Constituent Security included in the Index as of such date.

The Index Dividend Point may not be publicly disseminated by the Index Calculation Agent. The data used to calculate the Index Dividend Point is the property of the Index Calculation Agent and investors may be required to pay a fee and meet any other requirements of the Index Calculation Agent, in order to access such information. See “Risk Factors — The value of the Index Dividend Point may not be publicly disseminated or otherwise freely accessible to investors” beginning on page S-44.

The Index Dividend Point, on any calendar day, represents the total cash value of distributions that a hypothetical holder of the Index Constituent Securities, in proportion to the weights of the Index Constituent Securities, would have been entitled to receive with respect to any Index Constituent Securities for those cash distributions whose “ex-dividend date” occurs on such calendar day.

The “Coupon Payment Date” means the fifteenth (15th) Index Business Day following each Coupon Valuation Date. The first Coupon Payment Date will be July 22, 2020, subject to adjustment as provided herein. If such day is not a Coupon Business Day, the Coupon Payment Date shall be the following Coupon Business Day.

Specific Terms of the Securities

If the Final Coupon Ex-Date occurs prior to the Maturity Date, but the Final Coupon Payment Date otherwise occurs after the Maturity Date, in such case, the Final Coupon Payment Date will be the Maturity Date, subject to adjustment as provided herein.

The “Coupon Record Date” means the ninth Index Business Day following each Coupon Valuation Date. If such day is not a Coupon Business Day, the Coupon Record Date shall be the immediately preceding Coupon Business Day.

The “Coupon Ex-Date,” with respect to a Coupon Amount, means the first Coupon Business Day on which the Securities trade without the right to receive such Coupon Amount. Under current NYSE Arca practice, the Coupon Ex-Date will generally be the Coupon Business Day immediately preceding the applicable Coupon Record Date.

If a Zero Value Event occurs on an Index Business Day that would otherwise be a Coupon Ex-Date, such day will not be a valid Coupon Ex-Date and all further Coupon Ex-Dates will be suspended. In this case, the Coupon Amount corresponding to such Coupon Ex-Date will be included in the Zero Value Settlement Amount payable on the Zero Value Settlement Date.

In addition, if a day that would otherwise by a Coupon Ex-Date occurs on or after the first day of an applicable Measurement Period, such day will not be a valid Coupon Ex-Date and all further Coupon Ex-Dates will be suspended. In this case, the Coupon Amount corresponding to such Coupon Ex-date will be included in the Cash Settlement Amount or Call Settlement Amount payable at maturity or call, respectively.

The “Coupon Valuation Date” means the 30th day of each month and the 28th day of February, of each calendar year during the term of the Securities or if such date is not an Index Business Day, then the first Index Business Day following such date, provided that the final Coupon Valuation Date will be the Calculation Date, subject to adjustment described herein. The first Coupon Valuation Date will be June 30, 2020.

Notwithstanding the foregoing, with respect to cash distributions or dividends on an Index Constituent Security which is scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index Constituent Security fails to pay the dividend or distribution to holders of such Index Constituent Security by the scheduled payment date for such dividend or distribution, such dividend or distribution will be assumed to be zero for the purposes of calculating the applicable Coupon Amount. Any such delayed dividend or distribution payment from the issuer of an Index Constituent Security will be attributed back to the Accrued Dividend and included in the next Coupon Amount.

“Coupon Business Day” means any Index Business Day other than an Index Business Day on which banking institutions in New York are generally not authorized or obligated by law, regulation or executive order to open.

“record date” means, (i) with respect to a distribution on an Index Constituent Security, the date on which a holder of the Index Constituent Security must be registered as a stockholder/unitholder of such Index Constituent Security in order to be entitled to receive such distribution and (ii) with respect to any split or reverse split, the tenth Business Day after the announcement date.

“ex-dividend date” means, with respect to a distribution on an Index Constituent Security, the first Business Day on which transactions in such Index Constituent Security trade on the Primary Exchange without the right to receive such distribution.

Specific Terms of the Securities

Cash Settlement Amount at Maturity

The “Maturity Date” is June 10, 2050, which will be the third Business Day following the last Index Business Day in the Final Measurement Period, subject to adjustment as described below under “— Market Disruption Event.”

For each Security, unless earlier called, redeemed or accelerated, you will receive at maturity a cash payment equal to the Closing Indicative Value on the last Index Business Day in the applicable Measurement Period. We refer to this cash payment as the “Cash Settlement Amount.” If the amount so calculated is equal to or less than zero, the payment will be zero.

The following graphic illustrates the formula to determine the Cash Settlement Amount, which has been simplified for ease of presentation:

Cash Settlement Amount	=	Closing Indicative Value, on last Index Business Day in Final Measurement Period

You may lose all or a substantial portion of your investment at maturity. The combined negative effect of the Accrued Fees will reduce your final payment. If the compounded leveraged quarterly return of the Index (or the unleveraged return of the Index, following a Permanent Deleveraging Event) is insufficient to offset the negative effect of the Accrued Fees (less any Coupon Amounts you may be entitled to receive), or if the compounded leveraged quarterly return of the Index (or the unleveraged return of the Index, following a Permanent Deleveraging Event) is negative, you may lose all or a substantial portion of your investment at maturity. The occurrence of Loss Rebalancing Events will result in more frequent than quarterly compounding.

The Securities may be called by UBS prior to the Maturity Date pursuant to UBS’s Call Right and, upon the occurrence of a Zero Value Event, the Securities will be automatically accelerated and mandatorily redeemed by UBS. If the Securities are called by UBS or accelerated upon the occurrence of a Zero Value Event, the Call Settlement Amount or Zero Value Settlement Amount, as applicable, may be zero and you may lose all or a substantial portion of your investment. See “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-86 and “Specific Terms of the Securities — Automatic Acceleration Upon Zero Value Event” beginning on page S-87.

The “Stated Principal Amount” of each Security is $25.00. The Securities may be issued and sold over time at then-current market prices which may be significantly higher or lower than the Stated Principal Amount. If the Securities undergo a split or reverse split, the Stated Principal Amount will be adjusted accordingly.

The “Closing Indicative Value” per Security, will be calculated as follows:

(a)	On the Initial Trade Date, $25.00 per Security;

(b)	On any other calendar day, prior to the first day of an applicable Measurement Period, an amount per Security equal to:

(Current Principal Amount on the immediately preceding calendar day × Index Factor) - Accrued Fees + Accrued Dividend

(c)	From and including the first day of an applicable Measurement Period, an amount per Security equal to:

(Current Principal Amount, on the calendar day immediately preceding the first day of the Measurement Period × Index Factor × Residual Factor) - Accrued Fees + Accrued Dividend + Measurement Period Cash Amount

Specific Terms of the Securities

(d)	The minimum value of the Closing Indicative Value on any calendar day will be zero.

If a Zero Value Event occurs on any Index Business Day then the Closing Indicative Value will be equal to the Zero Value Settlement Amount on the date on which the Zero Value Event occurred, and on all future calendar days. Upon the occurrence of a Zero Value Event, investors will likely lose all or substantially all of their investment. You will not benefit from any future exposure to the Index after the occurrence of a Zero Value Event. See “— Automatic Acceleration Upon Zero Value Event” beginning on page S-87.

The actual trading price of the Securities in the secondary market may vary significantly from their Closing Indicative Value.

If the Securities undergo a split or reverse split, the Closing Indicative Value will be adjusted accordingly.

The “Current Principal Amount” represents the unleveraged investment in the Index Constituent Securities per Security at the close of trading on any Reset Valuation Date. The notional financing amount per Security in order to generate the leveraged returns would be approximately half of the Current Principal Amount at the close of trading on any Reset Valuation Date. If a Permanent Deleveraging Event occurs, the leverage of your Securities will be permanently reset to 1.0 and the notional financing amount will be equal to zero. If a Zero Value Event occurs prior to your Securities permanently resetting to 1.0 at the end of the Second Permanent Deleveraging Valuation Date, then your Securities will be fully redeemed and you will receive the Zero Value Settlement Amount (which amount may be zero).

The Current Principal Amount per Security, will be calculated as follows:

(1) From and including the Initial Trade Date to and excluding the subsequent Reset Valuation Date, $25.00 per Security;

(2) At the close of trading on each Reset Valuation Date after the Initial Trade Date, the Current Principal Amount of the Securities will be reset as follows:

New Current Principal Amount = (Current Principal Amount on immediately preceding calendar day × Index Factor) – Accrued Fees

The Current Principal Amount will not change until the subsequent Reset Valuation Date.

If a day that would otherwise be a Reset Valuation Date occurs on or after the first day of an applicable Measurement Period, such day will not be a valid Reset Valuation Date.

If a Zero Value Event occurs on any Index Business Day then the Current Principal Amount will be equal to zero on the date on which the Zero Value Event occurred, and on all future calendar days. Upon the occurrence of a Zero Value Event, investors will likely lose all or substantially all of their investment. You will not benefit from any future exposure to the Index after the occurrence of a Zero Value Event. See “Specific Terms of the Securities — Automatic Acceleration Upon Zero Value Event” beginning on page S-87

If the Securities undergo a split or reverse split, the Current Principal Amount will be adjusted accordingly.

At the close of trading on each Reset Valuation Date, the Current Principal Amount is reset.

Specific Terms of the Securities

The “Reset Valuation Date” means:

(1) Any calendar day up to and including the Second Permanent Deleveraging Valuation Date, that is either: (i) the Initial Trade Date, (ii) a Quarterly Reset Valuation Date, (iii) a Loss Rebalancing Valuation Date (iv) the First Permanent Deleveraging Valuation Date, or (v) the Second Permanent Deleveraging Valuation Date; and.

(2) Any calendar day following the Second Permanent Deleveraging Valuation Date.

The definition of each valuation date is set forth below.

If a day that would otherwise be a Reset Valuation Date occurs on or after the first day of an applicable Measurement Period, such day will not be a valid Reset Valuation Date and the Last Reset Index Closing Level will remain the same.

The “Quarterly Reset Valuation Date” is the last Index Business Day of January, April, July and October of each calendar year beginning on July 31, 2020 and ending on April 29, 2050 (other than an Excluded Day), subject to adjustment as described under “— Market Disruption Event.”

For purposes of the “Quarterly Reset Valuation Date” definition, an “Excluded Day” means (i) the Index Business Day immediately preceding the first day of an applicable Measurement Period, and any calendar day thereafter, and (ii) any calendar day after the Second Permanent Deleveraging Valuation Date.

The “Index Factor” is: 1 + (Leverage Factor × Index Performance Ratio).

The Index Factor represents the leveraged percentage change in the Index level since the Last Reset Index Closing Level. The Index Factor times the applicable Current Principal Amount on the preceding calendar day represents the current value of the unleveraged notional amount per Security that is deemed invested in the Index on any calendar day. This does not reflect the Redemption Amount that an investor would receive upon early redemption on such calendar day.

If a Zero Value Event occurs at any time during any Index Business Day then the Index Factor will be equal to zero subsequent to the event on the date on which the Zero Value Event occurred, and on all future calendar days. Upon the occurrence of a Zero Value Event, investors will likely lose all or substantially all of their investment. You will not benefit from any future exposure to the Index after the occurrence of a Zero Value Event. See “Specific Terms of the Securities — Automatic Acceleration Upon Zero Value Event” beginning on page S-87.

The “Residual Factor” will be calculated as follows:

(a)	1.0 on any calendar day, to but excluding the first day of an applicable Measurement Period.

(b)

From and including the first day of an applicable four-day Measurement Period, (a) the number of Index Business Days from, but excluding, the date of determination to, and including, the last Index Business Day in such four-day Measurement Period, divided by (b) four.

For example, on the first Index Business Day in an applicable four-day Measurement Period, the Residual Factor will equal (3/4), on the second Index Business Day in an applicable four-day Measurement Period, the Residual Factor will equal (2/4), on the third Index Business Day in an applicable four-day Measurement Period, the Residual Factor will equal (1/4) and on the last Index Business Day in an applicable four-day Measurement Period, the Residual Factor will equal zero.

Specific Terms of the Securities

(c)	On any calendar day from and including the last Index Business Day of an applicable Measurement Period, the Residual Factor will be equal to zero.

The Residual Factor is intended to approximate the percentage of the Current Principal Amount that is tracking the Index on any given day. The Residual Factor is relevant only during an applicable Measurement Period but otherwise is not a component of the Closing Indicative Value or Current Indicative Value formulas. At the close of trading on each Index Business Day during a four-day Measurement Period, approximately 25% of the Current Principal Amount and the corresponding amount of financing will be deemed converted to cash. In case of a one-day Measurement Period, approximately 100% of the Current Principal Amount and the corresponding amount of financing will be deemed converted to cash.

The “Leverage Factor” on any calendar day until the occurrence of a Permanent Deleveraging Event and the close of trading on the Second Permanent Deleveraging Valuation Date, will equal 1.5. If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging Valuation Date, the Leverage Factor will equal 1.0.

The “Index Performance Ratio” on any Index Business Day will be equal to:

Index Closing Level – Last Reset Index Closing Level

Last Reset Index Closing Level

On any calendar day that is not an Index Business Day, the Index Closing Level will be equal to the Index Closing Level on the Index Business Day immediately preceding such calendar day.

The “Last Reset Index Closing Level” is the Index Closing Level on the most recent Reset Valuation Date prior to such day. The initial Last Reset Index Closing Level is 156.926, the Index Closing Level on the Initial Trade Date, as reported by Bloomberg L.P. and Reuters.

The “Index Closing Level” on any date of determination is the closing level of the Index, as reported on Bloomberg L.P. and Reuters; provided, however, that if the closing level of the Index as reported on Bloomberg L.P. (or any successor) differs from the closing level of the Index as reported on Reuters (or any successor), then the Index Closing Level will be the closing level of the Index as calculated by the Index Calculation Agent. The initial Index Closing Level (which is also the first Last Reset Index Closing Level) is 156.926, the Index Closing Level measured on the Initial Trade Date, as determined by the Security Calculation Agent.

On any calendar day that is not an Index Business Day, the Index Closing level will be equal to the Index Closing Level on the Index Business Day immediately preceding such calendar day.

“Measurement Period” means the Final Measurement Period or Call Measurement Period, as applicable.

The “Current Indicative Value” or “intraday indicative value”, as determined by the Security Calculation Agent, is an amount per Security, on an intraday basis on any Index Business Day, equal to:

(a)	On the Initial Trade Date, $25.00.

(b)	On any other calendar day prior to the first day of an applicable Measurement Period:

(Current Principal Amount on the immediately preceding calendar day × Index Factor, calculated using the Intraday Index Value) - Accrued Fees + Accrued Dividend.

Specific Terms of the Securities

(c)	From and including the first day of an applicable Measurement Period, an amount per Security equal to:

(Current Principal Amount, on the calendar day immediately preceding the first day of the Measurement Period × Index Factor, calculated using the Intraday Index Value × Residual Factor, from the immediately preceding calendar day) - Accrued Fees + Accrued Dividend + Measurement Period Cash Amount, from the immediately preceding calendar day

(d)	The minimum value of the Current Indicative Value on any calendar day will be zero.

The actual trading price of the Securities in the secondary market may vary significantly from their Current Indicative Value (or intraday indicative value). If a Zero Value Event occurs during any Index Business Day then the Current Indicative Value (or “intraday indicative value”) will be equal to the Zero Value Settlement Amount, subsequent to the event on the date on which the Zero Value Event occurred, and on all future calendar days. Upon the occurrence of a Zero Value Event, investors will likely lose all or substantially all of their investment. You will not benefit from any future exposure to the Index after the occurrence of a Zero Value Event. See “Specific Terms of the Securities — Automatic Acceleration Upon Zero Value Event” beginning on page S-87.

If the Securities undergo a split or reverse split, the Current Indicative Value (or intraday indicative value) will be adjusted accordingly.

The “Accrued Fees” as of any date of determination means the Accrued Tracking Fee + the Accrued Financing Fee.

If the Securities undergo a split or reverse split, the Accrued Fees will be adjusted accordingly.

The Securities are subject to an “Accrued Tracking Fee” per Security, calculated as follows:

(e)	On the Initial Trade Date, the Accrued Tracking Fee is equal to zero.

(f)	On any subsequent calendar day, the Accrued Tracking Fee is equal to: (a) the Accrued Tracking Fee as of the immediately preceding calendar day, plus the Daily Tracking Fee on such calendar day.

(g)	On the calendar day after each Reset Valuation Date, the Accrued Tracking Fee is reset to be equal to the Daily Tracking Fee on such calendar day.

The “Daily Tracking Fee” is an amount per Security calculated as follows:

(a)	On the Initial Trade Date, the Daily Tracking Fee is zero.

(b)

On any subsequent calendar day, the Daily Tracking Fee is equal to: (a) (i) 0.95%, times (ii) the Current Principal Amount on the immediately preceding calendar day, times (iii) the Index Factor, on such calendar day, times (iv) the Residual Factor, on the immediately preceding calendar day, divided by (b) 365.

(c)	The minimum value of the Daily Tracking Fee on any calendar day will be zero.

The Daily Tracking Fee represents the investor fees calculated each day on the current value of the unleveraged notional amount invested in the Index per Security. These charges accrue and compound during the applicable period, and will reduce any amount you are entitled to receive at maturity, early redemption, call or acceleration upon the occurrence of a Zero Value Event.

If the Securities undergo a split or reverse split, the Daily Tracking Fee will be adjusted accordingly.

Specific Terms of the Securities

The Securities are subject to an “Accrued Financing Fee” per Security calculated as follows:

(a)	On the Initial Trade Date, the Accrued Financing Fee is equal to zero.

(b)

On any subsequent calendar day, the Accrued Financing Fee is equal to: (a) the Accrued Financing Fee as of the immediately preceding calendar day, plus (b) the Daily Financing Fee on such calendar day.

(c)	On the calendar day after each Reset Valuation Date, the Accrued Financing Fee is reset to be equal to the Daily Financing Fee on such calendar day.

(d)	If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging Valuation Date, the Accrued Financing Fee will be equal to zero.

The “Daily Financing Fee” is an amount per Security calculated as follows:

(a)	On the Initial Trade Date, the Daily Financing Fee is equal to zero.

(b)

On any subsequent calendar day, the Daily Financing Fee is equal to: (a) (i) 0.5, times (ii) the Financing Rate, on such calendar day, times (iii) the Current Principal Amount, on the immediately preceding calendar day, times (iv) the Residual Factor, on the immediately preceding calendar day, divided by (b) 360.

(c)	If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging Valuation Date, the Daily Financing Fee will be equal to zero.

(d)	The minimum value of the Daily Financing Fee on any calendar day will be zero.

The Daily Financing Fee seeks to compensate UBS for providing investors with a leveraged participation in movements of the Index and is intended to approximate the financing costs that investors may have otherwise incurred had they sought to borrow funds at a similar rate from a third party to invest in the Securities. These charges accrue and compound during the applicable period, and will reduce any amount that you will be entitled to receive at maturity, early redemption, call or acceleration upon the occurrence of a Zero Value Event.

If the Securities undergo a split or reverse split, the Daily Financing Fee will be adjusted accordingly.

The “Financing Rate” will equal the sum of (a) 0.95% and (b) the London interbank offered rate (ICE LIBOR) for three-month deposits in U.S. Dollars, which is displayed on Reuters page “LIBOR01” (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Security Calculation Agent) (“LIBOR”) (or any successor base rate, as described below), as of 11:00 a.m., London time, on the immediately preceding London Business Day. The minimum value of the three-month U.S. Dollar LIBOR rate (or any successor base rate, as described below) used on any calendar day will be zero. The minimum Financing Rate at any time will be 0.95%

For example, 1.68275% was the three-month U.S. Dollar LIBOR rate on February 20, 2020, which was a London Business Day. The Financing Rate on February 21, 2020 would have been equal to 0.95% + 1.68275%, or 2.63275%.

Notwithstanding the foregoing:

➢

If the Security Calculation Agent determines on the relevant determination date that the London interbank offered rate for deposits in U.S. dollars having an index maturity of three months in amounts of at least $1,000,000 has been discontinued or is no longer representative of the underlying

Specific Terms of the Securities

market or economic reality, then the Security Calculation Agent will use a substitute or successor base rate that it has determined in its sole discretion is most comparable to such London interbank offered rate, provided that if the Security Calculation Agent determines there is an industry-accepted successor base rate, then the Security Calculation Agent shall use such successor base rate; and

➢

If the Security Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Security Calculation Agent in its sole discretion may determine the business day convention, definition of business day and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the LIBOR base rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

The establishment of three-month U.S. Dollar LIBOR (or such successor base rate, as applicable) for each period by the Security Calculation Agent shall (in the absence of manifest error) be final and binding.

“London Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in London generally are authorized or obligated by law, regulation or executive order to close and is also a day on which dealings in U.S. dollars are transacted in the London interbank market.

The “Measurement Period Cash Amount” is an amount per Security equal to:

(a)	$0.00 on any calendar day, to but excluding the first day of an applicable Measurement Period.

(b)	On the first day of an applicable one-day Measurement Period:

At the close of trading on such Index Business Day, (the Current Principal Amount on the immediately preceding calendar day × Index Factor on such Index Business Day)

(c)	From and including the first day of an applicable four-day Measurement Period:

(i)

At the close of trading on each Index Business Day during the applicable four-day Measurement Period, the Measurement Period Cash Amount on the immediately preceding calendar day + (Current Principal Amount, on the calendar day immediately preceding the first day of such Measurement Period × 0.25 × Index Factor, on such Index Business Day).

(ii)	On any calendar day during an applicable four-day Measurement Period that is not an Index Business Day, the Measurement Period Cash Amount on the immediately preceding Index Business Day.

(d)	On any calendar day after the last Index Business Day of an applicable Measurement Period, the Measurement Period Cash Amount on the last Index Business Day of such Measurement Period.

The Measurement Period Cash Amount represents the portion of the Current Principal Amount that has been converted to cash on any given day of an applicable Measurement Period and is no longer tracking the Index.

At the close of trading of each Index Business day during a four-day Measurement Period, approximately 25% of the Current Principal Amount, on the calendar day immediately preceding the first day of the Measurement Period, will be deemed converted to cash and an applicable amount of financing will separately be deemed converted to cash as well. After the close of trading on the final Index Business Day of an applicable four-day Measurement Period, the Measurement Period Cash Amount will represent the averaged value of the Current Principal Amount that was deemed converted to cash across the four-days of such Measurement Period. In case of a one-day Measurement Period, approximately 100% of the Current Principal Amount will be deemed converted to cash and an applicable amount of financing will

Specific Terms of the Securities

separately be deemed converted to cash, at the close of trading of the first day of such Measurement Period.

If the Securities undergo a split or reverse split, the Measurement Period Cash Amount will be adjusted accordingly.

The “Final Measurement Period” means:

(a)

if the Market Value of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the Calculation Date is less than $100,000,000, the Calculation Date, subject to adjustments as described under “— Market Disruption Event”;

(b)

if the Market Value of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the Calculation Date is equal to or greater than $100,000,000, the four (4) Index Business Days from and including the Calculation Date, subject to adjustments as described under “— Market Disruption Event.”

For the purpose of determining the Final Measurement Period, the “Market Value” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the Calculation Date, will equal:

(i)	the Closing Indicative Value as of such Index Business Day, times (ii) the number of Securities outstanding as reported by MVRLSO <Index> on Bloomberg L.P.

The “Index Calculation Agent” means the entity that calculates and publishes the level of the Index, which is currently Solactive AG.

The “Calculation Date” means June 2, 2050, unless such day is not an Index Business Day, in which case the Calculation Date will be the next Index Business Day, subject to adjustments.

The Calculation Date represents the first Index Business Day of the Final Measurement Period.

“Index Business Day” means any day on which the Primary Exchange or market for trading of the Securities is scheduled to be open for trading.

“Primary Exchange” means, with respect to each Index Constituent Security or each constituent underlying a successor index, the primary exchange or market of trading such Index Constituent Security or such constituent underlying a successor index.

Early Redemption at the Option of the Holders

Subject to your compliance with the procedures described below and the potential postponements and adjustments as described under “— Market Disruption Event,” you may submit a request to have us redeem your Securities on any Index Business Day no later than 12:00 noon, New York City time, and a confirmation of redemption by no later than 5:00 p.m., New York City time, on the same Index Business Day, provided that you request that we redeem a minimum of 50,000 Securities. We reserve the right from time to time to waive this minimum redemption amount in our sole discretion on a case-by-case basis. You should not assume you will be entitled to the benefit of any such waiver. For any applicable redemption request, the “Redemption Valuation Date” will be the first Index Business Day following the date that the applicable redemption notice and redemption confirmation are delivered, except that we reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which the notice of redemption is received by UBS rather than

Specific Terms of the Securities

the following Index Business Day. You should not assume you will be entitled to any such acceleration. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of 50,000 Securities.

The Securities will be redeemed and the holders will receive payment for their Securities on the second Index Business Day following the applicable Redemption Valuation Date (the “Redemption Date”). The first Redemption Date will be the fourth Index Business Day immediately following the Initial Trade Date and the Final Redemption Date will be the fourth Index Business Day immediately preceding the Maturity date, subject to adjustments. In addition, if a call notice has been issued, the last Redemption Valuation Date will be the fourth Index Business Day prior to the Call Settlement Date, as applicable. If a Zero Value Event occurs, the last Redemption Date will be the date on which the Zero Value Event occurred.

If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption Valuation Date with respect to any of the Index Constituent Securities, such Redemption Valuation Date may be postponed as described under “— Market Disruption Event.”

As of any Redemption Valuation Date, the “Redemption Fee Amount” means an amount per Security equal to:

(0.125% × Closing Indicative Value of the Security as of the Redemption Valuation Date).

If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described under “— Redemption Procedures,” for each applicable Security you will receive a cash payment on the relevant Redemption Date equal to:

Closing Indicative Value as of the Redemption Valuation Date – Redemption Fee Amount.

We refer to this cash payment as the “Redemption Amount.” If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero. We reserve the right from time to time to waive the Redemption Fee Amount in our sole discretion and on a case-by-case basis. There can be no assurance that we will elect to waive this fee and you should not assume you will be entitled to such fee waiver.

We will inform you of such Redemption Amount on the first Business Day following the applicable Redemption Valuation Date.

The redemption feature is intended to induce arbitrageurs to counteract any trading of the Securities at a discount to their indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner or that they will be successful in counteracting any divergence in the market price of the Securities and their indicative value.

The following graphic illustrates the formula to determine the Redemption Amount, which has been simplified for ease of presentation:

Redemption Amount	=	Closing Indicative Value	–	Redemption Fee Amount

You may lose all or a substantial portion of your investment upon early redemption. The combined negative effect of the Accrued Fees and the Redemption Fee Amount will reduce your final payment. If the compounded leveraged quarterly return of the Index (or the unleveraged return of the Index,

Specific Terms of the Securities

following a Permanent Deleveraging Event) is insufficient to offset the negative effect of the Accrued Fees and the Redemption Fee Amount, if applicable (less any Coupon Amounts you may be entitled to receive as of the Redemption Valuation Date), or if the compounded leveraged quarterly return of the Index (or the unleveraged return of the Index, following a Permanent Deleveraging Event) is negative, you may lose all or a substantial portion of your investment upon early redemption. The occurrence of Loss Rebalancing Events will result in more frequent than quarterly compounding.

The Securities may be called by UBS prior to the Maturity Date pursuant to UBS’s Call Right and, upon the occurrence of a Zero Value Event, the Securities will be automatically accelerated and mandatorily redeemed by UBS. See “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-86 and “Specific Terms of the Securities — Automatic Acceleration Upon Zero Value Event” beginning on page S-87.

We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Redemption and Repayment.”

The Redemption Amount is meant to induce arbitrageurs to counteract any trading of the Securities at a premium or discount to their indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner.

Redemption Procedures

To redeem your Securities, you must instruct your broker or other person through whom you hold your Securities to take the following steps through normal clearing system channels:

➢

deliver a notice of redemption, which we refer to as a “Redemption Notice,” which is attached to this prospectus supplement as Annex A, to UBS via email no later than 12:00 noon (New York City time) on the Index Business Day on which you elect to exercise your redemption right. If we receive your Redemption Notice by the time specified in the preceding sentence, we will respond by sending you a form of confirmation of redemption which is attached to this prospectus supplement as Annex B;

➢

deliver the signed confirmation of redemption, which we refer to as the “Redemption Confirmation”, to us via email in the specified form by 5:00 p.m. (New York City time) on the same day. We or our affiliate must acknowledge receipt in order for your Redemption Confirmation to be effective;

➢	instruct your DTC custodian to book a delivery vs. payment trade with respect to your Securities on the applicable Redemption Date at a price equal to the Redemption Amount; and

➢	cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the relevant deadline. If your broker delivers your Redemption Notice after 12:00 noon (New York City time), or your Redemption Confirmation after 5:00 p.m. (New York City time), on the Business Day prior to the applicable Redemption Valuation Date, your Redemption Notice will not be effective, you will not be able to redeem your Securities until the following Redemption Date and your broker will need to complete all the required steps if you should wish to redeem your Securities on any subsequent Redemption Date. In addition, UBS may request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole discretion. All instructions given to participants from beneficial owners of Securities relating to the right to redeem their Securities will be irrevocable. If your DTC custodian or your brokerage firm is not a current UBS

Specific Terms of the Securities

customer, UBS will be required to on-board such DTC custodian or brokerage firm, in compliance with its internal policies and procedures, before it can accept your Redemption Notice, your Redemption Confirmation or otherwise process your redemption request. This on-boarding process may delay your Redemption Valuation Date and Redemption Date. Furthermore, in certain circumstances, UBS may be unable to on-board your DTC custodian or your brokerage firm.

We reserve the right from time to time to waive the minimum redemption amount or the Redemption Fee Amount in our sole discretion on a case-by-case basis. In addition, we reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which the Redemption Notice is received by UBS rather than the following Index Business Day. You should not assume you will be entitled to any such waiver or election to accelerate the Redemption Valuation Date.

UBS’s Call Right

We have the right to redeem all, but not less than all, of the Securities upon not less than eighteen (18) calendar days’ prior notice to the holders of the Securities (which may be provided via press release), such redemption to occur on any Business Day that we may specify through and including the Maturity Date. Upon early redemption in the event we exercise this call right, you will receive a cash payment equal to the Closing Indicative Value on the last Index Business Day in the Call Measurement Period. We refer to this cash payment as the “Call Settlement Amount.”

If the amount calculated above is equal to or less than zero, the payment upon UBS’s exercise of its Call Right will be zero.

We will inform you of such Call Settlement Amount on the first Business Day following the last Index Business Day in the Call Measurement Period.

The holders will receive payment for their Securities on the third Business Day following the last Index Business Day in the Call Measurement Period (the “Call Settlement Date”). If a Market Disruption Event is continuing or occurs on the scheduled Call Valuation Date with respect to any of the Index Constituent Securities, such Call Valuation Date may be postponed as described under “— Market Disruption Event.”

The “Call Measurement Period” means:

(a)

if the Market Value of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders (which may be provided via press release) of its exercise of the UBS Call Right is less than $100,000,000, the Call Valuation Date, subject to adjustments as described under “— Market Disruption Event”;

(b)

if the Market Value of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders (which may be provided via press release) of its exercise of the UBS Call Right is equal to or greater than $100,000,000, the four (4) Index Business Days from and including the Call Valuation Date, subject to adjustments as described under “— Market Disruption Event.”

For the purpose of determining the Final Measurement Period, the “Market Value” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders (which may be provided via press release) of its exercise of the UBS Call Right will equal:

(i)	The Closing Indicative Value as of such Index Business Day, times (ii) the number of Securities outstanding as reported by MVRLSO <Index> on Bloomberg L.P.

Specific Terms of the Securities

The “Call Valuation Date” means the date disclosed as such by UBS in its notice to holders (which may be provided via press release) of its exercise of the UBS Call Right.

In any notice to holders exercising the UBS Call Right, we will specify how many days are included in the Call Measurement Period.

The following graphic illustrates the formula to determine the Call Settlement Amount, which has been simplified for ease of presentation:

Call Settlement Amount	=	Closing Indicative Value on last Index Business Day in Call Measurement Period

You may lose all or a substantial portion of your investment upon a call. The combined negative effect of the Accrued Fees will reduce your final payment. If the compounded leveraged quarterly return of the Index (or the unleveraged return of the Index, following a Permanent Deleveraging Event) is insufficient to offset the negative effect of the Accrued Fees (less any Coupon Amounts you may be entitled to receive), or if the compounded leveraged quarterly return of the Index (or the unleveraged return of the Index, following a Permanent Deleveraging Event) is negative, you may lose all or a substantial portion of your investment upon a call. The occurrence of Loss Rebalancing Events will result in more frequent than quarterly compounding.

In addition, upon the occurrence of a Zero Value Event, the Securities may be automatically accelerated and mandatorily redeemed by UBS. See “Specific Terms of the Securities — Automatic Acceleration Upon Zero Value Event” below.

Automatic Acceleration Upon Zero Value Event

A “Zero Value Event” occurs if, on any Index Business Day (other than an Excluded Day), the Intraday Index Value decreases by 66.66667% or more in value from the Last Reset Index Closing Level. From immediately after the Zero Value Event and on all future calendar days, the Index Factor and the Current Principal Amount will be set equal to zero. The Accrued Dividend and Accrued Fees will be fixed at their respective values on the Zero Value Event date and will stay unchanged on all future calendar days.

When the Intraday Index Value decreases 66.66667% in value from the Last Reset Index Closing Level, the Index Factor will equal zero. A Zero Value Event represents the first instance when the effective unleveraged notional amount that is deemed invested in the Index per Security equals zero. It will have the effect of permanently resetting the value of your Securities to a fixed value (which may be zero) and accelerating the Securities. You will not benefit from any future exposure to the Index after the occurrence of a Zero Value Event. A Zero Value Event is expected to occur only in the narrow window of time between the occurrence of a Permanent Deleveraging Event and completion of the leverage reset to 1.0 at the end of the Second Permanent Deleveraging Valuation Date.

For the purposes of the “Zero Value Event” definition, an “Excluded Day” means (i) any calendar day after the Second Permanent Deleveraging Valuation Date (ii) any calendar day on which a Zero Value Event has already occurred, (iii) any calendar day after the occurrence of a Zero Value Event, and (iv) any calendar day after the last day of an applicable Measurement Period.

If a Zero Value Event occurs, all issued and outstanding Securities will be automatically terminated and mandatorily redeemed by UBS and you will receive the Zero Value Settlement Amount on the Zero Value Settlement Date. You will not benefit from any future exposure to the Index after the occurrence of a Zero Value Event.

Specific Terms of the Securities

In the event that a Zero Value Event has occurred, UBS will issue a press release shortly after the event and specify the relevant Zero Value Settlement Date and Zero Value Settlement Amount in respect of your investment in the Securities. The Securities will be suspended from trading intra-day shortly after the event occurs and will likely not be open for trading again on NYSE Arca before the Zero Value Settlement Date.

If a Zero Value Event occurs on an Index Business Day that would otherwise be a Coupon Ex-Date, such day will not be a valid Coupon Ex-Date and all further Coupon Ex-Dates will be suspended.

The “Zero Value Settlement Amount” per Security will be calculated as follows:

(a)	On any calendar day, to but excluding the first day of an applicable Measurement Period:

(i)	the Accrued Dividend, minus (ii) the Accrued Fees, on the date on which the Zero Value Event occurred.

(b)	From and including the first day of an applicable Measurement Period:

(i)	the Measurement Period Cash Amount on the immediately preceding calendar day, plus (ii) the Accrued Dividend, minus (iii) the Accrued Fees, on the date on which the Zero Value Event occurred.

(c)	The minimum value of the Zero Value Settlement Amount will be zero.

For example:

(a)	If the Accrued Dividend was $0.04, the Accrued Fees was $0.01, and the Measurement Period Cash Amount was $0, then the Zero Value Settlement Amount would be $0.03.

(b)	If the Accrued Dividend was $0.01, the Accrued Fees was $0.05, and the Measurement Period Cash Amount was $0, then the Zero Value Settlement Amount would be $0.

(c)

If the Zero Value Event occurred during a four-day Measurement Period, and the Accrued Dividend was $0.01, the Accrued Fees was $0.03, and the Measurement Period Cash Amount on the immediately preceding calendar day was $6.59, then the Zero Value Settlement Amount would be $6.57.

The following graphics illustrate the formula to determine the Zero Value Settlement Amount, which has been simplified for ease of presentation:

On any calendar day, to but excluding the first day of an applicable four-day Measurement Period:

Zero Value Settlement Amount	=	Accrued Dividend	–	Accrued Fees on date Zero Value Event occurred

From and including the first day of an applicable Measurement Period:

Zero Value Settlement Amount	=	Measurement Period Cash Amount on immediately preceding calendar day	+	Accrued Dividend	–	Accrued Fees on date Zero Value Event occurred

The “Zero Value Settlement Date” will be the third Index Business Day following the date on which the Zero Value Event occurred. For a detailed description of how the Current Indicative Value (or intraday indicative value) of the Securities is calculated see “Valuation of the Index and the Securities” beginning on page S-70.

Specific Terms of the Securities

You may lose all or a substantial portion of your investment upon the occurrence of a Zero Value Event. Upon the occurrence of a Zero Value Event you will receive on the Zero Value Settlement Date only the Zero Value Settlement Amount per Security.

In addition, the Securities may be called by UBS prior to the Maturity Date pursuant to UBS’s Call Right. See “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-86.

Loss Rebalancing Events

A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current leverage to approximately 1.5. This means that after a Loss Rebalancing Event, a constant percentage increase in the Index Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Loss Rebalancing Event.

A “Loss Rebalancing Event” occurs if, at any time, the Intraday Index Value on such Index Business Day (other than an Excluded Day) decreases by 15% or more in value from the previously Last Reset Index Closing Level.

Loss Rebalancing Events may occur multiple times over the term of the Securities and may occur multiple times during a single calendar quarter. This means both that (i) the Current Principal Amount may be reset more frequently than quarterly and (ii) the cumulative effect of compounding and fees will have increased as a result of the Loss Rebalancing Event(s). Because each Loss Rebalancing Event will have the effect of deleveraging your Securities, following a Loss Rebalancing Event your Securities will have less exposure to a potential positive gain in value relative to the exposure before the occurrence of such Loss Rebalancing Event.

For purposes of the “Loss Rebalancing Event” definition, an “Excluded Day” means (i) the Index Business Day immediately preceding any Quarterly Reset Valuation Date, if a Loss Rebalancing Event occurs after 3:15pm on such day, (ii) any Quarterly Reset Valuation Date, (iii) any Loss Rebalancing Valuation Date, (iv) the Index Business Day immediately preceding the first day of an applicable Measurement Period, if a Loss Rebalancing Event occurs after 3:15pm on such day (v) any calendar day from and including the first day of an applicable Measurement Period, (vi) the First or Second Permanent Deleveraging Valuation Dates, (vii) any calendar day after the Second Permanent Deleveraging Valuation Date, (viii) a Zero Value Event date, and (ix) any calendar day after the Zero Value Event date.

“Loss Rebalancing Valuation Date” means:

(a)

if a Loss Rebalancing Event occurs at or prior to 3:15 p.m. on an Index Business Day, the day that such Loss Rebalancing Event occurs, subject to adjustment as described under “— Market Disruption Event”;

(b)

if a Loss Rebalancing Event occurs after 3:15 p.m. on an Index Business Day, the first Index Business Day following the occurrence of such Loss Rebalancing Event, subject to adjustment as described under “— Market Disruption Event.”

Permanent Deleveraging Event

A Permanent Deleveraging Event will have the effect of deleveraging your Securities, with the aim of permanently resetting the then-current leverage to 1.0, over two Index Business Days. The leverage at the end of the First Permanent Deleveraging Valuation Date is reset to approximately 1.5 and the leverage at the end of the Second Permanent Deleveraging Valuation Date is reset to 1.0. This means that after a Permanent Deleveraging Event, a constant percentage increase in the Index Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Permanent

Specific Terms of the Securities

Deleveraging Event. A Permanent Deleveraging Event is expected to occur only in the narrow window of time between the occurrence of a Loss Rebalancing Event and completion of the leverage reset to 1.5 at the end of the Loss Rebalancing Valuation Date.

A “Permanent Deleveraging Event” occurs if, at any time, the Intraday Index Value on such Index Business Day (other than an Excluded Day) decreases by 50% or more in value from the Last Reset Index Closing Level.

For purposes of the “Permanent Deleveraging Event” definition, an “Excluded Day” means (i) the First or Second Permanent Deleveraging Valuation Dates, (ii) any calendar day after the Second Permanent Deleveraging Valuation Date, (iii) a day upon which a Zero Value Event occurs, (iv) any calendar day after the occurrence of a Zero Value Event, (v) the day which is two Index Business Days prior to the first day of an applicable Measurement Period, if a Permanent Deleveraging Event occurs after 3:15pm on such day and (vi) any calendar day from and including the Index Business Day immediately preceding the first day of an applicable Measurement Period.

In the event that a Permanent Deleveraging Event has occurred, UBS will issue a press release before 9:00 a.m. on the Index Business Day immediately following the date on which the Permanent Deleveraging Event occurred, announcing the Permanent Deleveraging Event and notifying you of the Permanent Deleveraging Valuation Dates.

“Permanent Deleveraging Valuation Dates” means the First Permanent Deleveraging Valuation Date and the Second Permanent Deleveraging Valuation Date, each as defined below:

(a)	The “First Permanent Deleveraging Valuation Date” means:

(i)

Any Index Business Day, which otherwise would have been a Loss Rebalancing Valuation Date, but on which a Permanent Deleveraging Event has occurred, subject to adjustment as described under “- Market Disruption Event”;

(ii)

If a Permanent Deleveraging Event occurs after 3:15pm on any Index Business Day which would not otherwise have been a Loss Rebalancing Valuation Date, then the first Index Business Day following the occurrence of such Permanent Deleveraging Event, subject to adjustment as described under “— Market Disruption Event”.

The leverage of your Securities will be reset to approximately 1.5 at the close of trading on the First Permanent Deleveraging Valuation Date.

(b)

The “Second Permanent Deleveraging Valuation Date” means the Index Business Day immediately following the First Permanent Deleveraging Valuation Date, subject to adjustment as described under “— Market Disruption Event”.

The leverage of your Securities will be reset to approximately 1.0 at the close of trading on the Second Permanent Deleveraging Valuation Date.

Security Calculation Agent

UBS Securities LLC will act as the Security Calculation Agent. The Security Calculation Agent will be solely responsible for all determinations and calculations regarding the value of the Securities, including, among other things, at maturity or upon early redemption or call, or at other times, the Current Principal Amount, Current Indicative Value (or the “intraday indicative value”), Closing Indicative Value, Market Disruption Events, Business Days, Index Business Days, the Leverage Factor, the Index Factor, the Index Performance Ratio, the Residual Factor, the Index Closing Level, the Financing Rate, the Accrued Fees

Specific Terms of the Securities

(including determining any successor to the LIBOR base rate), the Coupon Amount, the Accrued Dividend, the Daily Dividend, if any, the Redemption Fee Amount, the Cash Settlement Amount, if any, that we will pay you at maturity, the Coupon Ex-Dates, the Coupon Record Dates, the Redemption Amount, if any, that we will pay you upon redemption, if applicable, the Zero Value Settlement Amount, if any, that we will pay you upon acceleration following the occurrence of a Zero Value Event, the Call Settlement Amount, if any, that we will pay you in the event that UBS calls the Securities, whether a Loss Rebalancing Event has occurred, whether a Permanent Deleveraging Event has occurred and whether any day is a Business Day or an Index Business Day and all such other matters as may be specified elsewhere herein as matters to be determined by the Security Calculation Agent. The Security Calculation Agent will also be responsible for determining whether the Index has been discontinued and whether there has been a material change in the Index. The Security Calculation Agent will make all such determinations and calculations in its sole discretion, and absent manifest error, all determinations of the Security Calculation Agent will be conclusive for all purposes and binding on us, you, and all other persons having an interest in the Security, without liability on the part of the Security Calculation Agent. You will not be entitled to any compensation from us for any loss suffered as a result of any determinations or calculations made by the Security Calculation Agent. We may appoint a different Security Calculation Agent from time to time after the date of this prospectus supplement without your consent and without notifying you.

The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity, call or acceleration upon the occurrence of a Zero Value Event, or upon early redemption, or on a Coupon Payment Date on or prior to 12:00 noon, New York City time, on the Business Day immediately preceding the Maturity Date, any Redemption Date, any Call Settlement Date, Zero Value Settlement Date or any Coupon Payment Date, as applicable.

All dollar amounts related to determination of the Coupon Amount, the Accrued Dividend, the Daily Dividend, if any, the Accrued Fees, the Redemption Amount and Redemption Fee Amount, if any, per Security, the Call Settlement Amount, if any, per Security, the Current Principal Amount, the Zero Value Settlement Amount, and the Cash Settlement Amount, if any, per Security, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the Stated Principal Amount of the Securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Event

To the extent a Market Disruption Event with respect to the Index has occurred or is continuing during a four-day Measurement Period, the Index Closing Level for such day will be determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index Business Day on which a Market Disruption Event does not occur or is not continuing with respect to the Index. The remaining Index Business Days in the Measurement Period will be postponed accordingly, and the remaining Index Business Days in the Measurement Period will resume again following the suspension of the Market Disruption Event. For example, if the four-day Measurement Period for purposes of calculating the Call Settlement Amount, is scheduled for June 2, June 3, June 4 and June 5, and there is a Market Disruption Event with respect to the Index on June 2, but no other Market Disruption Event during such Call Measurement Period, then June 3 will become the first Index Business Day of the Measurement Period, June 4th the second Index Business Day, June 5th the third Index Business Day and the next Index Business Day after June 5th would be the final day of the Measurement Period. The same approach would be applied if there is a Market Disruption Event during a four-day Final Measurement Period.

Specific Terms of the Securities

To the extent a Market Disruption Event with respect to the Index has occurred or is continuing on the Redemption Valuation Date, Call Valuation Date (in the event that the Call Measurement Period is the Call Valuation Date), Calculation Date (in the event that the Final Measurement Period is the Calculation Date) or any Reset Valuation Date, the Index Closing Level for such Redemption Valuation Date, Call Valuation Date, Calculation Date or Reset Valuation Date will be determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index Business Day on which a Market Disruption Event does not occur or is not continuing with respect to the Index. For example, if the Redemption Valuation Date, for purposes of calculating a Redemption Amount, is based on the Index Closing Level on June 2 and there is a Market Disruption Event with respect to the Index on June 2, then the Index Closing Level on June 3 will be used to calculate the Redemption Amount, assuming that no such Market Disruption Event has occurred or is continuing on June 3.

In no event, however, will any postponement pursuant to the two immediately preceding paragraphs result in the affected Index Business Day of the Measurement Period or any Redemption Valuation Date, Call Valuation Date (in the event that the Call Measurement Period is the Call Valuation Date), Calculation Date (in the event that the Final Measurement Period is the Calculation Date) or Reset Valuation Date occurring more than five Index Business Days following the day originally scheduled to be such Index Business Day of the Measurement Period or such Redemption Valuation Date, Call Valuation Date, Calculation Date or Reset Valuation Date. If a Market Disruption Event has occurred or is continuing with respect to the Index on the fifth Index Business Day following the date originally scheduled to be such Index Business Day of the Measurement Period or any Redemption Valuation Date, Call Valuation Date, Calculation Date or any Reset Valuation Date, the Security Calculation Agent or one of its affiliates will determine the Index Closing Level based on its good faith estimate of the Index Closing Level that would have prevailed on such fifth Index Business Day but for such Market Disruption Event.

Any of the following will be a Market Disruption Event with respect to the Index, in each case as determined by the Security Calculation Agent in its sole discretion:

(a)

suspension, absence or material limitation of trading in a material number of Index Constituent Securities, whether by reason of movements in price exceeding limits permitted by the Primary Exchange or otherwise;

(b)

suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a material number of Index Constituent Securities in the primary market or markets for those contracts;

(c)	the Index is not published; or

(d)

in any other event, if the Security Calculation Agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as described in the section entitled “Use of Proceeds and Hedging”.

The following events will not be Market Disruption Events with respect to the Index:

(a)	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

(b)	a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index Constituent Securities.

Specific Terms of the Securities

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the Index or any Index Constituent Securities are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

Redemption Price Upon Optional Tax Redemption

We have the right to redeem the Securities in the circumstances described under “Description of Debt Securities We May Offer — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right, the redemption price of the Securities will be determined by the Security Calculation Agent in a manner reasonably calculated to preserve your and our relative economic positions.

Default Amount on Acceleration

If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the principal of the Securities at maturity. We describe the default amount below under “— Default Amount.”

In addition to the default amount described below, we will also pay the Coupon Amount per Security, if any, with respect to the final Coupon Payment Date, as described above under “— Coupon Payment,” calculated as if the date of acceleration was the last Index Business Day in the Final Measurement Period and the three Index Business Days immediately preceding the date of acceleration were the corresponding Index Business Days in the accelerated Final Measurement Period, with the third Index Business Day immediately preceding the date of acceleration being the accelerated Calculation Date and the accelerated final Coupon Valuation Date, and the Index Business Day immediately preceding the date of acceleration being the relevant final Coupon Valuation Date.

For the purpose of determining whether the holders of our Medium-Term Notes, Series B, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term Notes, Series B, as constituting the outstanding principal amount of the Securities. Although the terms of the Securities may differ from those of the other Medium-Term Notes, Series B, holders of specified percentages in principal amount of all Medium-Term Notes, Series B, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term Notes, Series B, including the Securities. This action may involve changing some of the terms that apply to the Medium-Term Notes, Series B, accelerating the maturity of the Medium-Term Notes, Series B after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “Description of Debt Securities We May Offer — Modification and Waiver of Covenants.”

Default Amount

The default amount for the Securities on any day will be an amount, in U.S. dollars as determined by the Security Calculation Agent in its sole discretion, for the aggregate Stated Principal Amount of the Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:

the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking,

Specific Terms of the Securities

plus

the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third Business Day after that day, unless:

➢	no quotation of the kind referred to above is obtained, or

➢	every quotation of that kind obtained is objected to within five (5) Business Days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third Business Day after the first Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five (5) Business Days after that first Business Day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two Business Day objection period have not ended before the Calculation Date, then the default amount will equal the Stated Principal Amount of the Securities.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

A-1 or higher by Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency, or

P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Discontinuance of or Adjustments to the Index or Termination of Our License Agreement with the Index Sponsor; Alteration of Method of Calculation

If (i) the Index Sponsor or Index Calculation Agent discontinue publication of, or otherwise fails to publish, the Index, (ii) our license agreement with the Index Sponsor terminates or (iii) the Index Sponsor

Specific Terms of the Securities

or Index Calculation Agent does not make the Index Constituent Securities and/or their unit weighting available to the Security Calculation Agent, and, in each case, any other person or entity publishes an index licensed to UBS that the Security Calculation Agent determines is comparable to the Index and for which the Index Constituent Securities and/or their unit weighting are available to the Security Calculation Agent (such index being referred to herein as a “successor index”), and the Security Calculation Agent approves such index as a successor index, then the Security Calculation Agent will determine the Index Closing Level on the applicable dates of determination, Coupon Amounts and the amount payable at maturity, call, acceleration upon the occurrence of a Zero Value Event or upon early redemption and all other related payments terms by reference to such successor index.

Upon any selection by the Security Calculation Agent of a successor index, the Security Calculation Agent will cause written notice thereof to be furnished to the trustee, to us and to the holders of the Securities.

If the Index Sponsor or Index Calculation Agent discontinue publication of the Index, our license agreement with the Index Sponsor terminates or the Index Sponsor or Index Calculation Agent do not make the Index Constituent Securities and/or their unit weighting available to the Security Calculation Agent, prior to, and such discontinuation, termination or unavailability is continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on the Redemption Valuation Date or on any Reset Valuation Date, as applicable, or on any other relevant date on which the Index Closing Level is to be determined and the Security Calculation Agent determines that no successor index is available at such time, or the Security Calculation Agent has previously selected a successor index and publication of such successor index is discontinued prior to, and such discontinuation is continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on the Redemption Valuation Date or on any Reset Valuation Date, or any other relevant date on which the Index Closing Level is to be determined, then the Security Calculation Agent will determine the Index Closing Level using the Index Closing Level on the last Index Business Day immediately prior to such discontinuation or unavailability, as adjusted for certain corporate actions. In such event, the Security Calculation Agent will cause notice thereof to be furnished to the trustee, to us and to the holders of the Securities.

Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as applicable, may adversely affect the value of the Securities.

In addition, if an Index Replacement Event (as defined below) occurs at any time and the Index Sponsor or anyone else publishes an index that the Security Calculation Agent determines is comparable to the Index (the “Substitute Index”), then the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute Index for all purposes under the Securities, and all provisions described in this prospectus supplement as applying to the Index will thereafter apply to the Substitute Index instead. In such event, the Security Calculation Agent will make such adjustments, if any, to any level of the Index or Substitute Index that is used for purposes of the Securities as it determines are appropriate in the circumstances. If the Security Calculation Agent elects to replace the original Index with a Substitute Index, then the Security Calculation Agent will determine all amounts hereunder, including the Coupon Amounts, Current Principal Amount, Current Indicative Value or intraday indicative value, Closing Indicative Value, Index Factor, Index Performance Ratio, Residual Factor, Accrued Fees, Index Closing Levels on the applicable dates of determination, all other related payment terms and the amount payable at maturity, call, upon early redemption or upon acceleration upon the occurrence of a Zero Value Event by reference to such Substitute Index. If the Security Calculation Agent so elects to replace the original Index with a Substitute Index, the Security Calculation Agent will cause written notice thereof to be furnished to the trustee, to us and to the holders of the Securities of the Securities.

Specific Terms of the Securities

An “Index Replacement Event” means:

(a)

an amendment to or change (including any officially announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange (as defined herein) is located that (i) makes it illegal for UBS AG or its affiliates to hold, acquire or dispose of the Index Constituent Securities included in the Index or options, futures, swaps or other derivatives on the Index or on the Index Constituent Securities included in the Index (including but not limited to exchange-imposed position limits), (ii) materially increases the cost to us, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the Securities, (iii) has a material adverse effect on any of these parties’ ability to perform their obligations in connection with the Securities or (iv) materially affects our ability to issue or transact in exchange traded notes similar to the Securities, each as determined by the Security Calculation Agent;

(b)

any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules that is announced on or after June 2, 2020 that (i) makes it illegal for UBS AG or its affiliates to hold, acquire or dispose of the Index Constituent Securities included in the Index or options, futures, swaps or other derivatives on the Index or on the Index Constituent Securities (including but not limited to exchange-imposed position limits), (ii) materially increases the cost to us, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the Securities, (iii) has a material adverse effect on the ability of us, our affiliates, third parties with whom we transact or a similarly situated third party to perform our or their obligations in connection with the Securities or (iv) materially affects our ability to issue or transact in exchange traded notes similar to the Securities, each as determined by the Security Calculation Agent;

(c)

any event that occurs on or after June 2, 2020 that makes it a violation of any law, regulation or rule of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange (as defined herein) is located, or of any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules, (i) for UBS AG or its affiliates to hold, acquire or dispose of the Index Constituent Securities or options, futures, swaps or other derivatives on the Index or on the Index Constituent Securities (including but not limited to exchange-imposed position limits), (ii) for us, our affiliates, third parties with whom we transact or similarly situated third parties to perform our or their obligations in connection with the Securities or (iii) for us to issue or transact in exchange traded notes similar to the Securities, each as determined by the Security Calculation Agent;

(d)

any event, as determined by the Security Calculation Agent, as a result of which we or any of our affiliates or a similarly situated party would, after using commercially reasonable efforts, be unable to, or would incur a materially increased amount of tax, duty, expense or fee (other than brokerage commissions) to, acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk of the Securities, or realize, recover or remit the proceeds of any such transaction or asset; or

(e)

as determined by the Security Calculation Agent, the primary exchange or market for trading for the Securities, if any, announces that pursuant to the rules of such exchange or market, as applicable, the Securities cease (or will cease) to be listed, traded or publicly quoted on such exchange or market, as applicable, for any reason and are not immediately re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as such exchange or market, as applicable.

Specific Terms of the Securities

Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as applicable, may adversely affect the value of the Securities.

If at any time the method of calculating the Index, a successor index or a substitute index, or the value thereof, is changed in a material respect, or if the Index or a successor index is in any other way modified so that the Index Closing Level of the Index or such successor index does not, in the opinion of the Security Calculation Agent, fairly represent the Index Closing Level of the Index or such successor index had such changes or modifications not been made, then the Security Calculation Agent will make such calculations and adjustments as, in the good faith judgment of the Security Calculation Agent, may be necessary in order to arrive at an Index Closing Level of an index comparable to the Index or such successor index, as the case may be, as if such changes or modifications had not been made, and the Security Calculation Agent will calculate the Index Closing Level for the Index or such successor index with reference to the Index or such successor index, as adjusted. The Security Calculation Agent will accordingly calculate the Index Closing Level, the Index Performance Ratio, the Coupon Amount, the Accrued Dividend, the Daily Dividend, if any, the Accrued Fees, the Redemption Fee Amount, if any, the Cash Settlement Amount, if any, that we will pay you at maturity, the Redemption Amount, if any, upon early redemption, if applicable, the Call Settlement Amount, if any, that we will pay you in the event UBS calls the Securities, the Zero Value Settlement Amount, if any, that we will pay you in the event of acceleration upon the occurrence of a Zero Value Event, if applicable, the Last Reset Index Closing Level and all related payment terms based on the Index Closing Level calculated by the Security Calculation Agent, as adjusted. Accordingly, if the method of calculating the Index or a successor index is modified so that the level of the Index or such successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Index), which, in turn, causes the Index Closing Level of the Index or such successor index to be a fraction of what it would have been if there had been no such modification, then the Security Calculation Agent will make such calculations and adjustments in order to arrive at an Index Closing Level for the Index or such successor index as if it had not been modified (e.g., as if such split had not occurred).

In the event that the Security Calculation Agent elects to replace the Index with a successor index or a Substitute Index, UBS may, in its sole discretion, amend the title of the Securities in order to remove reference the former Index and to make such other changes to the title of the Securities as it considers necessary or desirable to reflect the name and/or characteristics of the relevant successor index or Substitute Index, as applicable.

All determinations and adjustments to be made by the Security Calculation Agent may be made in the Security Calculation Agent’s sole discretion. See “Risk Factors — There are potential conflicts of interest between you and the Security Calculation Agent” in this prospectus supplement beginning on page S-54 for a discussion of certain conflicts of interest which may arise with respect to the Security Calculation Agent.

Manner of Payment and Delivery

Any payment on or delivery of the Securities at maturity, call or acceleration upon the occurrence of a Zero Value Event, or upon early redemption, will be made to accounts designated by you and approved by us, or at the corporate trust office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Specific Terms of the Securities

Business Day

When we refer to a Business Day or a New York Business Day with respect to the Securities, we mean a day that is a Business Day of the kind described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the accompanying prospectus.

Modified Business Day

As described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the attached prospectus, any payment on the Securities that would otherwise be due on a day that is not a Business Day may instead be paid on the next day that is a Business Day, with the same effect as if paid on the original due date, except as described under “— Cash Settlement Amount at Maturity,” “— UBS’s Call Right” and “— Early Redemption at the Option of the Holders” above.

Reissuances or Reopened Issues

We may, at our sole discretion, “reopen” or reissue the Securities. We issued the Securities initially in an amount having the aggregate Stated Principal Amount specified on the cover of this prospectus supplement. We may issue additional Securities in amounts that exceed the amount on the cover at any time, without your consent and without notifying you. The Securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the Securities. For more information, please refer to “Description of Debt Securities We May Offer — Amounts That We May Issue” in the accompanying prospectus.

These further issuances, if any, will be consolidated to form a single class with the originally issued Securities and will have the same CUSIP number and will trade interchangeably with the Securities immediately upon settlement. Any additional issuances will increase the aggregate Stated Principal Amount of the outstanding Securities of the class. The price of any additional offering will be determined at the time of pricing of that offering.

Booking Branch

The Securities will be booked through UBS AG, London Branch.

Clearance and Settlement

The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the Securities and secondary market trading between DTC participants.

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Securities for the purposes we describe in the attached prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the Index and/or listed and/or over-the-counter options, futures or exchange-traded funds on the Index Constituent Securities or the Index prior to and/ or on the Initial Trade Date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

➢	acquire or dispose of long or short positions of Index Constituent Securities or, if applicable, other securities of issuers of the Index Constituent Securities,

➢

acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange- traded funds or other instruments based on the level of the Index or the value of the Index Constituent Securities,

➢

acquire or dispose of long or short positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the level of other similar market indices or securities, or

➢	any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the last Index Business Day in a Measurement Period or on any Redemption Valuation Date. That step may involve sales or purchases of any of the Index Constituent Securities, listed or over-the-counter options or futures on the Index Constituent Securities or listed or over-the-counter options, futures, exchange- traded funds or other instruments based on indices designed to track the performance of the Index.

The hedging activity discussed above may adversely affect the market value of the Securities from time to time. See “Risk Factors” on page S-35 for a discussion of these adverse effects.

Material U.S. Federal Income Tax Consequences

The following is a general description of the material United States federal income tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Securities and receiving payments under the Securities. This summary is based upon the law as in effect on the date hereof and is subject to any change in law that may take effect after such date.

The discussion below supplements, and to the extent inconsistent replaces, the discussion under “U.S. Tax Considerations” in the attached prospectus. This discussion applies to you only if you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities,

➢	a trader in securities that elects to use a mark-to-market method of tax accounting for your securities holdings,

➢	a bank,

➢	a life insurance company,

➢	a person subject to alternative minimum tax,

➢	a person that purchases or sells the Securities as part of a wash sale for tax purposes,

➢	a person that owns Securities as part of a straddle or a hedging or conversion transaction for tax purposes, or

➢	a person whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Except as otherwise described below under “— U.S. Holders — Unrelated Business Taxable Income,” the discussion below does not apply to tax exempt organizations. If an entity or arrangement that is classified as a partnership for tax purposes holds the Securities, the United States federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

Except as otherwise noted under “Non-U.S. Holders” below, this discussion only applies to you if you are a U.S. holder. You are a U.S. holder if you are a beneficial owner of a Security and you are: (i) a citizen or resident of the United States; (ii) a domestic corporation; (iii) an estate whose income is subject to United States federal income tax regardless of its source; or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

NO STATUTORY, REGULATORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX

Material U.S. Federal Income Tax Consequences

CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR SECURITIES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR SECURITIES.

U.S. Holders

In the opinion of our counsel, Sullivan & Cromwell LLP, the Securities should be treated as a pre-paid forward contract with respect to the Index. The terms of the Securities require you (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization. In addition, the terms of the Securities require you (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Coupon Amount (including amounts received upon the sale, redemption or maturity of the Securities in respect of accrued but unpaid Coupon Amounts) and the Accrued Dividend, if any, as amounts that should be included in ordinary income for tax purposes at the time such amounts accrue or are received, in accordance with your regular method of tax accounting. You will be required to treat such amounts in such a manner despite the fact that (i) there may be other possible treatments of such amounts that would be more advantageous to holders of Securities and (ii) such amounts may be attributable to distributions on the Index Constituent Securities that would, if received directly, be subject to a more advantageous tax treatment. For example, such amounts may be attributable to distributions on the Index Constituent Securities that, if received directly by certain holders, would be treated as (i) dividends subject to tax at long-term capital gains rates, (ii) eligible for the 20% deduction applicable to “qualified business income,” or (iii) tax-free return of capital distributions.

If the Securities are so treated (and subject to the discussion below regarding the application of Section 1260 of the Code), you should generally recognize capital gain or loss upon the sale, redemption or maturity of your Securities in an amount equal to the difference between the amount you receive at such time (other than the amount attributable to accrued but unpaid Coupon Amounts and the Accrued Dividend, if any, which will be treated as ordinary income) and the amount you paid for your Securities. Such gain or loss should generally be long-term capital gain or loss if your holding period in the Securities exceeds one year. In general, your tax basis in your Securities will be equal to the price you paid for the Securities (including the creation fee, if any, payable by institutional investors transacting directly with UBS Securities LLC). Capital gain of a non-corporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

Section 1260. It is likely that ownership of the Securities will be treated as a “constructive ownership transaction” that is subject to the constructive ownership rules of Section 1260 of the Code. Under Section 1260 of the Code, special tax rules apply to an investor that enters into a “constructive ownership transaction” with respect to an equity interest in a “pass-thru entity.” For this purpose, (i) a constructive ownership transaction includes entering into a forward contract with respect to a pass-thru entity and (ii) real estate investment trusts (“REITs”) (and certain other entities) are considered to be pass-thru entities. We understand that the Index is primarily (or entirely) comprised of entities that are REITs. It is not entirely clear how Section 1260 of the Code applies in the case of a forward contract (such as the Securities) with respect to an index that primarily (or entirely) references pass-thru entities, such as the Index. Although the matter is not free from doubt, it is likely that Section 1260 of the Code should apply to the portion of your return on the Securities that is determined by reference to the Index Constituent Securities that are pass-thru entities (the “Pass-Thru Index Constituents”). If such portion of your Securities is subject to Section 1260, then any long-term capital gain that you realize upon the sale, redemption or maturity of your Securities that is attributable to the Pass-Thru Index Constituents would

Material U.S. Federal Income Tax Consequences

be recharacterized as ordinary income (and you would be subject to an interest charge on the deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain (the “Underlying LTCG Amount”) that you would have realized had you purchased an actual interest in the Pass-Thru Index Constituents (in an amount equal to the notional amount of Pass-Thru Index constituents that are referenced by your Securities, i.e., after taking into account the leverage component of your Securities) on the date that you purchased the Securities and sold your interest in such Pass-Thru Index Constituents on the date of the sale, redemption or maturity of the Securities (the “Excess Gain Amount”). If your Securities are subject to these rules, the Excess Gain Amount will be presumed to be equal to all of the gain that you recognize in respect of the Securities that is attributable to the Pass-Thru Index Constituents (in which case all of such gain would be recharacterized as ordinary income that is subject to an interest charge) unless you provide clear and convincing evidence to the contrary.

The Index is scheduled to rebalance periodically. Accordingly, a holder that instead purchases the Index Constituent Securities may recognize short-term capital gain upon the rebalancing of such holders’ portfolio in the same manner as the Index is rebalanced. By contrast, absent the application of Section 1260 to the Securities, a holder of Securities should generally not recognize any short-term capital gain upon the sale, redemption or maturity of the Securities as long as such holder holds the Securities for more than one year. The rebalancing of the Index could therefore cause your Securities to have a positive Excess Gain Amount that would be subject to Section 1260.

Furthermore, it is unclear whether the Excess Gain Amount should be based on the aggregate gain that you would have recognized if you had directly invested in the Pass-Thru Index Constituents or whether it should be computed separately with respect to each Pass-Thru Index Constituent. If the determination must be based on each individual Pass-Thru Index Constituent, there is a greater chance that the recharacterization and interest charge provisions of Section 1260 would apply to your Securities.

Because you will only be able to avoid the application of Section 1260 to your Securities if you can demonstrate through clear and convincing evidence that the Excess Gain Amount in respect of your Securities is zero, it may be administratively difficult for you to demonstrate whether and to what extent the preceding paragraphs should apply to your Securities. It is therefore possible that you will be required to treat the entire gain that you recognize upon the sale, redemption or maturity of the Securities as ordinary income that is subject to an interest charge even if there is no Excess Gain Amount in respect of your Securities if you cannot provide clear and convincing evidence to substantiate that position.

Because the application of Section 1260 constructive ownership rules to the Securities is unclear, you are strongly urged to consult your tax advisor regarding the potential application of such rules to your investment in the Securities.

There is no judicial or administrative authority discussing how your Securities should be treated for U.S. federal income tax purposes. Therefore, the IRS might assert that the Securities should be treated in a manner that differs from that described above. For example, the IRS might assert that your Securities should be treated as debt instruments subject to the special tax rules governing contingent payment debt instruments. If the Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. In addition, you would recognize gain or loss equal to the difference between the projected amount of the Coupon Amounts on your Securities and the actual Coupon Amounts that are paid with respect to the Securities. You would recognize gain or loss upon the sale, redemption or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. Any gain you recognize upon the sale, early redemption or maturity of your Securities would

Material U.S. Federal Income Tax Consequences

be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss.

In addition, it is possible that the IRS could treat your Securities as representing ownership of the Index Constituent Securities for U.S. federal income tax purposes. Under this treatment, you would be required to currently recognize gain or loss, at least some of which could be short-term capital gain or loss, each time the Index rebalances. In addition, you would be required to treat the Accrued Financing Fee as interest expenses and the Accrued Tracking Fee as amounts of expense. In such a case, (i) the deduction of the Accrued Tracking Fee would generally be treated as a miscellaneous itemized deduction that may not be deductible in the case of certain investors, and (ii) the Accrued Financing Fee would be treated as interest payments that are subject to the general limitations on interest deductions. Such amounts would correspondingly increase the capital gain (or decrease the capital loss) that you recognize in respect of your Securities. In addition, under this treatment, it is possible that a portion of each Coupon Amount would be taxed at long-term capital gains rates, eligible for the 20% deduction applicable to “qualified business income”, or treated as a tax-free return of capital.

Even if you are not treated as owning the Index Constituent Securities, it is possible that you would be required to currently recognize gain or loss, at least some of which could be short-term capital gain or loss, each time the Index rebalances or is adjusted, or upon a Loss Rebalancing Event, Quarterly Reset Valuation Date, or Permanent Deleveraging Event.

The IRS could also assert that any gain or loss that you recognize upon the redemption or maturity of your Securities should be treated as ordinary gain or loss or that you should be required to accrue interest over the term of your Securities in excess of the Coupon Amounts that are paid on the Securities.

Furthermore, in 2007, the IRS released a Notice that may affect the taxation of the Securities. According to the Notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis and whether gain or loss from such instruments should be treated as ordinary or capital. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the Securities, such guidance could require you to accrue income over the term of the Securities in excess of the Coupon Amounts that are paid on the Securities and could require you to treat any gain that you recognize in respect of the Securities as ordinary income.

Additionally, members of Congress have periodically made proposals to reform or otherwise modify the U.S. federal income tax treatment of financial instruments such as the Securities. For example, legislation was proposed in 2017 that, if enacted, would generally require U.S. holders of instruments such as the Securities to annually recognize gain or loss with respect to such instruments on a “mark-to-market” basis and to treat any such gain or loss as ordinary income or loss. It is not possible to predict whether any such legislation will be enacted in the future, or whether any such legislation would affect the tax treatment of your Securities.

Medicare Tax. If you are an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, you are subject to a 3.8% tax (the “Medicare Tax”) on the lesser of (1) your “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of your modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). Your net investment income will include any gain that you recognize upon the sale, redemption or maturity of your Securities, unless such gain is

Material U.S. Federal Income Tax Consequences

derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). It is not clear, however, whether your net investment income includes any Coupon Amounts and the Accrued Dividend that you receive on the Securities, unless such Coupon Amounts and the Accrued Dividend, if any, were derived in the ordinary course of the conduct of a trade or business (in which case the Coupon Amounts and the Accrued Dividend, if any, should be included in your net investment income if they are derived in a trade or business that consists of certain trading or passive activities and should otherwise not be included in your net investment income). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the Securities.

Unrelated Business Taxable Income. A U.S. holder that is a tax-exempt investor (including a retirement fund) for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation will nevertheless be subject to tax to the extent income or gain from the Securities constitutes unrelated business taxable income (“UBTI”). Although the matter is not free from doubt, income or gain from the Securities should not constitute UBTI to a U.S. holder that is a tax-exempt investor unless such holder has incurred “debt-financing” in respect of its acquisition or ownership of the Securities. However, as noted above, it is possible that the Securities could be treated as other than a pre-paid forward contract in respect of the Index. Under one such alternative characterization, you could be treated as directly owning the Index Constituent Securities. If your Securities are so treated, a portion of any income or gain that you recognize with respect to your Securities would be treated as UBTI.

Treasury Regulations Requiring Disclosure of Reportable Transactions. Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on IRS Form 8886. An investment in the Securities or the sale, redemption or maturity of the Securities should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Securities or the sale, redemption, or maturity of the Securities to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Securities.

Backup Withholding and Information Reporting. If you are a noncorporate United States holder, information reporting requirements, on IRS Form 1099, generally will apply to payments on the Securities, and the payment of proceeds to you from the sale of Securities effected at a United States office of a broker. Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

Payment of the proceeds from the sale of Securities effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

Non-U.S. Holders

The following section addresses the tax treatment of a non-U.S. holder of Securities. You are a non-U.S. holder if you are a beneficial owner of a Security and you are, for United States federal income tax

Material U.S. Federal Income Tax Consequences

purposes: (i) a nonresident alien individual; (ii) a foreign corporation; or (iii) an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a Security. Except as described below under “Effectively Connected Income”, the discussion below assumes that the non-U.S. holder’s income from the Securities is not effectively connected with a United States trade or business.

We believe, and we intend to take the position, that (subject to the exceptions below) non-U.S. holders of Securities will generally be subject to withholding tax under Section 871(m) of the Code. More specifically, Section 871(m) and the Regulations thereunder impose a 30% withholding tax (subject to reduction under an applicable treaty) on deemed dividend amounts with respect to certain contracts (such as structured notes) held by non-U.S. holders that reference U.S. equities or indices that include U.S. equities (unless that income is effectively connected with the holder’s conduct of a trade or business in the United States) and that were issued on or after January 1, 2017. The regulations only apply at present to a contract that is a “delta-one” contract (i.e., a contract that provides for “delta-one” exposure to underlying U.S. corporations). We believe, however, and we intend to take the position that the Securities should be treated as delta-one contracts for this purpose.

The Section 871(m) regulations provide that instruments that reference a “qualified index” generally are not subject to withholding under Section 871(m). We believe that the Index is not a “qualified index” and that therefore the Securities will not be eligible for this exception. The Section 871(m) regulations provide that a contract that references an index that is not a qualified index will be treated for Section 871(m) purposes as referencing the constituents of the index. Accordingly, the Securities should be treated as referencing the Index Constituent Securities, which are U.S. corporations, for Section 871(m) purposes.

Under Section 871(m), each Coupon Amount and Accrued Dividend (including amounts received upon a sale of the Securities that are attributable to an accrued but unpaid Coupon Amount) that are distributed to a non-U.S. holder will be subject to a 30% withholding tax (subject to reduction under an applicable tax treaty) to the extent of the portion of such distribution that is attributable to dividends that were paid on the Index Constituent Securities that would be subject to withholding tax if they were distributed directly to the non-U.S. holder. Distributions that are paid on an Index Constituent Security to a non-U.S. holder would generally be subject to withholding tax unless such distribution is treated as a return of capital distribution that is not treated as a dividend for tax purposes or is treated as a “capital gain dividend” that is distributed by a REIT that is not subject to withholding tax. Accordingly, unless one of the exceptions described above or a tax treaty apply, each Coupon Amount and Accrued Dividend (including an amount received upon a sale of the Securities that are attributable to an accrued but unpaid Coupon Amount) that is distributed to a non-U.S. holder will be subject to a 30% withholding tax under Section 871(m). In addition, a withholding agent may not have the information necessary when it is required to impose the Section 871(m) withholding amount to determine whether a portion of a distribution on the Securities is attributable to a distribution that would be a capital gain dividend or return of capital distribution that would be exempt from tax if received directly by a non-U.S. holder. Accordingly, a withholding agent may impose Section 871(m) withholding based on the assumption that the entire distribution would be subject to tax if received directly by a non-U.S. holder.

A non-U.S. holder may be entitled claim a refund to the extent that the Section 871(m) tax is not due under one of the exceptions described above. If a non-U.S. holder is entitled to a reduced rate under an applicable tax treaty, the non-U.S. holder will be required to certify to the withholding agent on an applicable Form W-8 that it is entitled to the reduced rate.

It is possible that some withholding agents may impose the Section 871(m) withholding tax described above upon each distribution on an Index Constituent Security, rather than on the date upon which a

Material U.S. Federal Income Tax Consequences

Coupon Amount is distributed on the Securities (in which case the withholding agent may collect the tax from other assets of a non-U.S. holder in its custody). In addition, it is possible that a withholding agent will take the position that the Section 871(m) tax with respect to the Securities should be imposed in addition to a separate 30% withholding tax on the Coupon Amounts on the Securities. Although we disagree with this position, a non-U.S. holder should consult its tax advisor regarding this possibility.

FATCA. Payments on the Securities that are subject to Section 871(m) withholding tax will also be subject to Foreign Account Tax Compliance Act (“FATCA”) withholding if an investor or intermediary does not comply with the applicable FATCA certification and identification requirements. Accordingly, non-U.S. holders of Securities should generally assume that withholding agents will generally treat the Coupon Amounts as subject to FATCA unless the Coupon Amount is exempt from the Section 871(m) withholding tax under the rules described above.

Effectively Connected Income. A non-U.S. holder that recognizes income or gain from the Securities that is effectively connected with a U.S. trade or business will not be subject to the Section 871(m) withholding tax described above if it provides the withholding agent with a properly executed IRS Form W-8ECI. The non-U.S. holder will be subject to U.S. federal income tax, and will be required to file U.S. federal income tax returns, in each case in the same manner as if it were a U.S. holder. In addition, if you are a corporate non-U.S. holder, any “effectively connected income” from your Securities may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Prospective non-U.S. holders should consult their tax advisors regarding the tax consequences to them of investing in the Securities, including possible alternative characterizations and treatments of the Securities. We will not pay additional amounts with respect to any withholding taxes that are imposed on the Securities.

Benefit Plan Investor Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the U.S. Internal Revenue Code (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition or holding of the Securities by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Securities are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of the Securities, provided that neither the issuer of the Securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of the Securities or any interest therein will be deemed to have represented by its purchase and holding or conversion of the Securities that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase or holding of the Securities will not result in a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering

Benefit Plan Investor Considerations

purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the Securities have exclusive responsibility for ensuring that their purchase and holding of the Securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any of the Securities to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

Supplemental Plan of Distribution

On the Initial Trade Date, we sold $25,000,000 aggregate Stated Principal Amount of Securities (1,000,000 Securities) to UBS Securities LLC at 100% of their aggregate Stated Principal Amount. After the Initial Trade Date, from time to time we may sell a portion of the Securities at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We expect to receive proceeds equal to 100% of the price at which the Securities are sold to the public, less any commissions paid to UBS Securities LLC. The Securities may be sold at a price that is higher or lower than the Stated Principal Amount. UBS Securities LLC may charge normal commissions for the sale of the Securities and may also receive a portion of the Accrued Fees in connection with future distributions. For any Securities it sells, UBS Securities LLC may charge institutional investors who are able to purchase Securities directly from it a creation fee, which may vary over time at UBS’s discretion. It is likely that the prices at which an institutional investor who has purchased Securities directly from UBS Securities LLC will sell such Securities to investors will reflect any such creation fee paid to UBS. Accordingly, such fee may influence the price that investors pay for their Securities in the secondary market.

UBS expects that delivery of the Securities pursuant to this prospectus supplement will be made against payment therefor on the third business day following the Initial Trade Date (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Securities on the date of this prospectus supplement will be required, by virtue of the fact that the Securities initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Securities who wish to make such trades should consult their own advisor.

Additional Securities may be offered and sold from time to time through UBS Securities LLC, as agent, to investors and to dealers acting as principals for resale to investors. We are not, however, obliged to, and may not, sell additional Securities or the full aggregate Stated Principal Amount of Securities set forth on the cover of this prospectus supplement. We may suspend or cease sales of the Securities at any time, at our discretion, or resume sales of the Securities, or we may condition our acceptance of a market maker’s, other market participant’s or investor’s offer to purchase Securities on its agreeing to purchase certain exchange traded notes issued by UBS or enter into certain transactions consistent with our hedging strategy, including but not limited to swaps, OTC derivatives, listed options, or securities, any of which could materially and adversely affect the trading price and liquidity of the Securities in the secondary market. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

Broker-dealers may make a market in the Securities, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This prospectus (including this prospectus supplement and the accompanying prospectus) may be used by such dealers in connection with market- making transactions. In these transactions, dealers may resell a Security covered by this prospectus that they acquire from other holders after the original offering and sale of the Securities, or they may sell a Security covered by this prospectus in short sale transactions.

As described in more detail under “Use of Proceeds and Hedging” on page S-99, we or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities. UBS and/or its affiliates may earn additional income as a result of payments pursuant to these swap or related hedge transactions.

Broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in the distribution of the Securities in a manner that would render them statutory

Supplemental Plan of Distribution

underwriters and subject them to the prospectus delivery and liability provisions of the U.S. Securities Act of 1933. Among other activities, broker-dealers and other persons may make short sales of the Securities and may cover such short positions by borrowing Securities from UBS or its affiliates or by purchasing Securities from UBS or its affiliates subject to its obligation to repurchase such Securities at a later date. As a result of these activities, these market participants may be deemed statutory underwriters. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the U.S. Securities Act of 1933. This prospectus will be deemed to cover any short sales of Securities by market participants who cover their short positions with Securities borrowed or acquired from us or our affiliates in the manner described above.

UBS reserves the right to pay a portion of the Accrued Tracking Fee to UBS Securities LLC and certain broker-dealers in consideration for services relating to the Securities including, but not limited to, promotion and distribution.

Conflicts of Interest

UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding any underwriting discount) from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

ANNEX A

NOTICE OF EARLY REDEMPTION

To: ol-ubs-etracs@ubs.com

Subject: ETRACS Notice of Early Redemption, CUSIP No. 90269A344

[BODY OF EMAIL]

Name of broker: [            ]

Name of beneficial holder: [            ]

Number of Securities to be redeemed: [            ]

Applicable Redemption Valuation Date: [            ], 20[    ]1

Broker Contact Name: [            ]

Broker Telephone #: [            ]

Broker DTC # (and any relevant sub-account): [            ]

The undersigned acknowledges that in addition to any other requirements specified in the prospectus supplement relating to the Securities being satisfied, the Securities will not be redeemed unless (i) this notice of redemption is delivered to UBS Securities LLC by 12:00 noon (New York City time) on the Business Day prior to the applicable Redemption Valuation Date; (ii) the confirmation, as completed and signed by the undersigned, is delivered to UBS Securities LLC by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (iii) the undersigned has booked a delivery vs. payment (“DVP”) trade on the applicable Redemption Valuation Date, facing UBS Securities LLC DTC 642 and (iv) the undersigned instructs DTC to deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

The undersigned further acknowledges that the undersigned has read the section “Risk Factors — You will not know the Redemption Amount at the time you elect to request that we redeem your Securities. The Redemption Valuation Date and the Redemption Date may be delayed in certain circumstances” in the prospectus supplement relating to the Securities and the undersigned understands that it will be exposed to market risk on the Redemption Valuation Date and through the Index Business Day subsequent to the Redemption Valuation Date.

[1]	Subject to adjustment as described in the prospectus supplement relating to the Securities.

A-1

ANNEX B

BROKER’S CONFIRMATION OF REDEMPTION

[TO BE COMPLETED BY BROKER]

Dated:

UBS Securities LLC

UBS Securities LLC, as Security Calculation Agent

E-mail: ol-ubs-etracs@ubs.com

To Whom It May Concern:

The holder of UBS AG ETRACS Monthly Pay 1.5x Leveraged Mortgage REIT ETN due June 10, 2050, CUSIP No. 90269A344, redeemable for a cash amount based on the performance of the MVIS US Mortgage REITs Index (the “Securities”) hereby irrevocably elects to exercise, on the Redemption Date of [holder to specify]2, with respect to the number of Securities indicated below, as of the date hereof, the redemption right as described in the prospectus supplement relating to the Securities (the “Prospectus”). Terms not defined herein have the meanings given to such terms in the Prospectus.

The undersigned certifies to you that it will (i) book a DVP trade on the applicable Redemption Valuation Date with respect to the number of Securities specified below at a price per Security equal to the Redemption Amount, facing UBS Securities LLC DTC 642 and (ii) deliver the trade as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

The undersigned acknowledges that in addition to any other requirements specified in the Prospectus being satisfied, the Securities will not be redeemed unless (i) this confirmation is delivered to UBS Securities LLC by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (ii) the undersigned has booked a DVP trade on the applicable Redemption Valuation Date, facing UBS Securities LLC DTC 642; and (iii) the undersigned will deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

Very truly yours,
[NAME OF DTC PARTICIPANT HOLDER]

Name:
Title:
Telephone:
E-mail:

Number of Securities surrendered for redemption:

DTC # (and any relevant sub-account):

Contact Name:

Telephone:

E-mail:

(At least 50,000 Securities must be redeemed at one time to exercise the right to early redemption on any redemption date, subject to UBS’s right to waive such minimum redemption requirement in its absolute discretion.)

[2]	Subject to adjustment as described in the prospectus supplement relating to the Securities.

B-1

We have not authorized anyone to provide you with information other than the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	4
Where You Can Find More Information	5
Presentation of Financial Information	6
Limitations on Enforcement of U.S. Laws Against UBS, Its Management and Others	6
UBS	7
Swiss Regulatory Powers	10
Use of Proceeds	11
Description of Debt Securities We May Offer	12
Description of Warrants We May Offer	32
Legal Ownership and Book-Entry Issuance	47
Considerations Relating to Indexed Securities	52
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	55
U.S. Tax Considerations	58
Tax Considerations Under the Laws of Switzerland	69
Benefit Plan Investor Considerations	71
Plan of Distribution	73
Conflicts of Interest	75
Validity of the Securities	76
Experts	76

  $100,000,000 ETRACS

  Monthly Pay 1.5x Leveraged

  Mortgage REIT ETN due

  June 10, 2050

Amendment No. 1 dated June 4, 2020+ to

Prospectus Supplement dated June 2, 2020

    (To Prospectus dated October 31, 2018)

   UBS Investment Bank